EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

BY AND AMONG:

LI YONGHUI,

YAN WANG,

HONEST BEST INT’L LTD,

AUTOCHINA GROUP INC,

FANCY THINK LIMITED,

CHUANGLIAN,

KAIYUAN REAL ESTATE,

HUIYIN INVESTMENT,

HUA AN INVESTMENT,

TIANMEI INSURANCE,

KAIYUAN LOGISTICS,

KAIYUAN AUTO TRADE,

CHUANGLIAN AUTO TRADE,

AND

SPRING CREEK ACQUISITION CORP.

Dated: February 4, 2009

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated February 4, 2009, by and among Li Yonghui (“Founder”), Yan Wang (“Wang”), Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”), AutoChina Group Inc, a company incorporated and existing under the laws of the Cayman Islands (“AutoChina”), Fancy Think Limited, a limited liability company established in Hong Kong under the Hong Kong Companies Ordinance (“Fancy Think”), Hebei Chuanglian Trade Co., Ltd. (河北创联贸易有限公司), a company established under the laws of the PRC (“Chuanglian”), Hebei Kaiyuan Real Estate Development Co., Ltd. (河北开元房地产开发股份有限公司), a company established under the laws of the PRC (“Kaiyuan Real Estate”), Hebei Huiyin Investment Co., Ltd. (河北汇银投资有限责任公司), a company established under the laws of the PRC (“Huiyin Investment”), Hebei Hua An Investment Co., Ltd. (河北华安投资有限责任公司), a company established under the laws of the PRC (“Hua An Investment”), Hebei Tianmei Insurance Agency Co., Ltd. (河北天美保险代理有限公司), a company established under the laws of the PRC (“Tianmei Insurance”), Hebei Shijie Kaiyuan Logistics Co., Ltd. (河北世捷开元物流有限公司), a company established under the laws of the PRC (“Kaiyuan Logistics”), Hebei Shijie Kaiyuan Auto Trade Co., Ltd. (河北世捷开元汽车贸易有限公司), a company established under the laws of the PRC (“Kaiyuan Auto Trade”), Shanxi Chuanglian Auto Trade Co., Ltd. (山西创联汽贸公司), a company established under the laws of the PRC (“Chuanglian Auto Trade”), and Spring Creek Acquisition Corp., a corporation duly organized and existing under the laws of the Cayman Islands (“SCAC”).  Each of Founder, Wang, FounderCo, AutoChina, Fancy Think, Chuanglian, Kaiyuan Real Estate, Huiyin Investment, Hua An Investment, Tianmei Insurance, Kaiyuan Logistics, Kaiyuan Auto Trade, Chuanglian Auto Trade, and SCAC are referred to herein each as a “Party” and collectively as the “Parties.”

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in ARTICLE 10 hereof.

RECITALS

WHEREAS, AutoChina owns and operates the Business in the PRC through Fancy Think, the entities listed on Schedule A1 hereto, each of which is a company established under the laws of the PRC (each, a “4S Store I” and collectively, the “4S Stores I”), the entities listed on Schedule A2 hereto, each of which is a company established under the laws of the PRC (each, a “4S Store II” and collectively, the “4S Stores II”) (the 4S Stores I, together with the 4S Stores II, collectively, the “4S Stores”), the entities listed on Schedule A3 hereto, each of which is a company established under the laws of the PRC (each, a “Transportation Company I” and collectively, the “Transportation Companies I”), the entities listed on Schedule A4 hereto, each of which is a company established under the laws of the PRC (each, a “Transportation Company II” and collectively, the “Transportation Companies II”) (the Transportation Companies I, together with the Transportation Companies II, collectively, the “Transportation Companies”), the entities listed on Schedule A5 hereto, each of which is a company established under the laws of the PRC (each, an “Auto Service Company” and collectively, the “Auto Service Companies”), and the entities listed on Schedule A6 hereto (collectively, with the 4S Stores, the Transportation Companies, and the Auto Service Companies, the “PRC Subsidiaries” and each, a “PRC Subsidiary”);

WHEREAS, the AutoChina Shareholders are the registered owners of all of the outstanding shares of AutoChina (the “AutoChina Shares”);

WHEREAS, subject to the terms and conditions of this Agreement, SCAC, at the Closing, shall acquire all of the AutoChina Shares from the AutoChina Shareholders (the “AutoChina Acquisition”), representing one hundred percent (100%) of the issued share capital of AutoChina; and

WHEREAS, following the Closing, SCAC will be renamed as AutoChina Group Limited or such other name to be approved by SCAC.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

THE AUTOCHINA ACQUISITION

Section 1.01                Purchase and Sale.  Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.01), the AutoChina Shareholders shall sell, transfer, assign and convey to SCAC, and SCAC shall purchase from the AutoChina Shareholders, all of the right, title and interest of the AutoChina Shareholders in and to the AutoChina Shares representing all of the outstanding shares of AutoChina.

Section 1.02                Purchase Price; Payment Schedule.

(a)           Subject to the terms and conditions set forth herein, the aggregate purchase price (the “Purchase Price”) to be paid by SCAC to the AutoChina Shareholders or their designees for the AutoChina Shares shall consist of the allotment and issue to the AutoChina Shareholders of a number of SCAC Ordinary Shares (the “Share Payment”) pursuant to Section 1.02(b)(i), 1.02(b)(ii), 1.02(b)(iii), and 1.02(b)(iv) (provided that the conditions stated in the applicable section is satisfied); and

(b)           Subject to Section 1.03 below, the Purchase Price shall be paid in the following manner:

(i)           Net Upfront Consideration Shares; Holdback Consideration Shares.

(A)           At the Closing, SCAC shall allot and issue to each AutoChina Shareholder the number of SCAC Ordinary Shares equivalent to (i) each AutoChina Shareholder’s shareholding percentage (%) of the issued and outstanding share capital of AutoChina immediately prior to the Closing multiplied by (ii) the Net Upfront Consideration Shares (as defined below), issued in the name of such AutoChina Shareholder.  “Net Upfront Consideration” shall mean an amount equal to: (a) US$68,850,000 less (b) US$6,885,000 in Holdback Consideration Shares (as defined below) (“Holdback Consideration”).  “Net Upfront Consideration Shares” shall mean SCAC Ordinary Shares in an amount calculated by dividing (A) the Net Upfront Consideration by (B) US$8.00.

(B)           At the Closing, SCAC shall allot and issue and deposit with American Stock Transfer & Trust Company (the “Escrow Agent”) pursuant to the terms and conditions of a Share Escrow Agreement the form of which is attached hereto as Schedule B, the number of SCAC Ordinary Shares equivalent to the Holdback Consideration Shares (as defined below), issued in the name of the AutoChina Shareholders on a pro rata basis.  “Holdback Consideration Shares” shall mean SCAC Ordinary Shares in an amount calculated by dividing (A) the Holdback Consideration by (B) US$8.00.

(ii)          Earn-Out Share Amounts.  If, on a consolidated basis, SCAC achieves or exceeds certain Targeted EBITDA Growth in any of FY2009, FY2010, FY2011, FY2012, and FY2013 (each fiscal year an “Earn-Out Period”), each AutoChina Shareholder shall receive, and SCAC shall issue and deliver, the number of SCAC Ordinary Shares equivalent to (a) each AutoChina Shareholder’s shareholding percentage (%) of the issued and outstanding share capital of AutoChina immediately prior to the Closing multiplied by (b) (A) the applicable Earn-Out Consideration Percentage (%) set forth in the table attached herein as Schedule C multiplied by (B) the number of SCAC Ordinary Shares (excluding any issued and outstanding SCAC Ordinary Shares that are issued in connection with acquisitions, mergers, or like combinations, following the Closing) issued and outstanding on December 31 of the fiscal year immediately prior to the applicable Payment Date (as defined below) (the “Earn-Out Shares”).  The aggregate number of Earn-Out Shares to be awarded to the AutoChina Shareholders if SCAC achieves or exceeds the Targeted EBITDA Growth shall be proportionately adjusted for (a) any increase or decrease in the number of issued SCAC Ordinary Shares resulting from a share split, share dividend, combination or reclassification of the SCAC Ordinary Shares or similar transaction affecting the SCAC Ordinary Shares occurring between December 31 of the fiscal year immediately prior to the applicable Payment Date or (b) any other increase or decrease in the number of issued SCAC Ordinary Shares effected following the Closing without receipt of consideration by SCAC that occurs prior the date of the applicable Payment Date.

(iii)         Holdback Consideration Payments.

(A)           Net FY2009 EBITDA Holdback Consideration Payment.  If SCAC achieves (i) EBITDA Growth of greater than thirty percent (30%) for FY2009 and (ii) FY2009 EBITDA in excess of US$22,500,000 (the “FY2009 EBITDA Holdback Consideration Release Target”), SCAC shall cause fifty percent (50%) of the Holdback Consideration Shares to be released from the Escrow Agent and transferred to the AutoChina Shareholders on a pro rata basis within twenty (20) days following the delivery of SCAC’s audited consolidated financial statements for FY2009 (the “FY2009 EBITDA Holdback Consideration Release Date”) prepared in accordance with US GAAP (the “FY2009 EBITDA Holdback Consideration Shares”); less a number of SCAC Ordinary Shares in an amount calculated by dividing (A) the amount required to satisfy the Warrantors’ indemnification obligations pursuant to ARTICLE 11 based on the aggregate amount of Damages claimed by an Indemnified Person to a Warrantor pursuant to Section 11.02 on or prior to the FY2009 EBITDA Holdback Consideration Release Date by (B) US$8.00 (such amount, the “Net FY2009 EBITDA Holdback Consideration Shares”); provided, however, in no event shall the Net FY2009 EBITDA Holdback Consideration Shares be less than zero (0).

(B)           Net Remaining Holdback Consideration Payment.  SCAC shall cause fifty percent (50%) of the Holdback Consideration Shares to be released from the Escrow Agent and transferred to the AutoChina Shareholders on a pro rata basis (the “Remaining Holdback Consideration Shares”) on the later of the date (i) twenty (20) days following the delivery of SCAC’s audited consolidated financial statements for FY2009 prepared in accordance with US GAAP and (ii) one (1) year following the Closing Date (the “Remaining Holdback Consideration Release Date”); less a number of SCAC Ordinary Shares in an amount calculated by dividing (A) the amount required to satisfy the Warrantors’ indemnification obligations pursuant to ARTICLE 11 based on the aggregate amount of Damages claimed by an Indemnified Person to a Warrantor pursuant to Section 11.02 on or prior to the Remaining Holdback Consideration Release Date by (B) US$8.00 (such amount, the “Net Remaining Holdback Consideration Shares”); provided, however, in no event shall the Net Remaining Holdback Consideration Shares be less than zero (0).

(c)           Determination of Earn-Out Shares, Net FY2009 EBITDA Holdback Consideration Shares, and Net Remaining Holdback Consideration Shares.

(i)           With respect to determination of (A) the Earn-Out Shares or the Net FY2009 EBITDA Holdback Consideration Shares, within twenty (20) days following the delivery of SCAC’s audited consolidated financial statements for the applicable fiscal year prepared in accordance with US GAAP, and (B) the Net Remaining Holdback Consideration Shares, twenty (20) days prior to the Remaining Holdback Consideration Release Date, SCAC shall determine the EBITDA Growth for the applicable Earn-Out Period and deliver to the Warrantors notice of its determination whether the minimum Targeted EBITDA Growth was satisfied, if applicable, and the actual EBITDA for FY2009 or the applicable Earn-Out Period, and the applicable number of Earn-Out Shares, Net FY2009 EBITDA Holdback Consideration Shares, or Net Remaining Holdback Consideration Shares payable to the AutoChina Shareholders (the “Shares Calculation”).

(ii)          If the AutoChina Shareholders disagree in good faith with the Shares Calculation, they shall have ten (10) Business Days from SCAC’s delivery of notice of its determination of the applicable Shares Calculation to deliver to SCAC written objections to the applicable Shares Calculation.  The AutoChina Shareholders may, by written notice to SCAC, waive or shorten such period for objection.  After delivery of any such written objections, an authorized representative of each of SCAC and the AutoChina Shareholders shall promptly negotiate with respect to the applicable Shares Calculation and the objections thereto, and if they are unable to reach an agreement within thirty (30) days after delivery to SCAC of the objections to the applicable Shares Calculation, the dispute shall be submitted to arbitration pursuant to Section 12.09 hereof; and SCAC shall not be required to allot and issue and deliver, or procure the delivery by the Escrow Agent of any Earn-Out Shares, Net FY2009 EBITDA Holdback Consideration Shares, or Net Remaining Holdback Consideration Shares, as applicable, until and to the extent it is so ordered to do so in a final and binding award of an arbitration tribunal pursuant to such arbitration.  Failure to submit a written objection within any required time period shall constitute agreement by the AutoChina Shareholders.  The applicable Shares Calculation, as so adjusted by agreement or by the arbitrator (if required), shall be final and binding on the Parties.

(iii)         Within ten (10) Business Days after the determination of the relevant Earn-Out Shares, Net FY2009 EBITDA Holdback Consideration Shares, or Remaining Holdback Consideration Shares, as applicable, in accordance with this Section 1.02(c) (whether pursuant to Section 1.02(c)(i), 1.02(c)(ii), or 12.09, as applicable) (such date, the “Payment Date”), SCAC shall allot and issue and deliver to the AutoChina Shareholders the Earn-Out Shares or instruct the Escrow Agent to release and deliver to the AutoChina Shareholders the Net FY2009 EBITDA Holdback Consideration Shares or Net Remaining Holdback Consideration Shares, as applicable.  All the FY2009 EBITDA Holdback Consideration Shares or Remaining Holdback Consideration Shares not released by the Escrow Agent as Net FY2009 EBITDA Holdback Consideration Shares or Net Remaining Holdback Consideration Shares pursuant to this paragraph shall be transferred to SCAC and shall be immediately cancelled and retired by SCAC.

Section 1.03                Withholding.  If SCAC is required under any provision of applicable Laws to deduct and withhold any amounts with respect to the making of the payment of the Purchase Price, SCAC shall be entitled to deduct and withhold from the payment of the Purchase Price such amounts as required.  To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the AutoChina Shareholders in respect of whom such deduction and withholding were made by SCAC.

ARTICLE 2

THE CLOSING

Section 2.01                The Closing.  Subject to the terms and conditions of this Agreement, the consummation of the AutoChina Acquisition and the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on the Business Day on which the last of the conditions to be fulfilled on or prior to the Closing under ARTICLE 8 is fulfilled, at the offices of Morrison & Foerster, 34th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, or at such other time, date or place as the Parties may agree upon in writing.  The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.02                Deliveries.

(a)           AutoChina Shareholders.  At the Closing, each AutoChina Shareholder will, and the Warrantors shall cause each AutoChina Shareholder to, (i) assign and transfer to SCAC all of such AutoChina Shareholder’s right, title and interest in and to his, her or its respective portion of the AutoChina Shares by delivering to SCAC the certificates representing such AutoChina Shares, together with a duly executed instrument of transfer in respect thereof, and a copy of the register of members of AutoChina as of the Closing Date written up to effect such transfer, both certified by a director of AutoChina, the Secretary of AutoChina, and AutoChina’s registered agent to be a true and complete copy thereof, and (ii) deliver to SCAC the certificates, opinions and other agreements contemplated by ARTICLE 8 hereof and the other provisions of this Agreement.

(b)           SCAC.  At the Closing, SCAC shall issue and deliver the Net Upfront Consideration Shares to the AutoChina Shareholders, duly endorsed for transfer and free and clear of all liens, and a copy of the register of members of SCAC as of the Closing Date written up to effect such transfer, both certified by a director of SCAC and SCAC’s registered agent to be a true and complete copy thereof, representing the Purchase Price to which each of the AutoChina Shareholders is entitled pursuant to Section 1.02(b)(i), and the certificates, opinions and other agreements and instruments contemplated by ARTICLE 8 hereof and the other provisions of this Agreement.

Section 2.03                Transaction Documents.  At the Closing, the following agreements (collectively, the “Transaction Documents”) will have been executed, delivered or otherwise effectuated:

(a)           this Agreement;

(b)           the Share Escrow Agreement;

(c)           the Executive Employment Agreement with each of the Key Employees;

(d)           the Indemnification Agreement with each Indemnitee;

(e)           the Labor Contract with each of the employees;

(f)           the New SCAC Articles;

(g)           the Registration Rights Agreement;

(h)           the Restructuring Agreements; and

(i)            the Voting Agreement.

Section 2.04                Further Assurances.  Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Subject to the exceptions set forth in the Disclosure Schedule and except for the representations and warranties set forth in Sections 3.35, 3.36, 3.37 and 3.38, which are made solely by FounderCo to SCAC, each Warrantor, jointly and severally, represents and warrants to SCAC as of the date hereof and as of the Closing as follows:

Section 3.01                Kaiyuan Real Estate.  Founder, Li Ruiqi (李瑞其), Peng Jinyu (彭晋瑜), and Zhang Zhongwen (张仲文) are the registered and beneficial owners of a ninety-nine and forty-two-hundredths percent (99.42%), sixteen-hundredths percent (0.16%), twenty-six-hundredths percent (0.26%), and sixteen-hundredths percent (0.16%) equity interest, respectively, in Kaiyuan Real Estate, free and clear of all Liens.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to acquire or place any Lien against any of the equity interest of Kaiyuan Real Estate owned by each of Founder, Li Ruiqi(李瑞其), Peng Jinyu (彭晋瑜), and Zhang Zhongwen (张仲文), whether or not such rights are presently exercisable.  The registered capital of Kaiyuan Real Estate and the equity ownership of Kaiyuan Real Estate are set forth in Section 3.01 of the Disclosure Schedule.  All of the outstanding equity interest of Kaiyuan Real Estate is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Kaiyuan Real Estate, whether or not such rights are presently exercisable.  Kaiyuan Real Estate does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for a two percent (2%) equity interest in Hebei Xuwei Trade Co., Ltd.（河北旭威贸易有限公司） (“Xuwei Trade”), an one percent (1%) equity interest in Hebei Shengrong Kaiyuan Auto Parts Co., Ltd.（河北盛荣开元汽车配件有限公司） (“Shengrong Kaiyuan”), a sixty percent (60%) equity interest in Hebei Kaiyuan Doors and Windows Manufacturing Co., Ltd. (河北开元门窗制造有限公司) (“Kaiyuan Doors and Windows”), a ninety-three percent (93%) equity interest in Hebei Lynch Advertising Co., Ltd. (河北励志广告有限责任公司) (“Hebei Advertising”), and an one hundred percent (100%) equity interest in each of Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade.  Except for its operations in the auto business through each of Kaiyuan Doors and Windows and Hebei Advertising, Kaiyuan Real Estate was formed solely to acquire and hold an equity interest in each of Xuwei Trade, Shengrong Kaiyuan, Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade, and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in each of Xuwei Trade, Shengrong Kaiyuan, Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade.

Section 3.02                Huiyin Investment; Hua An Investment; Kaiyuan Logistics.

(a)           Huiyin Investment.  (i) Kaiyuan Real Estate is the registered and beneficial owner of an one hundred percent (100%) equity interest in Huiyin Investment, free and clear of all Liens and (ii) except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements there are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to acquire or place any Lien against any of the equity interest of Huiyin Investment owned by Kaiyuan Real Estate, whether or not such rights are presently exercisable.  The registered capital of Huiyin Investment and the equity ownership of Huiyin Investment stock are set forth in Section 3.02(a) of the Disclosure Schedule.  All of the equity interest of Huiyin Investment stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person the right to require and subscribe to any increase of the registered capital of Huiyin Investment, whether or not such rights are presently exercisable.  Huiyin Investment does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for the equity interest in each of the 4S Stores I stock are set forth in Section 3.03(a) of the Disclosure Schedule.  Huiyin Investment was formed solely to acquire and hold an equity interest in each of the 4S Stores I and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in each of the 4S Stores I.

(b)           Hua An Investment.  (i) Kaiyuan Real Estate is the registered and beneficial owner of an one hundred percent (100%) equity interest in Hua An Investment, free and clear of all Liens and (ii) except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Hua An Investment owned by Kaiyuan Real Estate, whether or not such rights are presently exercisable.  The registered capital of Hua An Investment and the equity ownership of Hua An Investment are set forth in Section 3.02(b) of the Disclosure Schedule.  All of the equity interest of Huiyin Investment stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Hua An Investment, whether or not such rights are presently exercisable.  Hua An Investment does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for the equity interest in each of the 4S Stores II and Tianmei Insurance set forth in Section 3.03(b) and Section 3.03(c) of the Disclosure Schedule.  Hua An Investment was formed solely to acquire and hold an equity interest in each of the 4S Stores II and Tianmei Insurance and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in each of the 4S Stores II and Tianmei Insurance.

(c)           Kaiyuan Logistics.  (i) Kaiyuan Real Estate is the registered and beneficial owner of an one hundred percent (100%) equity interest in Kaiyuan Logistics, free and clear of all Liens and (ii) except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Kaiyuan Logistics owned by Kaiyuan Real Estate, whether or not such rights are presently exercisable.  The registered capital of Kaiyuan Logistics and the equity ownership of Kaiyuan Logistics stock are set forth in Section 3.02(c) of the Disclosure Schedule.  All of the equity interest of Kaiyuan Logistics is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Kaiyuan Logistics, whether or not such rights are presently exercisable.  Kaiyuan Logistics does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for an one hundred percent (100%) equity interest in each of the Transportation Companies I and a twenty percent (20%) equity interest in each of Daixian Shijie Transportation and Xinzhou Shijie Transportation.  Kaiyuan Logistics was formed solely to acquire and hold an equity interest in each of the Transportation Companies I, Daixian Shijie Transportation, and Xinzhou Shijie Transportation, and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in each of the Transportation Companies I.

Section 3.03                The 4S Stores I; The 4S Stores II; Tianmei Insurance; The Transportation Companies I; Transportation Companies II; Kaiyuan Auto Trade.

(a)           The 4S Stores I.  Huiyin Investment is the registered and beneficial owner of the equity interest in each of the 4S Stores I set forth in Section 3.03(a) of the Disclosure Schedule, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest each of the 4S Stores I owned by Huiyin Investment, whether or not such rights are presently exercisable.  The registered capital of each of the 4S Stores I and the equity ownership of each of the 4S Stores I set forth in Section 3.03(a) of the Disclosure Schedule.  All of the equity interest of each of the 4S Stores I is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of each of the 4S Stores I, whether or not such rights are presently exercisable.  Each of the 4S Stores I does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(b)           The 4S Stores II.  Hua An Investment is the registered and beneficial owner of the equity interest in each of the 4S Stores II set forth in Section 3.03(b) of the Disclosure Schedule, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest each of the 4S Stores II owned by Hua An Investment, whether or not such rights are presently exercisable.  The registered capital of each of the 4S Stores II and the equity ownership of each of the 4S Stores II stock are set forth in Section 3.03(b) of the Disclosure Schedule.  All of the equity interest of each of the 4S Stores II stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of each of the 4S Stores II, whether or not such rights are presently exercisable.  Except as specifically described in Section 3.03(b) of the Disclosure Schedule, each of the 4S Stores II does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(c)           Tianmei Insurance.  Hua An Investment is the registered and beneficial owner of an one hundred percent (100%) equity interest in Tianmei Insurance, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Tianmei Insurance owned by Hua An Investment, whether or not such rights are presently exercisable.  The registered capital of Tianmei Insurance and the equity ownership of Tianmei Insurance stock are set forth in Section 3.03(c) of the Disclosure Schedule.  All of the equity interest of Tianmei Insurance stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Tianmei Insurance, whether or not such rights are presently exercisable.  Tianmei Insurance does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(d)           The Transportation Companies I.  Kaiyuan Logistics is the registered and beneficial owner of an one hundred percent (100%) equity interest in each of the Transportation Companies I, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest each of the Transportation Companies I owned by Kaiyuan Logistics, whether or not such rights are presently exercisable.  The registered capital of each of the Transportation Companies I and the equity ownership of each of the Transportation Companies I stock are set forth in Section 3.03(d) of the Disclosure Schedule.  All of the equity interest of each of the Transportation Companies I stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of each of the Transportation Companies I, whether or not such rights are presently exercisable.  Each of the Transportation Companies I does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(e)           Kaiyuan Auto Trade.  Kaiyuan Real Estate is the registered and beneficial owner of an one hundred percent (100%) equity interest in Kaiyuan Auto Trade, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Kaiyuan Auto Trade owned by Kaiyuan Real Estate, whether or not such rights are presently exercisable.  The registered capital of Kaiyuan Auto Trade and the equity ownership of Kaiyuan Auto Trade stock are set forth in Section 3.03(e) of the Disclosure Schedule.  All of the equity interest of Kaiyuan Auto Trade stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Kaiyuan Auto Trade, whether or not such rights are presently exercisable.  Except for the equity interest in Chuanglian Auto Trade, Kaiyuan Auto Trade does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(f)           The Transportation Companies II.  Chuanglian Auto Trade is the registered and beneficial owner of an one hundred percent (100%) equity interest in each of the Transportation Companies II, free and clear of all Liens.  There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest each of the Transportation Companies II owned by Chuanglian Auto Trade, whether or not such rights are presently exercisable.  The registered capital of each of the Transportation Companies II and the equity ownership of each of the Transportation Companies II stock are set forth in Section 3.03(f) of the Disclosure Schedule.  All of the equity interest of each of the Transportation Companies II stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of each of the Transportation Companies II, whether or not such rights are presently exercisable.  Each of the Transportation Companies II does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

Section 3.04                Chuanglian Auto Trade.  Kaiyuan Auto Trade is the registered and beneficial owner of a one hundred percent (100%) equity interest in Chuanglian Auto Trade, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Chuanglian Auto Trade owned by Kaiyuan Auto Trade, whether or not such rights are presently exercisable.  The registered capital of Chuanglian Auto Trade and the equity ownership of Chuanglian Auto Trade stock are set forth in Section 3.04 of the Disclosure Schedule.  All of the equity interest of Chuanglian Auto Trade stock is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Chuanglian Auto Trade, whether or not such rights are presently exercisable.  Chuanglian Auto Trade does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for the equity interest in each of the Transportation Companies II stock are set forth in Section 3.04 of the Disclosure Schedule.  Chuanglian Auto Trade was formed solely to acquire and hold an equity interest in each of the Transportation Companies II and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in each of the Transportation Companies II.

Section 3.05                FounderCo.  (i) Wang is the registered and beneficial owner of all of the capital stock of FounderCo, free and clear of all Liens and (ii) there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the capital stock of FounderCo owned by Wang whether or not such rights are presently exercisable.  The authorized capital of FounderCo and the total number of the issued and outstanding shares of FounderCo capital stock are set forth in Section 3.05 of the Disclosure Schedule.  All of the outstanding shares of FounderCo capital stock are validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person the right to require and subscribe to any issuance of any capital stock of FounderCo, whether or not such rights are presently exercisable.  FounderCo does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for 1,000 Shares in AutoChina.  FounderCo was formed solely to acquire and hold an equity interest in AutoChina and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in AutoChina.

Section 3.06                AutoChina.  The AutoChina Shareholders are the registered and beneficial owners of the AutoChina Shares in the amounts set forth in Section 3.06 of the Disclosure Schedule, free and clear of all Liens.  Such shares constitute all of the share capital of AutoChina.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the AutoChina Shares owned by the AutoChina Shareholders, whether or not such rights are presently exercisable.  The authorized capital of AutoChina and the total number of the issued and outstanding AutoChina Shares are set forth in Section 3.06 of the Disclosure Schedule.  All of the outstanding AutoChina Shares are validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any issuance of any of the share capital of AutoChina, whether or not such rights are presently exercisable.  AutoChina does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for 10,000 shares of a nominal or par value of HKD$1.00 each in Fancy Think.  AutoChina was formed solely to acquire and hold an equity interest in Fancy Think and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in Fancy Think.

Section 3.07                Fancy Think.  AutoChina is the registered and beneficial owner of all of the capital stock of Fancy Think, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the capital stock of Fancy Think owned by AutoChina, whether or not such rights are presently exercisable.  The authorized capital of Fancy Think and the total number of the issued and outstanding shares of Fancy Think capital stock are set forth in Section 3.07 of the Disclosure Schedule.  All of the outstanding shares of Fancy Think capital stock are validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any issuance of any capital stock of Fancy Think, whether or not such rights are presently exercisable.  Fancy Think does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for an one hundred percent (100%) equity interest in Chuanglian.  Fancy Think was formed solely to acquire and hold an equity interest in Chuanglian and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its equity interest in Chuanglian.

Section 3.08                Chuanglian.  Fancy Think is the registered and beneficial owner of an one hundred percent (100%) equity interest in Chuanglian, free and clear of all Liens.  Except for the arrangements of equity pledge and contractual rights set out in the Restructuring Agreements, there are no options, warrants or other contractual rights outstanding which give any Person the right to acquire or place any Lien against any of the equity interest of Chuanglian owned by Chuanglian, whether or not such rights are presently exercisable.  The registered capital of Chuanglian and the equity ownership of Chuanglian stock are set forth in Section 3.08 of the Disclosure Schedule.  All of the equity interest of Chuanglian is validly issued and fully paid.  There are no options, warrants or other contractual rights outstanding which give any Person except for its existing shareholders the right to require and subscribe to any increase of the registered capital of Chuanglian, whether or not such rights are presently exercisable.  Chuanglian does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except for (i) an one hundred percent (100%) equity interest in each of the Auto Service Companies and (ii) Control over all of the operations of each of Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade (the “Chuanglian Controlled Companies”), in each case through certain contractual arrangements as described in details in Section 3.08 of the Disclosure Schedule.  Chuanglian exercises de facto control over the operations of each of the Chuanglian Controlled Companies such that each of the Chuanglian Controlled Companies qualify as a “special purpose entity” under SIC 12, “Consolidation – Special Purpose Entities,” under IFRS or a “variable interest entity” under FIN 46 of US GAAP and are required to be consolidated with Chuanglian for financial statement reporting purposes.  Chuanglian was formed solely to (i) acquire and hold an equity interest in each of the Auto Service Companies and (ii) Control through certain contractual arrangements each of Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade, and since its formation has not engaged in any business and has not incurred any liability except in the ordinary course of acquiring, managing and disposing its (i) equity interest in each of the Auto Service Companies and (ii) Control through certain contractual arrangements with each of Huiyin Investment, Hua An Investment, Kaiyuan Logistics, and Kaiyuan Auto Trade.

Section 3.09                Organization of PRC Subsidiaries.  Section 3.09 of the Disclosure Schedule sets forth the name, the registered address, the legal representative, the date of establishment, the directors, and the valid duration and the registered capital of each PRC Subsidiary.  The registered capital of each of the PRC Subsidiaries is fully paid as required in accordance with applicable PRC laws.

Section 3.10                Organization of each Group Company.  Each Group Company is duly organized, validly existing and in good standing under the laws of its place of incorporation.  Each Group Company is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such Group Company or the nature of the business which it conducts requires qualification, or if not so qualified, such failure or failures, singly or in the aggregate, would not have an AutoChina Material Adverse Effect.  Each Group Company has all requisite power and authority to own, lease and operate its Assets and Properties and to carry on its business as now being conducted and as presently proposed to be conducted, subject to necessary approvals of the relevant Governmental Authorities, as presently contemplated to be conducted.  Section 3.10 of the Disclosure Schedule sets forth the name of each of the directors of each Group Company (excluding the PRC Subsidiaries).

Section 3.11                Authority and Corporate Action; No Conflict.

(a)           Each Warrantor has all necessary power and authority to enter into this Agreement and any other Transaction Documents to which it is a party and to consummate the AutoChina Acquisition and other transactions contemplated hereby and thereby.  All action, corporate and otherwise, necessary to be taken by any Warrantor to authorize the execution, delivery and performance of Transaction Documents and all other agreements and instruments delivered by any Warrantor in connection with the AutoChina Acquisition has been duly and validly taken.  Each of this Agreement and any other Transaction Documents to which any Warrantor is a party has been duly executed and delivered by any Warrantor and constitutes the valid, binding, and enforceable obligation of each Warrantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           Neither the execution and delivery of this Agreement or any other Transaction Documents contemplated hereby by each Warrantor nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the charter documents of any Warrantor or Group Company or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Warrantor or Group Company is a party or by which it (or any of its Assets and Properties); (ii) result in the creation of, or give any party the right to create, any Lien upon the Assets and Properties of any Warrantor or Group Company; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any Warrantor or Group Company is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any Warrantor or Group Company.

Section 3.12                Consents and Approvals.  The execution and delivery of this Agreement and any other Transaction Documents by each Warrantor does not, and the performance of this Agreement and any other Transaction Documents by it will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority in PRC.

Section 3.13                Licenses, Permits, Etc.  The Group Companies possess or will possess prior to the Closing all Material Permits (for the purposes of this Section 3.13, “Material Permits” shall mean all Permits necessary to own and operate the Business, except for those the absence of which, singly or in the aggregate, would not have an AutoChina Material Adverse Effect).  Such Material Permits possessed as of the date of the Agreement are as set forth on Section 3.13 of the Disclosure Schedule.  True, complete and correct copies of the Material Permits issued to each of the Group Companies have previously been delivered to SCAC.  All such Material Permits are in full force and effect and each of the Group Companies and their respective officers, directors, employees, representatives and agents has complied, and each Group Company will comply, and shall cause its respective officers, directors, employees, representatives and agents to comply, with all terms of such Material Permits and will take any and all actions necessary to ensure that all such Material Permits remain in full force and effect and that the terms of such Material Permits are not violated through the Closing Date.  No Group Company is in default under any of such Material Permits.  To the Best Knowledge of the Warrantors, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder.  Neither the execution and delivery of this Agreement, other Transaction Documents or other documents contemplated hereby or thereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by any Group Company with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Material Permit applicable to the Business.

Section 3.14                Taxes, Tax Returns and Audits.

(a)           To the Best Knowledge of the Warrantors, all Tax Returns required to be filed in respect of each of the Group Companies have been duly and timely filed, have been prepared in compliance with all applicable Laws, and are true, correct and complete in all material aspects.  All Taxes due and payable by each of the Group Companies, whether or not shown as due on such Tax Returns, have been fully paid when due, or, if at the direction of the relevant Governmental Authorities.  Each of the Group Companies has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of each Group Company.

(b)           There are no agreements or applications of any Group Company existing for an extension of time for the assessment or payment of any Pre-Closing Taxes and no waivers of the statute of limitations in respect of such Taxes.  There are no Tax Liens on any of the Assets and Properties of any Group Company except for Liens for Taxes not yet due.  No Group Company has received any claim from any taxing authority in a jurisdiction in which any Group Company is or may be subject to taxation and in which any Group Company has failed to file Tax Returns required by that jurisdiction.

(c)           No Group Company has ever been a party to or bound by any Tax indemnity, Tax sharing or similar agreement and no Group Company has any material liability for any Taxes of any other Person.  Each Group Company has withheld or deducted, in accordance with applicable Laws or the requirements of the relevant Governmental Authorities, all Taxes or other amounts from payments to employees, independent contractors, creditors, shareholders, or any other Persons from which Taxes are required to be deducted or withheld and has timely paid over such Taxes or other amounts to the appropriate Governmental Authorities to the extent due and payable.

(d)           No Warrantor expects, and, to the Best Knowledge of the Warrantors, no officer or director of any Group Company expects, any authority to assert a material claim for additional Taxes for any period for which Tax Returns have been filed.  Section 3.14(d) of the Disclosure Schedule lists all the relevant Governmental Authorities in charge of taxation in which Tax Returns are filed with respect to each Group Company.  No Group Company has filed any Tax Return that is currently the subject of audit or has been audited since January 1, 2004.  None of the Warrantors and the Group Companies has received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period.  The Group Companies have delivered to SCAC correct and complete copies of all annual Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Group Company for and during FY2005, FY2006, and FY2007, and all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any Group Company for the nine (9) month period ended September 30, 2008.

(e)           No Group Company (i) is currently engaged in the conduct of a trade or business within the United States; (ii) is a corporation or other entity organized or incorporated in the United States; (iii) has a branch or other permanent establishment in any country outside its country of incorporation or organization; or (iv) has United States real property interests described in Section 897 of the United States Internal Revenue Code of 1986, as amended.

Section 3.15                Financial Statements.  Prior to the execution of this Agreement, the Warrantors have delivered to SCAC (a) the audited consolidated financial statements of AutoChina audited by AutoChina’s Accountants, in accordance with US GAAP for FY2005, FY2006 and FY2007 (the “FY2007 AutoChina Consolidated Financials”), and (b) the consolidated unaudited financial statements of AutoChina for the nine (9) month period ended September 30, 2008, prepared in accordance with US GAAP (the “Interim Financials”).  The FY2007 AutoChina Consolidated Financials and the Interim Financials fairly present the financial condition and result of operations of the Group Companies as of the respective dates thereof and for the periods covered thereby.  The FY2007 AutoChina Consolidated Financials and the Interim Financials are attached to this Agreement as Section 3.15 of the Disclosure Schedule.

Section 3.16                Absence of Certain Changes.  No Group Company has, since December 31, 2007:

(a)           issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

(b)           borrowed or agreed to borrow any funds exceeding RMB3,000,000 (or other currency equivalent);

(c)           incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding RMB1,000,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

(d)           discharged or satisfied any encumbrance exceeding RMB1,000,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the FY2007 AutoChina Consolidated Financials, and liabilities incurred since December 31, 2007, in the ordinary course of business and consistent with prior practice;

(e)           sold, transferred, leased to others or otherwise disposed of any Assets and Properties exceeding RMB1,000,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and Assets and Properties no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim of RMB1,000,000 or more, or waived or released any right of substantial value;

(f)           received any written notice of termination of any Material Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding RMB1,000,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an AutoChina Material Adverse Effect;

(g)           had any material change in its relations with its employees, clients or insurance carriers which has had or might reasonably be expected to have an AutoChina Material Adverse Effect;

(h)           transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

(i)            declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets and Properties of any kind whatsoever to any shareholder of any Group Company or any affiliate of any shareholder of any Group Company, or purchased or redeemed, or agreed to purchase or redeem, any of its share capital, or made or agreed to make any payment to any shareholder of any Group Company or any affiliate of any shareholder of any Group Company, whether on account of debt, management fees or otherwise;

(j)           suffered any other AutoChina Material Adverse Effect; or

(k)           entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

Section 3.17                No Undisclosed Liabilities.  No Group Company has any other liabilities, whether known or unknown, absolute, accrued, contingent or otherwise.

Section 3.18                Tangible Personal Property.  The Group Companies are in possession of and have good title to, or have valid leasehold interests in or valid contractual rights to use all tangible personal property used in the conduct of the Business, including the tangible personal property reflected in the FY2007 AutoChina Consolidated Financials and tangible personal property acquired since December 31, 2007 (collectively, the “Tangible Personal Property”).  All Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.  None of the Group Companies has granted any lease, sublease, tenancy or license of any portion of the Tangible Personal Property.  During the three (3) year period prior to the date hereof, the operations of the Business, as a whole, or of any Group Company, have not been interrupted for a period of more than twenty-four (24) consecutive hours in any twelve (12) month period due to inadequate maintenance of the Tangible Personal Property.

Section 3.19                Non-Real Estate Leases.  There are no Assets and Properties (other than Real Property and Real Estate Leases) involving an annual rental payment of RMB250,000 or more that are leased from any third party under an existing lease that are possessed and used by any Group Company as of the date of this Agreement in the operation of the Business.  All such leases are referred to herein as the “Non-Real Estate Leases.”

Section 3.20                Accounts Receivable.  The accounts receivable of each Group Company created after December 31, 2007, but prior to the Closing Date, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against the concerned Group Company’s financial statements.  To the Best Knowledge of the Warrantors, these accounts receivable are collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

Section 3.21                Inventory.  The inventory of each Group Company consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) changes as a result of any industry-wide requirements of any relevant Governmental Authorities.  Save as otherwise provided for in the relevant supply, purchase or sale contract regarding the inventory or by operation of law, each of the Group Companies has good and marketable title to all inventory used in its business.

Section 3.22                Contracts.

(a)           Section 3.22(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts, to which any Group Company is a party or by which any of its respective Assets and Properties is currently bound (including Contracts that have expired by their terms or otherwise terminated but have liabilities that continue to attach to any Group Company) (the “Material Contracts”):

(i)           (A) any Contract providing for a commitment of employment or consultation services for a specified or unspecified term which involves payments of RMB100,000 or more per year, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten promises or courses of conduct involving an obligation of any Group Company to make payments to any employee, consultant, or agent of any Group Company of RMB100,000 or more per year, other than with respect to salary or incentive compensation payments in the ordinary course of business;

(ii)          all Contracts with any Group Company containing a provision prohibiting or limiting the ability of any Group Company to engage in any business activity, which prohibition or limitation would result in, or could reasonably be expected to result in, have an AutoChina Material Adverse Effect, or compete with any Person;

(iii)        all partnership, joint venture, shareholders’ or other similar Contracts with any Person;

(iv)        all Contracts relating to any Indebtedness of any Group Company in the amount of RMB1,000,000 or more;

(v)         all Contracts between any Group Company and all the top-10 suppliers of the Group Companies in the aggregate;

(vi)        all Contracts involving the grant of a license by any party (other than AutoChina) and involving payments of RMB1,000,000 or more, except standard licenses purchased by any Group Company for off-the-shelf software;

(vii)       all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties with a value of RMB1,000,000 or more, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any Acquisition Proposal;

(viii)      any Contract which involves payment by or to any Group Company in the amount of RMB500,000 or more between or among any Group Company, on the one hand, and any AutoChina Shareholder, or officer, director, Affiliate or Associate of AutoChina Shareholder or any Associate of any such officer, director or Affiliate (other than any Group Company), on the other hand;

(ix)         all collective bargaining or similar Labor Contracts;

(x)          all Contracts in which any Group Company agrees to provide indemnification;

(xi)         all Contracts that (A) limit or contain restrictions on the ability of any Group Company (x) to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital shares, (y) to incur Indebtedness, to incur or suffer to exist any Lien or to purchase or sell any Assets and Properties, in each case, the contractual value thereof being RMB250,000 or more, (z) to change the lines of business in which it participates or engages or to engage in any Acquisition Proposal or (B) require any Group Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

(xii)        all other Contracts (other than those executed in the ordinary course of business) that are reasonably likely to involve the payment or potential payments, pursuant to the terms of any such Contract, by or to any Group Company of more than RMB1,000,000 in the aggregate and that involve rights or obligations that extend for more than one year from the date of execution of such Contract; and

(xiii)       all Contracts, including but not limited to, dealer or distributor agreements, and franchise agreements, between any Group Company and the automobile suppliers relating to the (i) sale of certain brands of vehicles and (ii) distribution or supply of vehicles.

(b)           Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither any Group Company nor, to the Best Knowledge of any Warrantor, any other party to any Material Contract is, or has received notice that it is, in material violation or breach of or default under any such Material Contract (or with notice or lapse of time or both, would be in material violation or material default under any such Material Contract) or that another party to a Material Contract listed in Section 3.22(a) of the Disclosure Schedule intends to cancel, terminate or refuse to renew such Material Contract.

(c)           None of the Group Companies is a party to or bound by any Contract that could result, individually or in the aggregate with any other such Contracts, in an AutoChina Material Adverse Effect.

(d)           AutoChina has delivered to SCAC true and complete copies (or, if not in writing, reasonably complete and accurate written descriptions) of each Material Contract or other arrangement required to be listed on Section 3.22(a) of the Disclosure Schedule, together with all amendments and supplements thereto.

Section 3.23                Intellectual Property Rights.

(a)           Each Group Company (i) has independently developed and owns free and clear of all claims, security interests, liens and other encumbrances, or (ii) has the valid right or license, to use all products, materials, software, tools, software tools, computer programs, specifications, improvements, discoveries, enterprise or business names, logos, data, information and inventions, and all documentation and media constituting, describing or relating to the foregoing that is required or used in its business as currently conducted or as proposed to be conducted together with all Proprietary Rights in or to all of the foregoing (collectively, the “Group Company Technology”).  The processes and methods employed, the services provided, the businesses conducted, and the products manufactured, used or dealt in by each Group Company does not, or at the time of being employed, provided, conducted, manufactured, used or dealt in did not infringe the rights of any other Person in any Proprietary Rights.  There is not, nor has there been at any time, any unauthorized use or infringement by any Person of any of the Group Company Technology.

(b)           Each of the Group Company’s registered patents, copyrights, trademarks and service marks are in full force and effect, are not subject to any taxes, and each Group Company is current on all the maintenance fees with respect thereto.

(c)           No current or former employee, contractor or consultant of a Group Company has developed any Group Company Technology that is subject to any agreement under which such employee, contractor or consultant has assigned or otherwise granted to any third party any rights in or to such Group Company Technology.

(d)           Each Group Company has used commercially reasonable efforts to maintain and diligently enforce commercially reasonable procedures to protect all confidential information relating to the Group Company Technology.

(e)           No Group Company owns or possesses any Proprietary Rights.

Section 3.24                Title to and Condition of Assets.

(a)           Except as set forth in Section 3.24(a) of the Disclosure Schedule, each of the Group Companies has good and marketable title to all the Real Property owned by it.  None of such Real Property is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature.

(b)           To the Best Knowledge of the Warrantors, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof.  To the Best Knowledge of the Warrantors, there are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Governmental Authority.  There are no outstanding Contracts made by any Group Company for any improvements to the Real Property for which there is an outstanding amount payable of RMB500,000 or more.  No person, other than the Group Companies, owns any equipment or other tangible assets or properties situated on the Real Property material to the operation of the Business.

(c)           The use and operation of the Real Property is in full compliance in all material respects with all applicable Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, each of the Group Companies shall have the right under all applicable Laws to continue the use and operation of the Real Property in the conduct of the Business.  During the three (3) year period prior to the date hereof, no Group Company has received any written notice of any material violation (or claimed material violation) of or investigation of such material violation (or claimed material violation) regarding any applicable Laws in relation to the Real Property, which notice or investigation resulted in a penalty or fine in an amount equal to RMB10,000 or more or resulted in any order restricting the use by any Group Company of any Real Property.

(d)           To the Best Knowledge of the Warrantors, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property.

(e)           No Group Company has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, Hazardous Substances, pollution control, zoning or other land use regulatory proceedings instituted but not settled which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property.

(f)           To the Best Knowledge of the Warrantors, all the facilities and utilities required by the operations of the Business or otherwise required by any applicable Law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws.  As of the date hereof, no Group Company has received any written notice notifying the existence of any fact or circumstance which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

(g)           All Permits, certificates, easements and rights of way, including proof of dedication, as applicable, required from all Governmental Authorities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

(h)           No Group Company has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

(i)            No portion of the Real Property, during the three (3) year period prior to the date hereof, has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

(j)            To the Best Knowledge of the Warrantors, there are no encroachments or other facts or conditions affecting the Real Property which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

(k)           Section 3.24(k) of the Disclosure Schedule contains an accurate and complete list and description of all real estate and the improvements (including buildings and other structures) located on such real estate (collectively, “Real Property”) currently or to be in the possession of any Group Company or used by any Group Company in its business and operation, including (a) all Real Property owned by any Group Company (the “Owned Real Property”) and (b) all Real Property leased by any Group Company from third parties (the “Leased Real Property”).  No Group Company is the owner or lessee of, or subject to any agreement or option to own or lease, any real property or any interest in any real property which is used or to be used in the business of such Group Company, other than the Real Property.

(i)           With respect to Owned Property:

(A)          the relevant Group Company holds valid, good and marketable title free and clear of any Encumbrance, has obtained proper land use right certificates and/or building ownership certificates and all such title and certificates are legal, valid, binding and enforceable;

(B)           the Owned Real Property can be sold, leased or mortgaged to third parties according to the ordinary PRC legal procedures;

(C)           the Owned Real Property was acquired or constructed in accordance with all applicable laws.  All agreements or contracts pursuant to which the Owned Real Property was acquired (the “Property Acquisition Contracts”) were duly executed and constitute legal, valid and binding obligations of and enforceable against the relevant parties in accordance with their respective terms.  Each Group Company, as the case may be, has duly performed and complied in all respects with each of its obligations under the Property Acquisition Contracts, has duly and fully paid the land premium, land or building transfer prices and all taxes and fees in connection with such acquisition.  All authorizations required for the construction of any Owned Real Property have been duly obtained.  No circumstance exists that any Owned Real Property may be treated as illegal construction.  There are no outstanding claims, disputes, complaints, notices, orders or proceedings relating to or affecting any Owned Real Property; and

(D)           no Owned Real Property, nor its location, use, operation or maintenance for the purpose of carrying on the business of any Group Company, violates any restrictive covenant or any provision of any law or encroaches on any property owned by any other Person.  No condemnation or expropriation proceeding is pending or, to the knowledge of the Group Companies, threatened which would preclude or impair the use of any of the Owned Real Property for the purposes for which they are currently used.

(ii)          With respect to the Leased Real Property:

(A)           true copies of all lease agreements in relation to the Leased Real Property (the “Real Estate Leases”) have been provided to SCAC;

(B)           each Real Estate Lease is in good standing, creates a good and valid leasehold estate in the Leased Real Property thereby demised and is in full force and effect without amendment and enforceable against the relevant parties in accordance with their respective terms, except where the failure to be in such good standing, full force and effect would not have an AutoChina Material Adverse Effect;

(C)           each Real Estate Lease has been properly registered in the competent authority, except where the failure for such payment would not have an AutoChina Material Adverse Effect;

(D)           all rents and additional rents have been duly paid;

(E)           no waiver, indulgence or postponement of the lessee’s obligations has been granted by the lessor;

(F)           there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Real Estate Lease;

(G)           to the knowledge of each Group Company, as the case may be, all of the covenants to be performed by any other party under each Real Estate Lease have been fully performed; and

(H)           there are no circumstances, to the knowledge of the Group Companies, which may give rise to the termination of any Real Estate Lease or the termination of the continued possession, occupation, use or enjoyment of the Leased Real Property.  None of the Group Companies has received any notice from any PRC governmental entities alleging that its lease, possession or use of any of the Leased Real Property is in violation of any applicable laws in the PRC.

Section 3.25                Employee Plans; Labor Matters.  Other than statutory social insurance plans operated under the Laws of the PRC or any statutory employee benefits under the Laws of the PRC, none of the Group Companies provides or is obligated to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers, consultants, independent contractors or agents of any Group Company.  None of the Group Companies is a party to or is bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, vacation, hospitalization, medical or other plan, policy, trust or arrangement or other employee compensation agreement (other than those statutorily required under the Laws of the PRC).  Except as specifically described in the Section 3.25 of the Disclosure Schedule, each of the Group Companies has complied with all applicable Laws relating to any of the Benefit Plans, all such contributions and payments required to be made by any employees of the Group Companies with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authority, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of any Group Company.  Each Group Company has executed labor contracts with all of its employees and discharged its obligations as employer in accordance with such labor contracts and Laws of the PRC and forms of each such labor contract currently in effect.  Section 3.25 of the Disclosure Schedule contains an accurate and complete list of each Group Company, all the employees of such Group Company, and indicates whether or not each employee has entered into a labor contract with such Group Company, in form(s) that have been reviewed by SCAC.

Section 3.26                Compliance with Law.  Except as set forth in Section 3.26 of the Disclosure Schedule, all consents, licenses, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority (“Governmental Authorizations”) on the part of each Warrantor or Group Company required in connection with the consummation of the transactions contemplated herein and by the Transaction Documents to which it is a party have been obtained and are effective as of the date of this Agreement or shall be effective as of the Closing Date.  None of the Group Companies or the Warrantors is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof (including but not limited to SAFE, the Ministry of Commerce, the State Administration for Industry and Commerce and the China Securities Regulatory Commission and their respective provincial and local branches) in respect of the conduct of its business or the ownership of its properties.  Each Group Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted and as proposed to be conducted.  None of the Group Companies is in default under any of such franchises, permits, licenses or other similar authority.  All applicable laws of the PRC, including but not limited to (i) the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises (关于外国投资者并购境内企业的规定（2006年第10号）) jointly promulgated by the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, China Securities Regulatory Commission, the State Administration for Industry and Commerce, the State Administration of Taxation of the PRC and SAFE on August 8, 2006, with effect from September 8, 2006, (ii) the SAFE Circulars (to the extent they are applicable), and (iii) the Anti-Unfair Competition Law (反不正当竞争 法) issued by the Standing Committee of the National People’s Congress on September 2, 1993 with effect from December 2, 1993, to the extent applicable, including approvals to operate its business from (A) the Ministry of Commerce in accordance with the Measures for the Implementation Rules for Management of Brand-specific Auto Sales, and (B) each of the Ministry of Communications and the Ministry of Commerce in accordance with the Provisions on the Administration of Foreign-funded Road Transport Services, have been and will continue to be fully complied with, and all requisite registrations and/or receipt of approvals of the relevant PRC government agencies required in connection therewith, including such registrations as is required under the SAFE Circulars, to the extent applicable, in relation thereto have been duly and lawfully obtained and are in full force and effect and there exist no grounds on which any such approval may be cancelled or revoked or the PRC Subsidiaries or their legal representatives may be subject to liability or penalties for material misrepresentation or failure to disclose material information to the issuing SAFE authority.  To the extent applicable, each ultimate individual beneficial owner of the shares of any Group Company and any other party who is required to comply with the SAFE Circulars has obtained registration with SAFE, indicating, to the extent applicable, his or her indirect interest in any Group Company in accordance with the SAFE Circulars and other applicable laws of the PRC.

Section 3.27                Compliance with Foreign Corrupt Practices Act and PRC Anti-Corruption Laws.  None of the Group Companies nor its directors or officers has, and to the Best Knowledge of the Warrantors, no Warrantor’s or Group Company’s employees, representatives or agents has, to obtain or retain business, directly or indirectly offered, paid or promise to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of US$100 in the aggregate to any one individual in any year) or any commission payment to: (i) any person who is an official, officer, agent, employee or representative of any Governmental Authorities or any existing or prospective customer (whether or not government owned); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.  No Group Company nor its respective directors or officers has, and to the Best Knowledge of the Warrantors, none of their employees, representatives or agents has violated any applicable PRC Laws that prohibit directly or indirectly making any payment (including any kick-back or commission) or giving other thing of value (including any fee, gift, travel expense or entertainment) to any person who is an official, officer, agent, employee or representative of any Governmental Authority or any existing or prospective customer (whether or not government-owned) in order to gain any business, commercial or financial advantage or benefit.

Section 3.28                Related-Party Transactions.  Except for compensation to employees for services rendered and as disclosed in the financial statements of each of the Group Company, as of the date of this Agreement, (a) there are no inter-company Liabilities between any Group Company, on the one hand, and any shareholder of a Group Company, or officer, director, Affiliate or Associate of any Group Company or any Associate of a shareholder of a Group Company or such officer, director or Affiliate (other than any Group Company), on the other, (b) neither any shareholder of a Group Company or any such officer, director, Affiliate or Associate provides or causes to be provided any material Assets and Properties, services or facilities to any Group Company, (c) none of the Group Companies provides or causes to be provided any material Assets and Properties, services or facilities to any shareholder of a Group Company or any such officer, director, Affiliate or Associate and (d) none of the Group Companies beneficially owns, directly or indirectly, any Investment Assets of any shareholder of a Group Company or any such officer, director, Affiliate or Associate.  No shareholder of a Group Company or any such officer, director, Affiliate or Associate has any direct or indirect interest in excess of one percent (1%) in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of any Group Company nor, to the Best Knowledge of the Warrantors, does any such Person receive income from any source other than any Group Company which relates to the Business, or should properly accrue to, the relevant Group Company.

Section 3.29                Environmental Matters.  Except as specifically described in the Section 3.29 of the Disclosure Schedule, prior to the date hereof:

(a)           each Group Company has complied with all then applicable Laws in relation to environment protections;

(b)           the properties currently owned or operated by the Group Companies (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances;

(c)           no Group Company is subject to liability for any Hazardous Substance disposal or contamination on any third party property;

(d)           no Group Company has been associated with any release or treat of release of any Hazardous Substance;

(e)           no Group Company has received any outstanding notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any environmental Laws;

(f)            no Group Company is subject to any orders, decrees, injunctions or other arrangements of any Governmental Authority or is subject to any indemnity or other agreement with any third party relating to liability under any environmental Laws of the PRC or relating to Hazardous Substances; and

(g)           there are no circumstances or condition involving any Group Company that could reasonably be expected as of the date hereof to result in any claims, liability, investigations, costs or restrictions on the ownership, sue or transfer of any property of any Group Company pursuant to any environmental Laws of the PRC, that would have an AutoChina Material Adverse Effect.

Section 3.30                Records.  The books of account, minute books and shareholder records of each Group Company are complete and correct in all material respects, and there have been no material transactions involving any Group Company which are required to be set forth therein and which have not been so set forth.

Section 3.31                Bank and Brokerage Accounts; Investment Assets.  Section 3.31 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks and other financial institutions at which any Group Company has an account or safe deposit box or maintains a banking or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number; and (c) a list of the name of the record and beneficial owner thereof.

Section 3.32                No Powers of Attorney.  None of the Group Companies has any powers of attorney or comparable delegations of authority currently outstanding, that materially affects such Group Company.

Section 3.33                Insurance.  Section 3.33 of the Disclosure Schedule sets forth a complete list and complete and accurate description of all insurance policies involving insurance premiums of RMB50,000 or more maintained by each of the Group Companies which are in force as of the date hereof and the amounts of coverage thereunder.  During the three (3) year period prior to the date hereof, no Group Company has been refused insurance in connection with the Business, nor has any claim of RMB100,000 or more been made in respect of any such agreements or policies.

Section 3.34                Litigation.  There are no Actions by any Governmental Authority or Person by or against any Group Company, nor, to the Best Knowledge of the Warrantors, any currently contemplated potential Action by any Governmental Authority or Person against any Group Company.  None of the Group Companies or any of their respective Assets and Properties is subject to any Action by a Governmental Authority or Person which would cause an AutoChina Material Adverse Effect.

Section 3.35                Disclosure of SCAC Information.  FounderCo acknowledges that it has received all the information that it has required relating to SCAC and the acquisition of the SCAC Ordinary Shares.  FounderCo further represents that it has had an opportunity to ask questions and receive answers from SCAC regarding the terms and conditions of its acquisition of the SCAC Ordinary Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Warrantors in this Agreement, in the other Transaction Documents or elsewhere, or the right of SCAC to rely thereon.

Section 3.36                Purchase for Own Account.  The SCAC Ordinary Shares to be received by FounderCo are being acquired for investment for FounderCo’s own account and not with a view to the resale or distribution of any part thereof.  FounderCo has no present intention of selling, granting any participation in, or otherwise distributing the same and is subject to a six (6) month lock-up period with respect to his/her sale or disposal of SCAC Ordinary Shares pursuant to Section 5.09 hereof.

Section 3.37                No Registration.  FounderCo is aware that the SCAC Ordinary Shares acquired by it under this Agreement have not been registered under the Securities Act, that their offer and sale pursuant to this Agreement are intended to be exempt from registration under the Securities Act and the rules promulgated thereunder by the SEC, and that such SCAC Ordinary Shares cannot be sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  FounderCo is also aware that the SCAC Ordinary Shares acquired by it have not been registered or qualified in any jurisdiction, that sales or transfers of such SCAC Ordinary Shares may be further restricted by non-US securities laws, the provisions of this Agreement, the other Transaction Documents, SCAC Articles, and the New SCAC Articles, as the case may be, and that the certificates for such SCAC Ordinary Shares will bear appropriate legends describing the restrictions on their transfer.  FounderCo has no immediate need for liquidity in connection with the acquisition of SCAC Ordinary Shares, and does not anticipate that it will be required to sell his or her SCAC Ordinary Shares in the foreseeable future.

Section 3.38                Suitability of Investment.

(a)           FounderCo has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the SCAC Ordinary Shares, except as otherwise permitted under applicable Laws, including, but not limited to, securities laws, as well as the provisions of this Agreement, the other Transaction Documents, the New SCAC Articles, as the case may be, as long as such documents remain in effect; and

(b)           FounderCo has determined that the SCAC Ordinary Shares are a suitable investment for FounderCo and that FounderCo can bear the economic risk of the acquisition of SCAC Ordinary Shares; and

(c)           FounderCo (i) certifies that FounderCo is not a “US person” within the meaning of Rule 902 of Regulation S, and that FounderCo is not acquiring the SCAC Ordinary Shares for the account or benefit of any such US person, (ii) agrees to resell the SCAC Ordinary Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such SCAC Ordinary Shares unless in compliance with the Securities Act, (iii) agrees that any certificates for any SCAC Ordinary Shares issued to FounderCo shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such SCAC Ordinary Shares may not be conducted unless in compliance with the Securities Act, and (iv) agrees that SCAC is hereby required to refuse to register any transfer of any SCAC Ordinary Shares issued to FounderCo not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Section 3.39                Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Warrantors or the Group Companies.

Section 3.40                Disclosure.  No representation or warranty by any Warrantor contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to SCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

Section 3.41                Proposed Business Plan.  Prior to the date hereof, AutoChina has delivered to SCAC a proposed business plan that contains, among others, detailed proposed financial projections (including all the relevant assumptions), capital expenditure plan, operational budgets and financial plan for FY2009 and FY2010 on an annual basis (the “Proposed Business Plan”).  The Proposed Business Plan and the financial and other projections contained therein were prepared in good faith based on AutoChina’s management’s experience in the industry and on assumptions of fact and opinion as to future events which they, at the date of the issuance of the Proposed Business Plan, believed to be reasonable, consistent with past practice and on a realistic basis after careful examination and due consideration of all other relevant factors.  As of the date hereof, no facts have come to the attention of AutoChina or the management of AutoChina which would be reasonably expected to require the material revision of the assumptions underlying such projections, estimates and other forward-looking information or the conclusions derived therefrom.

Section 3.42                Survival of Representations and Warranties.  The representations and warranties of the Warrantors set forth in this Agreement shall survive until the Remaining Holdback Consideration Release Date.

Section 3.43                Restructuring.  The Restructuring has been completed in all respects and in compliance with all applicable laws.  All Restructuring Agreements have been executed by each of the parties thereto in accordance with the Restructuring Plan.  The Restructuring has been fully completed pursuant to such Restructuring Agreements in compliance with applicable PRC laws and regulations.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SCAC

SCAC represents and warrants to the Warrantors as of the date hereof and as of the Closing as follows:

Section 4.01                Organization.  SCAC is a corporation duly organized, validly existing and in good standing under the law of the Cayman Islands.

Section 4.02                SCAC Subsidiaries.  Except as contemplated by the AutoChina Acquisition, SCAC does not have any subsidiaries, branches and representative offices.

Section 4.03                Authority and Corporate Action; No Conflict.  SCAC has all necessary corporate power and authority to enter this Agreement and the other Transaction Documents to which it is a party and, subject to the requirement to obtain shareholder approval, to consummate the AutoChina Acquisition and transactions contemplated hereby and thereby.  All Board actions necessary to be taken by SCAC to authorize the execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements delivered in connection with the AutoChina Acquisition has been duly and validly taken.  Each of this Agreement and the other Transaction Documents to which SCAC is a party has been duly executed and delivered by SCAC and constitutes the valid, binding, and enforceable obligation of SCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of shareholder approval.

Section 4.04                Organizational Documents.  The Memorandum of Association and Articles of Association (the “SCAC Articles”) as of the date hereof are in the form attached as Schedule D and no action has been taken to amend or repeal the M&A, provided, however the New SCAC Articles shall take effect on the Closing Date.  SCAC is not in violation or breach of any of the provisions of the SCAC Articles.

Section 4.05                Capitalization.  As of the date hereof, the authorized share capital of SCAC consists of 51,000,000 shares of which (i) 50,000,000 shares are designated as SCAC’s Ordinary Shares, of which 6,468,750 shares are issued and outstanding and (ii) 1,000,000 shares are designated as preferred shares, of which no shares are issued and outstanding.  All issued and outstanding shares of SCAC’s Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights.  At the Closing Date, SCAC will have sufficient authorized and unissued SCAC’s Ordinary Shares to consummate the transactions contemplated hereby.  As of the date hereof, except as for the Warrants and the Purchase Option, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require SCAC to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares or any securities convertible into, exchangeable for or carrying a right or option to purchase shares or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of shares.  There are no outstanding shareholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the shares or other securities of SCAC.

Section 4.06                Valid Issuance of SCAC Ordinary Shares.  At the Closing, the SCAC Ordinary Shares to be issued to the AutoChina Shareholders hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will have been issued in compliance with all applicable US federal and state securities laws and the Laws of the Cayman Islands.

Section 4.07                No Redemption Requirements.  Except for SCAC’s redemption rights with respect to the outstanding Warrants and any warrants issuable upon the exercise of the Purchase Option, which rights are subject to the satisfaction of certain conditions, including but not limited to the prior consent of EarlyBirdCapital, Inc. (“EarlyBirdCapital”) there are no outstanding contractual obligations (contingent or otherwise) of SCAC to retire, repurchase, redeem or otherwise acquire any outstanding shares, or other ownership interests in, SCAC or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 4.08                No Brokers of Finders.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCAC or any of its principal shareholders.

ARTICLE 5

COVENANTS OF THE WARRANTORS

Section 5.01                Conduct of the Business.  Each Warrantor covenants and agrees that, from the date hereof through the Closing Date, except as otherwise required as set forth in this Agreement or with the prior written consent of SCAC, they shall, and shall use their best efforts to cause each Group Company to:

(a)           conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, to preserve substantially intact the business organization of each Group Company, to keep available the services of the current management employees of each Group Company, to preserve, for the best interest of any Group Company, the current relationships of each Group Company with customers and other persons with which each Group Company has significant business relations and to comply with all Laws in all material aspects;

(b)           not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the share capital or any equity interest of any Group Company, or enter into any discussions or negotiations with any other party to do so;

(c)           not pledge, sell, lease, transfer, dispose of or otherwise encumber any Assets and Properties of any Group Company, other than consistent with past practices and in the ordinary course of business of such Group Company or enter into any discussions or negotiations with any other party to do so;

(d)           not issue any stock or increase the registered capital, as applicable, or any other class of securities, whether shares or debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of any Group Company or any options therefor or any securities convertible into or exchangeable for share capital or equity interests of any Group Company or enter into any agreements in respect of the ownership or control of such share capital or equity interests;

(e)           not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding share capital or equity interests of any Group Company or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of any Group Company;

(f)            not make, agree to make or announce any general wage or salary increase or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any management employee of any Group Company or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

(g)           not to amend the charter documents (or other organizational documents) of any Group Company;

(h)           not to merge or consolidate with, or acquire all or substantially all the Assets and Properties of, or otherwise acquire any business operations of, any Person;

(i)           not to make any payments outside the ordinary course of business; and

(j)           not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

Section 5.02                Access to Information.

(a)           Between the date of this Agreement and the Closing Date, subject to SCAC’s undertaking to keep confidential and protect the Trade Secrets of the Group Companies against any illegal disclosure, each Warrantor will (i) permit SCAC and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and Assets and Properties of each Group Company and the Business which are necessary for the preparation and amendment of The Proxy Statement, the verification of the disclosures therein pursuant to the Securities Act as well as the rules and requirements of SEC and in response to inquiries from relevant Governmental Authorities regarding the AutoChina Acquisition; (ii) permit SCAC and its Representatives to make such inspections thereof as SCAC may reasonably request; and (iii) furnish SCAC and its Representatives with such financial and operating data (including without limitation the work papers of AutoChina’s Accountants) and other information with respect to each Group Company and the Business as SCAC may from time to time request pursuant to the Securities Act as well as the rules and requirements of SEC for the preparation and amendment of The Proxy Statement and the verification of the disclosures therein, in response to inquiries from SCAC’s accountants, and in response to inquiries from relevant Governmental Authorities regarding the AutoChina Acquisition.

(b)           Between the date of this Agreement and the Closing Date, SCAC shall be permitted to meet with and interview, during normal business hours upon prior written notice, all officers, directors and employees of each Group Company.

Section 5.03                Audited Financial Statements.  The Warrantors shall, as soon as practicable after the date hereof, deliver to SCAC the consolidated unaudited financial statements of the AutoChina for the twelve (12) month period ended December 31, 2008, including a balance sheet, income statement and statement of cash flows prepared in accordance with US GAAP, together with footnotes.

Section 5.04                Insurance.  Through the Closing Date, the Warrantors shall cause each Group Company to maintain insurance policies providing insurance coverage for the Business and the Assets and Properties of each Group Company of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

Section 5.05                Employment Agreements.  The Warrantors shall procure that, prior to the Closing:

(a)           each of Founder, Chen Lei, Wei Xing, Johnson Lau, and any other “key” employees designated by Founder (collectively, the “Key Employees”) shall have entered into an executive employment agreement (the “Executive Employment Agreement”) in the form of Schedule E with SCAC, AutoChina and any other relevant Group Companies.  These agreements generally are to provide employment terms of three (3) years include Intellectual Property assignment and Non-Competition Period set forth in Section 5.06(g)(ii) hereof.

(b)           all other employees of the Group Companies shall have entered into a labor contract (the “Labor Contract”) with the relevant Group Company, as the case may be in a form or forms approved by SCAC attached hereto as Schedule F.

Section 5.06                Protection of Confidential Information; Non-Competition.

(a)           Confidential Information.  FounderCo acknowledges that:

(i)           As a result of his or her share ownership of and, in some cases, employment by the Group Companies, it has obtained secret and confidential information concerning the Business including, without limitation, financial information, trade secrets and “know-how,” customers, and certain methodologies (“Confidential Information”).

(ii)          the Group Companies will suffer substantial damage which will be difficult to compute if FounderCo should divulge Confidential Information or enter a business which is competitive with that of the Group Companies.

(iii)         The provisions of this Section are reasonable and necessary for the protection of the Business.

(b)           Maintain Confidentiality.  Each Warrantor agrees to not at any time after the date hereof divulge to, or to permit any Group Company to divulge to, any person or entity any Confidential Information obtained or learned as a result of share ownership of AutoChina and employment by any Group Company except (i) with the express written consent of SCAC on or before the Closing Date and of the Board thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process.  If the Warrantors or the Group Companies shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, each Warrantor will promptly, but in no event more than eight (8) hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, AutoChina or the relevant Group Company and, at AutoChina or the relevant Group Company’s expense, shall: (i) take all reasonably necessary steps required by AutoChina or the relevant Group Company to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit AutoChina or the relevant Group Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

(c)           Records.  At the Closing, each AutoChina Shareholder who is not a director or an officer or an current employee of any Group Company will, and the Warrantors shall cause such AutoChina Shareholder to, promptly deliver to AutoChina all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business, which he or she then possess or have under his or her control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with AutoChina and the relevant Group Company.

(d)           Non-Compete.  FounderCo, and each of the Warrantors (for so long as FounderCo directly or indirectly holds any SCAC Ordinary Shares) shall cause each director, officer or manager of each Group Company, during the period that he or she maintains a relationship with any Group Company as a director, officer, consultant or employee and during the Non-Competition Period, without the prior written permission of a majority of the Board, which majority must include an affirmative vote from at least one (1) SCAC Nominated Director, shall not, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any Person engaged in any business which is a “Competitive Business” (as defined below); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by any Group Company in the six (6) month period prior to the date that all relationships of such person terminates with any Group Company; or (v) solicit, interfere with, or endeavor to entice away from any Group Company, for the benefit of a Competitive Business, any of its customers or other persons with whom any Group Company has a business relationship.  However, nothing in this Agreement shall preclude FounderCo or any director, officer or manager of any Group Company from investing his or her personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on an internationally recognized stock exchange, such investment does not result in his or her beneficially owning, at any time, more than one percent (1%) of the publicly-traded equity securities of such Competitive Business, and such person does not have any other relationship with such Competitive Business.

(e)           Injunctive Relief.  If FounderCo or any director, officer or manager of any Group Company breaches, or threatens to breach, any of the provisions of Section 5.06 (b), (c) or (d), SCAC shall have the right and remedy to have the provisions of this Section 5.06 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each Warrantor that any such breach or threatened breach will cause irreparable injury to SCAC and the Group Companies and that money damages will not provide an adequate remedy.

(f)            Modification of Scope.  If any provision of Section 5.06(b), Section 5.06(c) or Section 5.06(d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

(g)           Competitive Business.  As used in this Agreement,

(i)           “Competitive Business” shall mean any business which operates in any aspect of the Business; and

(ii)          “Non-Competition Period” shall mean the period beginning on the Closing Date and ending on one (1) year after the date all relationships between FounderCo or a director or an officer of any Group Company, on one hand, and SCAC and any Group Company, on the other hand, have been terminated, including relationships as a director, officer, consultant or employee.

Section 5.07                Post-Closing Assurances.  The Warrantors from time to time after the Closing will take such other actions and execute and deliver such other documents, certifications and further assurances as SCAC shall reasonably require in order to manage and operate the Group Companies and the Business, including but not limited to executing such certificates as may be reasonably requested by SCAC’s accountants in connection with any audit of the financial statements of any Group Company for any period through the Closing Date.

Section 5.08                No Other Negotiations.

(a)           For a period commencing from the date of this Agreement until the Closing Date, the Warrantors will not take, nor will they permit any Group Company (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Group Company, and/or FounderCo) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer, inquiry or proposal from any Person (i) to engage in any Acquisition Proposal with any Group Company and/or FounderCo, (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Acquisition Proposal with any Group Company and/or FounderCo or (iii) to participate in discussions or negotiations with or to furnish or cause to be furnished any information with respect to any Group Company or afford access to the Assets and Properties or Books and Records of any Group Company to any Person (other than as contemplated by Section 5.02) who any Warrantor (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Acquisition Proposal relating to any Group Company.

(b)           For a period commencing from the date of this Agreement until the Closing Date, the Warrantors will, and will cause any Group Company to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the actions set forth in Section 5.08(a) above, if applicable.  The Warrantors will promptly (i) notify SCAC if any Group Company and/or any AutoChina Shareholder receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify SCAC of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal.

Section 5.09                Lock-up.  FounderCo hereby undertakes that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any SCAC Ordinary Shares received by it under Section 1.02 of this Agreement, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such SCAC Ordinary Shares, whether any of these transactions are to be settled by delivery of any such SCAC Ordinary Shares, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, for a period of six (6) months from the date of issuance of such SCAC Ordinary Shares.

Section 5.10                No Securities Transactions.  None of FounderCo or any of their Affiliates, directly or indirectly, shall engage in any transactions involving the securities of SCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement.  Each of the Group Companies shall cause each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

Section 5.11                Fulfillment of Conditions.  The Warrantors shall use their best efforts to fulfill the conditions specified in ARTICLE 8 to the extent that the fulfillment of such conditions effectuates and consummates the AutoChina Acquisition.  The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of the Warrantors contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 5.12                Disclosure of Certain Matters.  From the date hereof through the Closing Date, each Warrantor shall give SCAC prompt written notice of any event that occurs that (a) would be required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of each Warrantor contained herein to be inaccurate or otherwise misleading, (c) gives any Warrantor any reason to believe that any of the conditions set forth in ARTICLE 8 will not be satisfied, (d) would likely result in an AutoChina Material Adverse Effect or (e) would require any amendment or supplement to the Proxy Statement.

Section 5.13                Regulatory and Other Authorizations; Notices and Consents.

(a)           The Warrantors shall use their best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and any other Transaction Documents and will cooperate fully with SCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)           The Warrantors shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as SCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

(c)           SCAC shall cooperate and use all reasonable efforts to assist each Warrantor in giving such notices and obtaining such consents and estoppel certificates; provided, however, that SCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which SCAC in its sole discretion may deem adverse to the interests of SCAC, AutoChina or the Business.

Section 5.14                Related Tax.  Each AutoChina Shareholder covenants and agrees to pay, and the Warrantors shall cause each AutoChina Shareholder to pay, any tax and duties assessed by any Governmental Authority of the PRC on such AutoChina Shareholder’s receipt of any Share Payment and other consideration paid by SCAC pursuant to this Agreement.

Section 5.15                AutoChina Information.  As a condition to SCAC (a) filing with the SEC the Proxy Statement and (b) calling and holding the SCAC Shareholders’ Meeting (as hereinafter defined), as well as making other filings or submissions with the SEC with respect to the transactions contemplated herein, the Warrantors will furnish to SCAC such information as is reasonably required by SCAC for the preparation and amendment of the Proxy Statement and such other filings or submissions in accordance with the requirements and requests of the SEC, including full and accurate descriptions of the Business, material agreements affecting the Business, the Group Companies, the AutoChina Shareholders and the FY2007 Combined Financials as required by the rules and regulations of the SEC for Proxy Statement disclosure (collectively, “AutoChina Information”).  The AutoChina Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the AutoChina Information not misleading.

Section 5.16                Interim Financial Information.  From the date of this Agreement until the Closing, the Group Companies shall provide to SCAC a copy of a monthly balance sheet, income statement and cash flow statement on an individual and consolidated basis for the Group Companies, together with such further explanation and information with respect thereto as may be reasonably requested by SCAC.  The above interim financial information shall be delivered to SCAC within thirty (30) days following the end of each monthly period.  The Group Companies will prepare the above financial information in good faith in accordance with PRC GAAP.  Upon reasonable request of SCAC in writing based on the requirements of the Securities Act or the rules and requirements of the SEC, the Warrantors shall, within forty-five (45) days after the date of such written request of SCAC, deliver to SCAC unaudited interim consolidated financial statements of each of AutoChina, reviewed by the AutoChina’s Accountants in accordance with US GAAP for such interim period as stated in the written request.

Section 5.17                Chuanglian.

(a)           Prior to the Closing, the Warrantors shall have provided evidence to the satisfaction of SCAC that Chuanglian’s business scope is broad enough to enable it to provide the services contemplated under the contractual agreements with the Chuanglian Controlled Operating Companies.

(b)           At the request of the Board, the Warrantors shall use their best efforts to cause Chuanglian, on the one hand, to enter into certain contractual agreements with each of the 4S Stores, Tianmei Insurance, the Transportation Companies, and Chuanglian Auto Trade (the “Chuanglian Controlled Operating Companies”), on the other hand, within one hundred eighty (180) days of the Closing, that provide Chuanglian the ability to exercise de facto control over the operations of each of the Chuanglian Controlled Operating Companies such that each of the Chuanglian Controlled Operating Companies qualify as a “special purpose entity” under SIC 12, “Consolidation – Special Purpose Entities,” under IFRS or a “variable interest entity” under FIN 46 of US GAAP and are required to be consolidated with Chuanglian for financial statement reporting purposes and such contractual agreements shall be in compliance with applicable PRC laws and regulations.

Section 5.18                Inter-Group Company Leases or Money Transfers.  Prior to the Closing, the Warrantors shall provide written evidence to the satisfaction of SCAC that any Group Company leasing land from another Group Company has entered into a lease agreement with such other Group Company under arm’s-length terms and conditions to the satisfaction of SCAC, and following the Closing no Group Company shall lease land, borrow money, or withdraw a registered capital contribution from another Group Company without the approval of a majority of the Board, which majority must include an affirmative vote from at least one (1) SCAC Nominated Director.

Section 5.19                Real Property.  The Warrantors shall provide written evidence to the satisfaction of:

(a)           SCAC within six (6) months from the date of this Agreement, that each of the following leases set forth on Schedule G has been terminated; and

(b)           at least one (1) SCAC Nominated Director within (i) eighteen (18) months of the Closing, that (i) (A) all collectively-owned land used by any Group Company for non-agricultural purposes has been transferred to a competent PRC Government Authority and such PRC Governmental Authority shall have granted land use rights to the relevant Group Company and (B) each Group Company has received building ownership certificates for all the premises it has built on leased land or (ii) twelve (12) months of the Closing, that an alternative plan unanimously approved by the Board has been established to deal with the land use issues set forth in Section 5.19(b)(i) (the “Alternative Plan”) and a PRC legal opinion unanimously approved by the Board has been issued with respect to the Alternative Plan.

Section 5.20                Alternative Plan.  The Warrantors covenant and agree to execute the Alternative Plan pursuant to the terms set forth in the Alternative Plan.

Section 5.21                4S Stores.  As soon as practicable after the date hereof, the Warrantors shall have provided written evidence to the satisfaction of SCAC that each 4S Store has obtained the proper authorizations to operate its business, including but not limited to the (i) receipt of an authorized business scope to sell the relevant brand of automobiles, (ii) inclusion on the list of Brand Auto Sales Enterprises published by the State Administration of Industry and Commerce, and (iii) entrance into a dealership authorization agreement or receipt of an authorization letter from the relevant brand of automobiles.

Section 5.22                Auto Trade Documents.  Following the date of the Agreement, the Warrantors covenant and agree to use each of the Purchase Order Contract, Vehicle Sales Contract, and Vehicle Operation and Service Contract attached hereto as Schedule H for all sales under the auto trade business, and agree that such forms shall not be changed without the approval of a majority of the Board, which majority must include an affirmative vote from at least one (1) SCAC Nominated Director.

ARTICLE 6

COVENANTS OF SCAC

Section 6.01                Proxy Statement Filing.  SCAC shall use commercially reasonable efforts to file with the SEC, within three (3) months after the delivery to SCAC of the FY2007 Combined Financials, the Proxy Statement (as defined in Section 6.02) for the calling and holding of the SCAC Shareholders’ Meeting (as defined in Section 6.02).

Section 6.02                SCAC Shareholders’ Meeting.  SCAC shall use commercially reasonable efforts to cause a meeting of its shareholders (the “SCAC Shareholders’ Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement, the AutoChina Acquisition, the New SCAC Articles and the Equity Incentive Plan.  In connection with such meeting, SCAC (a) will use commercially reasonable efforts to file with the US Securities and Exchange Commission (the “SEC”) as promptly as practicable a proxy statement meeting the requirements of the Exchange Act (the “Proxy Statement”) and all other proxy materials for such meeting, (b) upon receipt of approval from the SEC, will mail to its shareholders the Proxy Statement and other proxy materials, (c) will use commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (d) will use commercially reasonable efforts to otherwise comply with all legal requirements applicable to such meeting.  As a condition to the filing and distribution to the SCAC Ordinary Shareholders of the Proxy Statement, SCAC will have received the AutoChina Information.

ARTICLE 7

ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES

Section 7.01                Other Information.  If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of any Group Company, it is necessary that any Party be furnished with additional information relating to any Group Company or the Business, and such information is in the possession of any other Party or Parties, such Party may request such other Party or Parties to, and such other Party or Parties hereby agree to use its or their best efforts to, furnish such information in a timely manner to the requesting Party, at the cost and expense of the requesting Party.

Section 7.02                Further Action.  Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Transaction Documents.  Without limiting the generality of the foregoing, the Warrantors agree to use their best efforts to cooperate with SCAC in order to obtain shareholder approval of the transactions contemplated by the Transaction Documents, including approving amendments to the Transaction Documents or SCAC’s SEC filings from time to time, as may be requested by SCAC’s shareholders after filing the Proxy Statement.

Section 7.03                Public Announcements.  From the date of this Agreement until the Closing or termination, SCAC and each Warrantor shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of SCAC (in the case of each Warrantor) or AutoChina (in the case of SCAC), except as required by Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system.  Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement.  If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed.  This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 7.04                The Board and Board of Directors of AutoChina.

(a)           Immediately following the Closing Date, the authorized size of the Board will consist of seven (7) persons.  The Proxy Statement of SCAC will present the following persons as nominees for election as directors for a period commencing from the Closing Date until the next annual general meeting of SCAC, or until each director’s successor is elected and takes office: two (2) persons nominated by the AutoChina Shareholders’ Representative (the “AutoChina Nominated Directors”), two (2) persons nominated by the SCAC Shareholders’ Representative (the “SCAC Nominated Directors”) and three (3) persons as independent non-executive director (the “Independent Non-Executive Directors”), provided that the Independent Non-Executive Director candidates who are actually nominated shall be mutually agreed upon by the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative.  The Warrantors agree that for a period commencing from the Closing Date and ending December 31, 2011, they shall use their best efforts to nominate or to cause their Affiliates to nominate the directors to the Board pursuant to this Section 7.04, subject to any obligations imposed by law, rule or regulation on any nominating committee.  In addition, the AutoChina Shareholders agree, and the Warrantors shall cause the AutoChina Shareholders to agree, that, for a period commencing from the Closing Date and ending December 31, 2011, they shall vote all SCAC Ordinary Shares then owned by them in favor of the persons nominated as directors by the SCAC Shareholders’ Representative pursuant to this Section 7.04.  Each of AutoChina and SCAC shall procure that the composition of the board of directors of AutoChina after the Closing shall be identical to that of SCAC.

(b)           The Board shall, immediately following the Closing, establish an audit committee, a nomination committee and a compensation committee.  Prior to December 31, 2011, each such committee shall consist of two (2) members, one being an independent non-executive director nominated based on the recommendation of the AutoChina Shareholders’ Representative and the other being the independent non-executive director nominated based on the recommendation of the SCAC Shareholders’ Representative.  In any event that the two (2) members in any such committee fails to reach a consensus with respect to any matter, such matter shall be submitted to and decided by the Board by the affirmative consent or approval of at least six (6) members of the Board.

Section 7.05                Corporate Governance Practice.

(a)           Each of the Parties hereby agrees and undertakes that, following the Closing, it or he or she (as the case may be) shall fully comply with, and shall cause to be complied with, the code of business conduct, the insider trading policy, the related party transaction procedures, the anti-corruption manual, the audit committee charter, the compensation committee charter and the nomination committee charter and other corporate governance policies, procedures, rules and requirements of SCAC adopted or to be adopted from time to time by the Board (collectively, the “Corporate Governance Rules”).

(b)           Effective immediately following the Closing, no director, officer, committee member, employee, agent of SCAC or any Group Company or any of their respective delegates shall, without the affirmative consent or approval of at least six (6) members of the Board, not take, nor shall they cause or permit SCAC or any Group Company to take, any of the following actions (whether in a single transaction or a series of related transactions):

(i)           the authorization, creation or issuance of any equity or debt securities, warrants, options or other rights to acquire shares of SCAC or any Group Company, other than grants of securities, stock options or warrants to directors or employees of SCAC or any Group Company pursuant to the Equity Incentive Plan and the issuance of shares upon the exercise of such options or warrants;

(ii)          the declaration or payment of a distribution or dividend with respect to any of the shares in SCAC or any Group Company, including, without limitation, the repurchase or redemption of any such shares or equity interest (or any warrants, options or other rights to acquire any such shares or equity interest);

(iii)         the merger, amalgamation or consolidation of SCAC or any Group Company with any person or any transaction in which SCAC or any Group Company immediately before such transaction together with their affiliates do not own or control at least a majority of the voting power of the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change SCAC’s or any Group Company’s domicile);

(iv)         the sale, lease, exchange, transfer, contribution, mortgage, pledge, encumbrance or other disposition of all or substantially all of the Assets and Properties of SCAC or any Group Company (other than mortgages of Assets and Properties to banks to secure loans in the ordinary course of business consistent with past practice and sound business practice), or the purchase or other acquisition by SCAC or any Group Company (whether individually or collectively) of all or substantially all of the Assets and Properties of another Person (except for such purchase or acquisition within the amount set forth in the annual business plan approved by the Board);

(v)          the making of any joint venture or partnership arrangement, or the formation of any subsidiary, each involving capital commitment of RMB5,000,000 or more (except for such joint venture or partnership arrangement made or any subsidiary formed involving capital commitment within the amount set forth in the annual business plan approved by the Board), or any voluntary dissolution, winding-up, liquidation of any subsidiary;

(vi)         the reduction of the authorized share capital or the registered capital, as the case may be, of SCAC or any Group Company;

(vii)        the effectuation of any recapitalization, reclassification, reorganization, split-off, spin-off, or filing for bankruptcy with respect to SCAC or any Group Company;

(viii)       the approval or material amendment of the annual budget, business plan, or operating plan (including any capital expenditure budget, operating budget and financial plan) of SCAC or any Group Company;

(ix)         the incurrence of any indebtedness for borrowed money or the issuance, assumption, guarantee or creation of any liability for borrowed money, the aggregate outstanding amount of which at any given time equal to RMB5,000,000 or more unless such liability is incurred pursuant to the then current business plan;

(x)          any change in the size or composition of the Board or any Group Company or any committee thereof;

(xi)         any material amendment to the terms of the Share Exchange Agreement, the Registration Rights Agreement, any executive employment agreement or any indemnification agreement; or

(xii)        any material amendment to the Corporate Governance Rules then in effect.

Section 7.06                Equity Incentive Plan.  The Proxy Statement of SCAC will present an equity incentive plan (the “Equity Incentive Plan”) substantially in the form and substance set forth in Schedule I attached hereto for approval at the SCAC Shareholders’ Meeting.  SCAC shall use its reasonable best efforts to ensure that, after the Closing, the number of SCAC Ordinary Shares issuable under the Equity Incentive Plan (the “EIP Shares”) shall constitute ten percent (10%) of the number of (i) SCAC Ordinary Shares issued and outstanding immediately following the Closing plus (ii) the EIP Shares.

Section 7.07                New SCAC Articles.  The Proxy Statement of SCAC will present the New SCAC Articles for approval at the SCAC Shareholders’ Meeting.  The New SCAC Articles shall provide for, among others, the authorized share capital that consists of 50,000,000 SCAC Ordinary Shares and 1,000,000 preferred shares as of the Closing Date.

Section 7.08                Approvals of PRC Governmental Authorities.  As soon as practicable after the date hereof, each of the Warrantors shall take all such actions as may be required to obtain all the required Licenses and Permits of the relevant PRC Governmental Authorities, including but limited to (i) the approval of MOFCOM in connection with the Restructuring and the transactions contemplated hereby, (ii) the successful completion of filing procedures with the provincial authority of commerce by each 4S Store that engages in secondhand automobile transactions, (iii) the successful completion of filing procedures with the original authority of examination and approval by Chuanglian for its establishment of each Auto Service Company, (iv) the receipt of the social insurance certificate by each Group Company, (v) the completion of the renewals of the concurrent-business insurance agent certificates and road transportation operation permits by each Group Company.

Section 7.09                New Subsidiaries.  Each Warrantor covenants and agrees, if at any time after the date hereof, any Warrantor forms, owns or acquires an entity stake in any entity that is engaged in or related to the Business, to take all action necessary to cause such entity to become a Subsidiary (direct or indirect) of SCAC (a “New Subsidiary”).

Section 7.10                Survival of Covenants.  The covenants of the Warrantors set forth in this Agreement shall survive the Closing.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01                Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions.

(a)           Permits of PRC Governmental Authorities.  All the Permits of the relevant PRC Governmental Authorities required in connection with the AutoChina Acquisition to the extent that they are required to be obtained prior to the Closing under applicable PRC Laws, shall have been duly obtained.

(b)           Approval by SCAC’s Shareholders.  This Agreement and the transactions contemplated hereby shall have been approved by the holders of a majority of the outstanding SCAC Ordinary Shares, in accordance with the SCAC Articles and the aggregate number of SCAC Ordinary Shares held by public shareholders of SCAC who (i) exercise their rights to convert their SCAC Ordinary Shares to cash and (ii) vote against the transactions contemplated hereby shall not constitute forty percent (40%) or more of the SCAC Ordinary Shares sold in SCAC’s Public Offering.

(c)           Litigation.  No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any Governmental Authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the Restructuring, (b) the ownership of the Group Companies, (c) the purchase of the AutoChina Acquisition Shares in consideration for the issuance of the SCAC Ordinary Shares, (d) the SCAC Shareholders’ Meeting and use of the Proxy Statement by SCAC, or (g) the conduct or ownership (direct or indirect or beneficial) in any material respect the Business as a whole or any material portion of the Business conducted or to be conducted by the Warrantors.

(d)           Transaction Documents.  Each of the Transaction Documents shall have been executed and delivered at the Closing to each relevant Party.

Section 8.02                           Conditions to Obligations of the Warrantors.  The obligations of each Warrantor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)           Representations and Warranties; Covenants.  Without supplementation after the date of this Agreement, the representations and warranties of SCAC contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by SCAC on or before the Closing shall have been complied with.

Section 8.03                Conditions to Obligations of SCAC.  The obligations of SCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a)           Representations and Warranties; Covenants.  The representations and warranties of each Warrantor contained in this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date, shall be true and correct in all respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement (including, but not limited to, ARTICLE 5 and ARTICLE 7 hereof) to be complied with by each Warrantor on or before the Closing shall have been complied with, and SCAC shall have received at the Closing a certificate of each Warrantor to such effect.

(b)           Legal Opinions.  SCAC shall have received from (i) PRC counsel to the Warrantors a legal opinion addressed to SCAC with respect to PRC legal matters in the form attached hereto as Schedule J and (ii) AutoChina’s Cayman counsel a legal opinion addressed to SCAC with respect to Cayman legal matters in the form attached hereto as Schedule K, in each case dated as of the Closing Date.

(c)           Waivers and Consents.  Each Warrantor shall have obtained and delivered to SCAC waivers and consents of all third parties required for the consummation of the AutoChina Acquisition set forth in Schedule L.

(d)           Regulatory Approvals.  Any Governmental Authority whose approval or consent is required in connection with the Restructuring and other transactions contemplated hereby, including, but not limited to, the approval of MOFCOM, shall have approved of the transactions contemplated by this Agreement.  The registrations, filings and updates with any Governmental Authorities as required in connection with the transactions contemplated by this Agreement, including, but not limited to, the filings by each of the AutoChina Shareholders or their beneficial owners with SAFE (if required), shall have been duly completed and SCAC shall have cleared all the comments of SEC with respect to the Proxy Statement and shall have filed with SEC the Proxy Statement.  SCAC shall have received written confirmation of such approvals, registrations, filings and updates.

(e)           No Adverse Change.  At the Closing, as duly certified by a director of each of the Warrantors, there shall have been no material adverse change in the Assets and Properties, liabilities, financial condition or prospects of the Group Companies or the Business from that shown or reflected in the FY2007 AutoChina Consolidated Financials and as described in the Proxy Statement.  Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of SCAC, would have an AutoChina Material Adverse Effect.

(f)            Necessary Proceedings.  All proceedings, corporate or otherwise, to be taken by each Warrantor in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by each Warrantor, as appropriate, as of the Closing, shall have been delivered to SCAC.

(g)           AutoChina Information.  The AutoChina Information, at the time of distribution or effectiveness of each filing or submission with the SEC containing any such information and at Closing, will accurately reflect the Business, the Group Companies, and the AutoChina Shareholders, and the AutoChina Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the AutoChina Information not misleading.

(h)           Employment Agreements.  Each of the Key Employees shall have executed and, at the Closing, delivered the Executive Employment Agreement with SCAC and/or the relevant Group Companies and each of all the other full-time employees of the Group Companies shall have executed and delivered each of the Labor Contracts.

(i)            Equity Incentive Plan.  The Equity Incentive Plan shall have been approved at the SCAC Shareholders’ Meeting.

(j)            Restructuring.  The Warrantors shall have delivered evidence to the satisfaction of SCAC that the Restructuring has been completed in all respects and in compliance with all applicable laws including, but not limited to, providing updated licenses and certificates of each Group Company, including but not limited to a foreign exchange registration certificate and such other licenses and certificates as the Investor may reasonably request.  All Restructuring Agreements shall have been executed by each of the parties thereto in accordance with the Restructuring Plan.  The Restructuring shall have been fully completed pursuant to such Restructuring Agreements in compliance with applicable PRC laws and regulations and the Warrantors shall have delivered evidence to the satisfaction of SCAC that Chuanglian exercises de facto control over the operations of the Chuanglian Controlled Companies such that each of the Chuanglian Controlled Companies qualify as a “special purpose entity” under SIC 12, “Consolidation – Special Purpose Entities,” under IFRS or a “variable interest entity” under FIN 46 of US GAAP and are required to be consolidated with Chuanglian for financial statement reporting purposes.

ARTICLE 9

TERMINATION AND ABANDONMENT

Section 9.01                Methods of Termination.  The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

(a)           by mutual written consent of the Parties;

(b)           by either SCAC or any Warrantor, if the Closing has not occurred by August 31, 2009;

(c)           by any Warrantor, (i) if SCAC shall have breached any of its covenants in ARTICLE 6 or ARTICLE 7 hereof in any respect or (ii) if the representations and warranties of SCAC contained in this Agreement shall not be true and correct, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, SCAC has not cured such breach within ten (10) Business Days of any Warrantor’s notice of an intent to terminate;

(d)           by SCAC, (i) if any Warrantor shall have breached any of the covenants in ARTICLE 5 or ARTICLE 7 hereof in any respect or (ii) if the representations and warranties of any Warrantor contained in this Agreement shall not be true and correct, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, and the Warrantors have not cured such breach within ten (10) Business Days of SCAC’s notice of an intent to terminate;

(e)           by either SCAC or any Warrantor, if at the SCAC Shareholders’ Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby fail to be approved and adopted by the affirmative vote of the requisite number of holders of SCAC Ordinary Shares, including a majority-in-interest of the SCAC Ordinary Shares voted by the public shareholders, in accordance with the SCAC Articles and the aggregate number of SCAC Ordinary Shares held by public shareholders of SCAC who (i) exercise their rights to convert their SCAC Ordinary Shares to cash in accordance with the SCAC Articles and (ii) vote against the transactions contemplated hereby constitute forty percent (40%) or more of the SCAC Ordinary Shares sold in SCAC’s Public Offering; or

(f)           by either SCAC or any Warrantor, if this Agreement and the transactions contemplated hereby fail to be approved and adopted by the affirmative vote of the requisite number of the holders of SCAC Ordinary Shares in accordance with the SCAC Articles within ninety (90) days from the date of this Agreement.

Section 9.02                Effect of Termination.

(a)           In the event of termination and abandonment by SCAC or by any Warrantor, or both, pursuant to Section 9.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 9.02, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and (i) Founder and FounderCo shall bear the costs and expenses of each of the Warrantors and (ii)  SCAC shall bear its own costs and expenses.

(b)           Consequence of Termination.  If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i)           each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(ii)          all confidential information received by each Party hereto with respect to the business of any other Party hereto shall be treated in accordance with Section 5.06(b) hereof, which shall survive such termination or abandonment.

ARTICLE 10

DEFINITIONS

Section 10.01              Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Proposal” shall mean (a) a proposal for any transaction pursuant to which any Person proposes to acquire any beneficial ownership of the outstanding equity securities of any Group Company (including as part of any capital raising transaction), whether from any Group Company or pursuant to a tender offer, exchange offer, recapitalization, reorganization or otherwise; (b) a proposal for any merger, consolidation, establishment of or investment in another legal entity or other business combination involving any Group Company; (c) a proposal for any other transaction or series of related transactions (including any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition) pursuant to which any Person proposes to acquire or control a material portion of the Assets and Properties of any Group Company; or (iv) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Action” shall mean any Claim, action, suit, litigation, arbitration, proceeding or investigation by or pending before any Governmental Authority.

“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person.  For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Assets and Properties” of any Person shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

“Associate” shall mean, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of five percent (5%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“AutoChina Material Adverse Effect” shall mean any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the Business, Assets and Properties, Real Property, operations, financial condition, liquidity or prospects of the Group Companies, in each case taken as a whole, or to prevent or materially delay consummation of the AutoChina Acquisition or otherwise to prevent the Warrantors from performing their obligations in any material respects under this Agreement.

“AutoChina Shareholders” shall mean FounderCo and any other registered owner of share capital of AutoChina prior to the Closing.

“AutoChina Shareholders’ Representative” shall mean Wang or such other individual as designated by FounderCo in writing, who has been irrevocably and fully authorized to act on behalf of all of the AutoChina Shareholders with respect to such matters as designated herein.

“AutoChina’s Accountants” shall mean Grobstein, Horwath & Company LLP.

“Benefit Plan” shall mean any Plan established by any Group Company, or any predecessor or Affiliate of them, existing at the Closing Date or prior thereto, to which any Group Company contributes or has contributed or may have liability, or under which any employee, former employee or director of any Group Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights whether provided by any Group Company or pursuant to any governmental program, or otherwise.

“Best Knowledge” shall mean the actual or constructive knowledge that would have been acquired after inquiry in a reasonable and diligent manner, of a Person.

“Board” shall mean the board of directors of SCAC.

“Books and Records” shall mean all files, documents, instruments, papers, books and records relating to the Business of any Group Company including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business” shall mean all the material businesses and operations conducted by the Group Companies, including, but not limited to, the wholesale and retail sale of vehicles (including auto trading), vehicle parts and vehicle accessories; vehicle repair and maintenance; insurance agency; vehicle trade-in business; used car sales business; and vehicle consulting services and vehicle storage services.

“Business Day” shall mean a day of the year on which banks are not required or authorized to be closed in the City of New York, Hong Kong and the PRC.

“Claim” shall mean any claim, demand, suit, proceeding or action.

“Contracts” shall mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

“Control” shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Copyrights” shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

“Disclosure Schedule” shall mean the Disclosure Schedule attached hereto as Schedule M, dated as of the date hereof.

“EBITDA” shall mean earnings before interest, taxes, depreciation, amortization and any adjustment for minority interests. on a consolidated basis calculated based on the audited financial statements prepared by the Independent Auditors in accordance with US GAAP for any twelve (12) month period ended December 31 but for the purposes of this Agreement excluding from any such calculation of EBITDA, any EBITDA (a) generated by the operations of any entities acquired by or merged with SCAC following the Closing or from one-time gains or one-time losses, including, but not limited to, one-time gains or losses from the divestiture of any assets or entities and (b) any impacts on such financial statements as a result of any change of US GAAP occurring after the date such final statements were prepared.  For the avoidance of doubt, for purposes of this Agreement, EBITDA for FY2009 shall exclude the losses of SCAC in FY2009 incurred prior to the Closing and shall be calculated on the assumption that the Group Companies became subsidiaries of AutoChina as of January 1, 2009.

“EBITDA Growth” shall mean year-over-year EBITDA growth.

“Exchange Act” shall mean the US Securities Exchange Act of 1934, as amended.

“FY2005,” “FY2006,” “FY2007,” “FY2008” “FY2009,” “FY2010,” “FY2011,” “FY2012,” and “FY2013.” shall mean, respectively, the financial year ended December 31 of 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, and 2013.

“Governmental Authority” shall mean any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Group Companies” shall mean AutoChina, Fancy Think, the PRC Subsidiaries, the New Subsidiaries, and any other direct or indirect Subsidiary of the foregoing, variable interest entity or otherwise, if any.

“Hazardous Substance” shall mean any substances of whatever description which may cause or have a harmful effect on the environment or the health of a person or any other living organism including, without limitation, all pollutants, contaminants and wastes and all poisonous, toxic, noxious, dangerous and offensive substances.

“Historical Tax Liabilities” shall mean any Taxes that were incurred by any Group Company or their direct or indirect shareholders on or before the Closing.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Indebtedness” of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables, installment payments or accruals incurred in the ordinary course of business), (iv) under capital leases, or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnification Agreement” shall mean the indemnification agreement to be entered into between SCAC and each Indemnitee in the form of Schedule N attached hereto.

“Indemnitee” shall mean each of the Board members, Founder, and other individuals as designated by the Board.

“Independent Auditors” shall mean the then current outside independent auditors of SCAC or any subsidiary of SCAC, as applicable.

“Intellectual Property” shall mean any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore, if applicable, and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply for or register any of the foregoing), (iv) domain names and URL’s of or relating to the Business and variations of the domain names and URL’s, (v) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vi) goodwill of any of the foregoing.

“Investment Assets” shall mean all debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets.

“Laws” shall mean all statutes, rules, regulations, ordinances, circulars, orders, official responses, writs, injunctions, judgments, decrees, awards, restrictions and other generally applicable official documents of any Governmental Authorities of the PRC, Hong Kong, USA, the Cayman Islands or other applicable jurisdictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to securities, taxation, investment, zoning, land use, safety, health, environment, Hazardous Substances, pollution controls, employment and employment practices and access by the handicapped.

“Liabilities” shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Lien” shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any condition sale Contract, title retention Contract or other Contract to give any of the foregoing.

“MOFCOM” shall mean the Ministry of Commerce of the PRC.

“New SCAC Articles” shall mean the Amended and Restated Memorandum and Articles of Association of SCAC in the form of Schedule O attached hereto.

“Patents” shall mean all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

“Permits” shall mean all governmental registrations, licenses, permits, authorizations and approvals.

“Permitted Lien” shall mean (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with US GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (c) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the Assets and Properties subject to such Lien or the use of such Assets and Properties in the conduct of the Business.

“Person” shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“Plan” shall mean any employment, consulting, change of control bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen’s compensation or other insurance, severance, separation or other employee benefit plan, practice, policy agreement or arrangement of any kind, whether written or oral, and whether or not required by applicable Law.

“PRC” shall mean the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“PRC GAAP” shall mean generally accepted accounting principles in the PRC, consistently applied with past periods..

“Pre-Closing Period Tax Returns” shall mean all Tax Returns of the Group Companies for all taxable periods of the Group Companies which are required to be filed on or prior to the Closing Date.

“Pre-Closing Taxes” shall mean all Taxes payable with respect to the Pre-Closing Period Tax Returns or Taxes with respect to Tax Returns filed after the Closing Date that relate back to any tax period ending prior to the Closing Date.

“Proprietary Rights” shall mean all Intellectual Property and other proprietary rights, including, without limitation, any and all foreign and domestic trade name, know-how and all associated rights, and any and all registrations, applications, renewals, extensions and continuations (in whole or in part) of any of the foregoing, together with all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution, unfair trade practice or otherwise associated therewith.

“Purchase Option” shall mean the option granted to EarlyBirdCapital to purchase up to a total of 450,000 units of SCAC securities at US$8.80 per unit.  Each unit issuable upon exercise of such option consists of one (1) SCAC Ordinary Share and one (1) warrant that is identical to a Public Offering Warrant.

“Registration Rights Agreement” shall mean a Registration Rights Agreement by and between SCAC and FounderCo in the form of Schedule P attached hereto.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” of each Party shall mean such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

“Restructuring” shall mean the reorganization of the capital, ownership, and organizational structure of the Group Companies and related transactions pursuant to the Restructuring Agreements and as contemplated by the Memorandum on the Overseas Private Equity Financing and IPO Structure of Kaiyuan Auto Sales Group prepared by Zhong Lun Law Firm dated August 26, 2008 (the “Restructuring Plan”), as may be amended or supplemented from time to time with the consent of SCAC and AutoChina.

“Restructuring Agreements” means those certain agreements relating to the Restructuring and governing the relationships by and among the Group Companies and their respective shareholders following the Restructuring as more specifically set forth in the Restructuring Plan.

“RMB” shall mean the official currency of the PRC.

“SAFE” shall mean the State Administration of Foreign Exchange of the PRC, including any of its branches or divisions.

“SAFE Circulars” shall mean the Circular on Issues Relating to the Administration of Foreign Exchange Concerning Fund Raising and Round-Trip Investment by Domestic Residents through Offshore Special Purpose Vehicles (《关于境内居民通过境外特殊目的公司融资及返程投资外汇管理相关问题的通知》[汇发（2005）75号]) issued by SAFE with effect from November 1, 2005, and the Circular on the Release of Operative Directives for the Circular of the State Administration of Foreign Exchange on Issues Relating to the Administration of Foreign Exchange Concerning Fund Raising and Round-Trip Investment by Domestic Residents through Offshore Special Purpose Vehicles (国家外汇管理局综合司关于印发《国家外汇管理局关于境内居民通过境外特殊目的公司融资及返程投资外汇管理有关问题的通知》操作规程的通知 [汇综发 (2007) 106号]) issued by the General Affairs Department of SAFE with effect from May 29, 2007.

“SCAC Material Adverse Effect” shall mean any event, change or effect (excluding  any event, change or effect resulting in any disturbance or adverse change in or to international financial markets, international foreign exchange markets, the international banking system or any stock, bond, futures or commodities markets in the PRC (including Hong Kong), the USA, Europe or Asia) that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, Assets and Properties, Real Property, operations, financial condition, liquidity or prospects of SCAC, taken as a whole, or to prevent or materially delay consummation of the AutoChina Acquisition or otherwise to prevent SCAC from performing its obligations under this Agreement.

“SCAC Ordinary Shares” shall mean ordinary shares of SCAC, par value US$0.001 per share.

“SCAC’s Public Offering” shall mean the initial public offering of SCAC, in which SCAC sold 5,175,000 units of SCAC securities (including the underwriter’s exercise of the over-allotment option) at a price of US$8.00 per unit.  Each unit sold consisted of one (1) SCAC Ordinary Share and one (1) Public Offering Warrant (as defined below).

“SCAC Shareholders’ Representative” shall mean James Sha or such other individual as designated by a majority of the existing shareholders of SCAC that were also shareholders of SCAC prior to the Closing, such designation in writing, who has been irrevocably and fully authorized to act on behalf of all of the shareholders of SCAC with respect to such matters as designated herein.

“Securities Act” shall mean the US Securities Act of 1933, as amended.

“Software” shall mean all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) of whose interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with US GAAP; (iii) any entity respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary; and (iv) any branch companies.  Notwithstanding the above, for the purpose of the Transaction Documents, as applied to AutoChina after the Closing, the term “Subsidiary” or “subsidiary” includes, without limitation, Fancy Think, the PRC Subsidiaries, the New Subsidiaries and any of their respective Subsidiaries, if any.

“Targeted EBITDA Growth” shall mean EBITDA Growth of the percentages set forth in Schedule C.

“Tax” or “Taxes” shall mean all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social housing, social insurance, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

“Tax Return” shall mean any declaration, statement, report, return, information return or claim for refund relating to Taxes (including information required to be supplied to a governmental entity in respect of such report or return) including, if applicable, combined or consolidated returns for any group of entities that includes the Group Companies or SCAC.

“Technology” shall mean any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

“Trade Secrets” shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

“Trademarks” shall mean any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

“US” or “United States” shall mean the United States of America.

“US$” shall mean the official currency of the United States.

“US GAAP” shall mean generally accepted accounting principles in the United States, consistently applied with past periods.

“Voting Agreement” shall mean a Voting Agreement by and between SCAC and FounderCo in the form of Schedule Q attached hereto.

“Warrantors” shall mean Founder, Wang, FounderCo, AutoChina, Fancy Think, Chuanglian, Kaiyuan Real Estate, Huiyin Investment, Hua An Investment, Kaiyuan Logistics, Tianmei Insurance, Kaiyuan Auto Trade, and Chuanglian Auto Trade.

“Warrants” shall mean the (i) 5,175,000 warrants issued by SCAC, pursuant to which one (1) warrant will entitle the holder thereof to purchase one (1) SCAC Ordinary Share from SCAC at an exercise price of US$5.00 commencing on the later of (a) the completion of a business combination such as the AutoChina Acquisition or (b) February 26, 2013, or earlier upon redemption (the “Public Offering Warrants”) and (ii) 1,430,000 warrants issued by SCAC to its founding shareholders (the “Insider Warrants”), the Insider Warrants are identical to the Public Offering Warrants except that if SCAC calls the Insider Warrants for redemption, the Insider Warrants may be exercised on a cashless basis so long as the Insider Warrants are held by SCAC’s founding shareholders or their affiliates.

ARTICLE 11

INDEMNIFICATION

Section 11.01              Indemnification.

(a)           Indemnification Obligations.  Subject to the limitations set forth in this Section 11, from and after the date hereof, each of the Warrantors shall jointly and severally protect, defend, indemnify and hold harmless SCAC, officers, directors, employees, (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) from and against any and all losses, costs, amounts paid or payable, damages, liabilities, fees (including without limitation reasonable attorneys’ fees) and expenses (collectively, the “Damages”), that any of Indemnified Persons incurs by reason of or in connection with:

(i)           any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, or agreements of any of the Warrantors contained in the Transaction Documents and all other agreements in connection with the AutoChina Acquisition to which any Warrantor is a party and any exhibits or schedules attached hereto or thereto; and

(ii)          any failure of any of the Warrantors to perform any of its covenants under the Transaction Documents and all other agreements in connection with the AutoChina Acquisition to which any Warrantor is a party and any exhibits or schedules attached hereto or thereto.

In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct, any materiality standard or qualification (including an AutoChina Material Adverse Effect qualification) contained in such representation or warranty shall be disregarded.  The Warrantors shall have no right of contribution, indemnification or similar right from SCAC or its Affiliates.  Each of the Warrantors is individually referred to in this ARTICLE 11 as the “Indemnifying Person,” and collectively, the “Indemnifying Persons.”

(b)           Limitations.

(i)           The Warrantors shall not be required to indemnify an Indemnified Person or be liable to SCAC or its Affiliates for any Liability under the Transaction Documents and all other agreements in connection with the AutoChina Acquisition to which any Warrantor is a party and any exhibits or schedules attached hereto or thereto unless the aggregate amount of all Damages exceeds US$100,000 (“Basket”), after which the Warrantors shall be responsible for all Damages, including the Basket; provided, however, the maximum Liability of the Warrantors shall be limited to an amount equivalent to US$68,850,000, except for fraud, intentional misrepresentation and taxes;

(ii)          All indemnification claims shall have been asserted prior to the Remaining Holdback Consideration Release Date; provided, however, indemnification claims based on (A) fraud and intentional misrepresentation and taxes shall survive indefinitely and (B) Known Liabilities set forth in each of Sections 11.01(c)(i) and 11.01(c)(ii) shall survive until the fifth anniversary of the Closing Date;

(iii)         With regard to a third party claim, an Indemnifying Person shall not have any obligation to indemnify or hold harmless an Indemnified Person(s) for any settlement entered into by such Indemnified Persons without the Indemnifying Person’s prior written consent after the Closing of this Agreement, which shall not be unreasonably withheld; and

(iv)         In satisfying any or all claims under the Transaction Documents and all other agreements in connection with the AutoChina Acquisition to which any Warrantor is a party and any exhibits or schedules attached hereto or thereto, SCAC may elect, at its sole discretion, to have the relevant claim satisfied (in whole or in part) by transfer of such number of SCAC Ordinary Shares to the Indemnified Person, provided, that the value of the SCAC Ordinary Shares shall be equal to the product of (A) the number of SCAC Ordinary Shares being used to satisfy such claim and (B) the average closing price of SCAC Ordinary Shares for fifteen (15) consecutive trading days ending on the first (1st) trading day prior to the date such shares are actually delivered to the Indemnified Person.

(c)           Known Liabilities.  “Known Liabilities” shall mean all Damages incurred related to any of the items listed in this Section 11.01(c) and shall be considered Damages without regard to whether or not such Damages are disclosed on the Disclosure Schedule and without regard to whether or not amounts have been accrued for such Damages in the financials:

(i)           Real Property, including but not limited to, any Group Company’s (I) use of collectively-owned land for non-agricultural purposes, (II) failure to obtain building ownership certificates and proper construction approvals for any premises it has built on leased land, (III) failure to properly register any lease with the applicable governmental authorities, and (IV) any payment obligations or liabilities that arise pursuant to any lease set forth on Schedule G;

(ii)          Restructuring, including but not limited to, any Group Company’s failure to execute all applicable control agreements, any failure of payment of share transfer prices related to the Restructuring by any Group Company, and the failure of any Group Company to notify or obtain consent from the relevant parties for the Restructuring;

(iii)         any inter-company lending or withdrawal of registered capital contribution by any Warrantor or Group Company in violation of applicable laws;

(iv)         Licenses and Permits, including but not limited to, the failure of any Group Company to have the appropriate business scope or to receive the appropriate qualifications, including but not limited to road transportation operations permits and insurance agency permits for the operation of its business, the failure of any Warrantor or Group Company to register with SAFE pursuant to the SAFE Circulars, and the failure of any Warrantor or Group Company to obtain the Licenses and Permits set forth in Sections 7.08 and 7.09;

(v)          the failure of any Group Company to obtain consents for its investments that are required pursuant to the guarantee agreements set forth on Schedule R;

(vi)         the failure of any Group Company to enter into labor contracts with all of its employees or to make mandatory social insurance contributions for all of its employees; and

(vii)        any Historical Tax Liabilities or the failure to make adequate social insurance contributions, housing fund contributions, or related employment taxes and liabilities.

Section 11.02              Method of Asserting Claims.  Upon presentation of a written notice from an Indemnified Person to a Warrantor for indemnification which states a good faith determination of the amount of its Damages (“Damages Determination”), the Indemnified Person shall have the right to recover its Damages from the Warrantors.  Such notice shall include facts constituting the basis for such claim, provided, that failure to give such notice shall not affect any rights or remedies of the Indemnified Person hereunder with respect to the indemnification of Damages except to the extent the Indemnifying Party is materially and irrevocably prejudiced thereby.  If the Warrantors disagree in good faith with the Damages Determination from the Indemnified Person, they shall have ten (10) days from the Indemnified Person’s delivery of notice of its Damages Determination to deliver to the Indemnified Person written objections to the Damages Determination.  The Warrantors may, by written notice to the Indemnified Person, waive or shorten such period for objection.  After receipt of any such written notice, an authorized representative of each of the Warrantors and the Indemnified Person shall promptly negotiate with respect to the Damages Determination and the objections thereto, and if they are unable to reach an agreement within thirty (30) Business Days after delivery to the Indemnified Person of the objections to the Damages Determination, the dispute shall be submitted to arbitration pursuant to Section 12.09 hereof.  Any disputed portion of the Damages Determination amount that is subsequently paid by the Warrantors shall bear interest at the rate of ten percent (10%) per annum from the date such payment otherwise would have been made in the absence of such dispute.

Section 11.03              Setoff.  In connection with Sections 1.02(b)(iv) and 11.02, any and all amounts claimed by an Indemnified Person pursuant to Section 11.02 above in connection with Damages for which the Indemnified Person has delivered a notice to the Warrantors may be set-off, at SCAC’s sole direction, against any unpaid amounts by SCAC due to the Warrantors.  In the event the Warrantors object to SCAC’s set-off, the dispute shall be subject to Section 12.09, provided, that SCAC shall not be required to make any unpaid amounts that it has set-off unless, until and to the extent it is so ordered to do so in a final and binding award of an arbitration tribunal pursuant to an arbitration conducted in accordance with Section 12.09.

ARTICLE 12

GENERAL PROVISIONS

Section 12.01              Expenses.  Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of the Warrantors, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by Founder and FounderCo incurring such costs and expenses, whether or not the Closing shall have occurred.  The Parties hereto acknowledge and agree that certain expenses of SCAC will be deferred until the Closing to be paid out of funds currently held in the trust account referred to in Section 12.13.

Section 12.02              Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)	If to the Group Companies:

No.322 Zhong Shan East Road，
Shijiazhuang City, Hebei 050011, People’s Republic of China
Attention: Chief Executive Officer

(b)	If to FounderCo:

Room 3713, The Center, 99 Queen’s Road Central, Hong Kong
Attention: Lynch Consultancy Limited

(c)	If to Founder:

7375 Union St.,
Burnaby BC, V5A, 1J1, Canada
Attention: Li Yonghui

(d)	If to Wang:

7375 Union St.,
Burnaby BC, V5A, 1J1, Canada
Attention: Yan Wang

(e)	If to SCAC:

10F, Room#1005, Fortune Int’l Building, No. 17
North DaLiuShu Road, Hai Dian District
Beijing 100081, People’s Republic of China
Attention: James Sha

Section 12.03              Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.  Notwithstanding the foregoing, the Warrantors hereby agree that any New Subsidiary may become party to this Agreement as a “Group Company”, “Subsidiary”, and “Warrantor”, by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this Section 12.03 or any consent or approval of any Party.

Section 12.04              Waiver.  At any time prior to the Closing, each Party may (a) extend the time for the performance of any of the obligations or other acts of the any other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

Section 12.05              Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.06              Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 12.07              Entire Agreement.  This Agreement and the Schedules hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Warrantors and SCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 12.08              Benefit.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

Section 12.09              Arbitration.

(a)           Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved in accordance with this Section 12.09.  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be initially be resolved through consultation.  Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be resolved by arbitration.

(b)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be three arbitrators.  SCAC, on the one hand, and the Warrantors that are party to the dispute (the “AutoChina Parties”), on the other hand, shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  The Chairman of the Centre shall act as the third arbitrator.  If SCAC or the AutoChina Parties that are parties to the dispute do not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c)           The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 12.09 including the provisions concerning the appointment of arbitrators, the provisions of this Section 12.09 shall prevail.

(d)           The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law, except to the extent required by the terms of this Agreement.

(e)           Each Party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f)           The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

(g)           Each Party shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal.

(h)           A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 12.10              Waiver of Immunity.  To the extent that each of the Parties (including its assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or Assets and Properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waive such immunity.

Section 12.11              Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the state of New York.

Section 12.12              Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

Section 12.13              Trust Account.  Reference herein is made to SCAC’s final prospectus, dated February 27, 2008 (the “Prospectus”).  Each of the Parties hereto other than SCAC has read the Prospectus and understands that SCAC has established the trust account described in the Prospectus, initially in an amount of US$35,460,000 for the benefit of the public shareholders and the underwriters of SCAC’s initial public offering (the “Underwriters”) and that, except for certain exceptions described in the Prospectus, SCAC may disburse monies from the trust account only: (i) to the public shareholders in the event of the conversion of their shares or the liquidation of SCAC; or (ii) to SCAC and the Underwriters after consummation of a business combination, as described in the Prospectus.  Each of the Parties hereto other than SCAC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SCAC and will not seek recourse against the trust account for any reason whatsoever.

AUTOCHINA GROUP INC

By: ____________________
Name: Li Yonghui
Title: Director

HONEST BEST INT'L LTD

By: ____________________
Name: Wang Yan
Title: Director

LI YONGHUI

By: ____________________

YAN WANG

By: ____________________

FANCY THINK LIMITED

By: ____________________
Name: Li Yonghui
Title: Director

[SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT]

hk-85723

HEBEI CHUANGLIAN TRADE CO., LTD. (河北创联贸易有限公司)

By: ______________________
Name: 张静文
Title: Director

HEBEI KAIYUAN REAL ESTATE DEVELOPMENT CO., LTD. (河北开元房地产开发股份有限公司)

By: ______________________
Name: 李勇会
Title: Chairman

HEBEI HUIYIN INVESTMENT CO., LTD. (河北汇银投资有限责任公司)

By: ______________________
Name: 宋晓萍
Title: Director

HEBEI HUA AN INVESTMENT CO., LTD. (河北华安投资有限责任公司)

By: ______________________
Name: 郭中起
Title: Director

HEBEI TIANMEI INSURANCE AGENCY CO., LTD. (河北天美保险代理有限公司)

By: ______________________
Name: 史丽花
Title: Director

[SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT]

hk-85723

01/21/2009 15:12 FAX 0001/0002

HEBEI SHIJIE KAIYUAN LOGISTICS CO., LTD. (河北世捷开元物流有限公司)

By: ______________________
Name:
Title:

HEBEI SHIJIE KAIYUAN AUTO TRADE CO., LTD. (河北世捷开元汽车贸易有限公司)

By: ______________________
Name:
Title:

SHANXI CHUANGLIAN AUTO TRADE CO., LTD. (山西创联汽贸公司)

By: ______________________
Name:
Title:

SPRING CREEK ACQUISITION CORP.

By: ______________________
Name: James Sha
Title: Chief Executive Officer

[SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT]

hk-85723

SCHEDULE A1

4S STORES I

1. Shijiazhuang Baohe Auto Sales and Service Co., Ltd. (石家庄宝和汽车销售服务有限公司) (“Shijiazhuang Baohe”)

2. Shijiazhuang Xinhua Toyota Auto Service Co., Ltd. (石家庄新华丰田汽车销售服务有限公司) (“Shijiazhuang Xinhua”)

3. Handan Aohua Auto Sales and Service Co., Ltd. (邯郸市奥华汽车销售服务有限公司) (“Handan Aohua”)

4. Handan Defeng Auto Trade Co., Ltd. (邯郸市德丰汽车销售服务有限公司) (“Handan Defeng”)

5. Hebei Shengmei Auto Trade Co., Ltd. (河北盛美汽车贸易有限公司) (“Hebei Shengmei”)

SCHEDULE A2

4S STORES II

1. Hebei Liantuo Auto Trade Co., Ltd. (河北联拓汽车贸易有限公司) (“Hebei Liantuo”)

2. Shijiazhuang Yuhua Toyota Auto Sales and Service Co., Ltd. (石家庄裕华丰田汽车销售服务有限公司) (“Shijiazhuang Yuhua”)

3. Hebei Yitong Auto Sales and Service Co., Ltd. (河北益通汽车销售服务有限公司) (“Hebei Yitong”)

4. Hebei Shengwen Auto Trade Co., Ltd. (河北盛文汽车贸易有限公司) (“Hebei Shengwen”)

5. Hebei Shengda Auto Trade Co., Ltd. (河北盛达汽车贸易有限公司) (“Hebei Shengda”)

6. Hebei Shengkang Auto Trade Co., Ltd. (河北盛康汽车贸易有限公司) (“Hebei Shengkang”)

7. Hebei Anchang Auto Sales and Service Co., Ltd. (河北安昌汽车销售服务有限公司) (“Hebei Anchang”)

8. Hebei Yuanxinghang Auto Sales and Service Co., Ltd. (河北元兴行汽车销售服务有限公司) (“Hebei Yuanxinghang”)

9. Hebei Meifeng Auto Sales and Service Co., Ltd. (河北美丰汽车销售服务有限公司) (“Hebei Meifeng”)

10. Cangzhou Yichang Auto Sales and Service Co., Ltd. (沧州益昌汽车销售服务有限公司) (“Cangzhou Yichang”)

11. Zhangjiakou Meihua Auto Trade Co., Ltd. (张家口美华汽车贸易有限公司) (“Zhangjiakou Meihua”)

12. Hengshui Dechang Auto Trade Co., Ltd. (衡水德昌汽车贸易有限公司) (“Hengshui Dechang”)

13. Qinhuangdao Jianda Auto Sales and Service Co., Ltd. (秦皇岛建达汽车销售服务有限公司) (“Qinhuangdao Jianda”)

14. Cangzhou Deyuan Auto Trade Co., Ltd. (沧州市德源汽车贸易有限公司) (“Cangzhou Deyuan”)

15. Baoding Tianhua Auto Trade Co., Ltd. (保定市天华汽车贸易有限公司) (“Baoding Tianhua”)

16. Cangzhou Hengyuan Auto Sales and Service Co., Ltd. (沧州恒源汽车销售服务有限公司) (“Cangzhou Hengyuan”)

17. Handan Baohe Auto Sales and Service Co., Ltd. (邯郸市宝和汽车销售服务有限公司) (“Handan Baohe”)

18. Handa Yacheng Auto Sales and Service Co., Ltd. (邯郸市亚成汽车销售服务有限公司) (“Handa Yacheng”)

19. Tangshan Yachang Auto Sales and Service Co., Ltd. (唐山亚昌汽车销售服务有限公司) (“Tangshan Yachang”)

20. Hengshui Yuhua Toyota Auto Sales and Service Co., Ltd. (衡水裕华丰田汽车销售服务有限公司) (“Hengshui Yuhua”)

SCHEDULE A3

TRANSPORTATION COMPANIES I

1. Yuanshi Shijie Kaiyuan Transportation Service Co., Ltd. (元氏世捷开元汽车运输服务有限公司) (“Yuanshi Shijie Transportation”)

2. Gaoyi Kaiyuan Transportation Service Co., Ltd. (高邑开元汽车运输服务有限公司) (“Gaoyi Transportation”)

3. Xingtang Shijie Kaiyuan Transportation Service Co., Ltd. (行唐县世捷开元汽车运输服务有限公司) (“Xingtang Transportation”)

4. Pingshan Shijie Kaiyuan Transportation Service Co., Ltd. (平山县世捷开元汽车运输服务有限公司) (“Pingshan Transportation”)

5. Zanhuang Kaiyuan Transportation Service Co., Ltd. (赞皇开元汽车运输服务有限公司) (“Zanhuang Transportation”)

6. Jingxing Kaiyuan Transportation Service Co., Ltd. (井陉开元汽车运输服务有限公司) (“Jingxing Transportation”)

7. Quyang Kaiyuan Transportation Service Co., Ltd. (曲阳开元汽车运输服务有限公司) (“Quyang Transportation”)

8. Zhengding Shijie Kaiyuan Transportation Service Co., Ltd. (正定县世捷开元汽车运输服务有限公司) (“Zhengding Shijie Transportation”)

9. Gaocheng Kaiyuan Transportation Service Co., Ltd. (藁城开元汽车运输服务有限公司) (“Gaocheng Transportation”)

10. Xinji Shijie Kaiyuan Transportation Service Co., Ltd. (辛集世捷开元汽车运输服务有限公司) (“Xinji Shijie Transportation”)

11. Jinzhou Shijie Kaiyuan Transportation Service Co., Ltd. (晋州世捷开元汽车运输服务有限公司) (“Jinzhou Shijie Transportation”)

12. Shexian Shijie Kaiyuan Transportation Service Co., Ltd. (涉县世捷开元汽车运输服务有限公司) (“Shexian Shijie Transportation”)

13. Fuping Shijie Kaiyuan Transportation Service Co., Ltd. (阜平县世捷开元汽车运输服务有限公司) (“Fuping Shijie Transportation”)

14. Hejian Kaiyuan Transportation Service Co., Ltd. (河间开元汽车运输服务有限公司) (“Hejian Transportation”)

15. Weixian Kaiyuan Transportation Service Co., Ltd. (威县开元汽车运输服务有限公司) (“Weixian Transportation”)

16. Shenzhou Shijie Kaiyuan Transportation Service Co., Ltd. (深州市世捷开元汽车运输服务有限公司) (“Shenzhou Shijie Transportation”)

17. Rongcheng Kaiyuan Transportation Service Co., Ltd. (容城县开元汽车运输服务有限公司) (“Rongcheng Transportation”)

18. Sanhe Shijie Kaiyuan Transportation Service Co., Ltd. (三河世捷开元汽车运输服务有限公司) (“Sanhe Shijie Transportation”)

19. Huanghua Shijie Kaiyuan Transportation Service Co., Ltd. (黄骅市世捷开元汽车运输服务有限公司) (“Huanghua Shijie Transportation”)

20. Shahe Shijie Kaiyuan Transportation Service Co., Ltd. (沙河市世捷开元汽车运输服务有限公司) (“Shahe Shijie Transportation”)

21. Jizhou Kaiyuan Transportation Service Co., Ltd. (冀州市开元汽车运输服务有限公司) (“Jizhou Transportation”)

22. Bazhou Kaiyuan Transportation Service Co., Ltd. (霸州市开元汽车运输服务有限公司) (“Bazhou Transportation”)

23. Pingding Shijie Kaiyuan Transportation Service Co., Ltd. (平定世捷开元汽车运输服务有限公司) (“Pingding Shijie Transportation”)

24. Botou Kaiyuan Transportation Service Co., Ltd. (泊头市开元汽车运输服务有限公司) (“Botou Transportation”)

25. Guantao Kaiyuan Transportation Service Co., Ltd. (馆陶县开元汽车运输服务有限公司) (“Guantao Transportation”)

26. Longyao Kaiyuan Transportation Service Co., Ltd. (隆尧开元汽车运输服务有限公司) (“Longyao Transportation”)

27. Hunyuan Shijie Kaiyuan Transportation Service Co., Ltd. (浑源县世捷开元汽车运输服务有限公司) (“Hunyuan Shijie Transportation”)

28. Huailai Kaiyuan Transportation Service Co., Ltd. (怀来开元汽车运输服务有限公司) (“Huailai Transportation”)

29. Gaobeidian Shijie Kaiyuan Transportation Service Co., Ltd. (高碑店市世捷开元汽车运输服务有限公司) (“Gaobeidian Shijie Transportation”)

30. Wu’an Kaiyuan Transportation Service Co., Ltd. (武安市开元汽车运输服务有限公司) (“Wu’an Transportation”)

31. Shouyang Shijie Kaiyuan Transportation Service Co., Ltd. (寿阳世捷开元汽车运输服务有限公司) (“Shouyang Shijie Transportation”)

32. Yangquan Shijie Kaiyuan Transportation Service Co., Ltd. (阳泉世捷开元汽车运输服务有限公司) (“Yangquan Shijie Transportation”)

33. Yuxian Shijie Kaiyuan Transportation Service Co., Ltd. (盂县世捷开元汽车运输服务有限公司) (“Yuxian Shijie Transportation”)

34. Qingxian Kaiyuan Transportation Service Co., Ltd. (青县开元汽车运输服务有限公司) (“Qingxian Transportation”)

35. Anguo Kaiyuan Transportation Service Co., Ltd. (安国市开元汽车运输服务有限公司) (“Anguo Transportation”)

36. Qingxu Shijie Kaiyuan Transportation Service Co., Ltd. (清徐县世捷开元汽车运输服务有限公司) (“Qingxu Shijie Transportation”)

37. Yangyuan Kaiyuan Transportation Service Co., Ltd. (阳原开元汽车运输服务有限公司) (“Yangyuan Transportation”)

38. Yuxian Kaiyuan Transportation Service Co., Ltd. (蔚县开元汽车运输服务有限公司) (“Yuxian Transportation”)

39. Datong Shijie Kaiyuan Transportation Service Co., Ltd. (大同市世捷开元汽车运输服务有限公司) (“Datong Shijie Transportation”)

40. Nanhe Kaiyuan Transportation Service Co., Ltd. (南和县开元汽车运输服务有限公司) (“Nanhe Transportation”)

41. Jinzhong Shiji Kaiyuan Transportation Service Co., Ltd. (晋中世纪开元汽车运输服务有限公司) (“Jinzhong Shiji Transportation”)

42. Tianjin Beichen Xuyuan Transportation Service Co., Ltd. (天津市北辰区旭元汽车运输服务有限公司) (“Tianjin Beichen Xuyuan Transportation”)

43. Tangshan Fengrun Kaiyuan Transportation Service Co., Ltd.（唐山市丰润区开元汽车运输服务有限公司) (“Tangshan Fengrun Transportation”)

44. Zhangjiakou Kaiyuan Transportation Service Co., Ltd.（张家口开元汽车运输服务有限公司) (“Zhangjiakou Transportation”)

45. Qixian Kaiyuan Transportation Co., Ltd.（祁县开元汽车运输有限公司) (“Qixian Transportation”)

46. Qian’an Kaiyuan Transportation Service Co., Ltd.（迁安开元汽车运输服务有限公司) (“Qian’an Transportation”)

47. Zunhua Kaiyuan Transportation Service Co., Ltd. (遵化开元汽车运输服务有限公司) (“Zunhua Transportation”)

48. Fucheng Kaiyuan Transportation Service Co., Ltd. (阜城县开元汽车运输服务有限公司) (“Fucheng Transportation”)

49. Fengzhen Kaiyuan Transportation Service Co., Ltd. (丰镇市开元汽车运输服务有限公司) (“Fengzhen Transportation”)

50. Wulan Chabu Shijie Kaiyuan Transportation Service Co., Ltd. (乌兰察布市世捷开元汽车运输服务有限公司) (“Wulan Chabu Shijie Transportation”)

51. Wuyuan Kaiyuan Transportation Service Co., Ltd. (五原县开元汽车运输服务有限公司) (“Wuyuan Transportation”)

52. Xinghe Kaiyuan Transportation Service Co., Ltd. (兴和县开元汽车运输服务有限公司) (“Xinghe Transportation”)

53. Zhungeer Banner Shijie Kaiyuan Transportation Service Co., Ltd. (准格尔旗世捷开元汽车运输服务有限公司) (“Zhungeer Banner Shijie Transportation”)

54. Baotou Xuyuan Transportation Service Co., Ltd. （包头市旭元汽车运输服务有限公司) (“Baotou Xuyuan Transportation”)

55. Bayan Nur Kaiyuan Transportation Service Co., Ltd. （巴彦淖尔市开元汽车运输服务有限公司) (“Bayan Nur Transportation”)

56. Tuo Ke Tuo Xian Kaiyuan Transportation Service Co., Ltd. (托克托县开元汽车运输服务有限公司) (“Tuo Ke Tuo Xian Transportation”)

57. Dalate Banner Xuyuan Transportation Service Co., Ltd. （达拉特旗旭元汽车运输服务有限公司) (“Dalate Banner  Xuyuan Transportation”)

58. Ordos City Dongsheng District Shijie Kaiyuan Transportation Service Co., Ltd. (鄂尔多斯市东胜区世捷开元汽车运输服务有限公司) (“Ordos Dongsheng Shijie Transportation”)

59. Dong’a Kaiyuan Transportation Service Co., Ltd. (东阿开元汽车运输服务有限公司) (“Dong’a Transportation”)

60. Linyi Jieyun Transportation Service Co., Ltd. (临沂捷运汽车运输服务有限公司) (“Linyi Jieyun Transportation”)

61. Linshu Kaiyuan Transportation Service Co., Ltd. (临沭开元汽车运输服务有限公司) (“Linshu Transportation”)

62. Leling Kaiyuan Transportation Service Co., Ltd. (乐陵市开元汽车运输服务有限公司) (“Leling Transportation”)

63. Boxing Kaiyuan Transportation Service Co., Ltd. (博兴县开元汽车运输服务有限公司) (“Boxing Transportation”)

64. Dezhou Xuyuan Transportation Service Co., Ltd. (德州旭元汽车运输服务有限公司) (“Dezhou Xuyuan Transportation”)

65. Zaozhuang Xuyuan Transportation Service Co., Ltd. (枣庄旭元汽车运输服务有限公司) (“Zaozhuang Xuyuan Transportation”)

66. Jining Kaiyuan Transportation Service Co., Ltd. (济宁开元汽车运输服务有限公司) (“Jining Transportation”)

67. Binzhou Kaiyuan Transportation Service Co., Ltd. (滨州开元汽车运输服务有限公司) (“Binzhou Transportation”)

68. Liaocheng Kaiyuan Transportation Service Co., Ltd. (聊城开元汽车运输服务有限公司) (“Liaocheng Transportation”)

69. Zoucheng Xuwei Transportation Service Co., Ltd. (邹城市旭威汽车运输服务有限公司) (“Zoucheng Xuwei Transportation”)

70. Yanggu Kaiyuan Transportation Service Co., Ltd. (阳谷开元汽车运输服务有限公司) (“Yanggu Transportation”)

71. Gaotang Shijie Kaiyuan Transportation Service Co., Ltd. (高唐县世捷开元汽车运输服务有限公司) (“Gaotang Shijie Transportation”)

72. Qihe Kaiyuan Transportation Service Co., Ltd. (奇河开元汽车运输服务有限公司) (“Qihe Transportation”)

73. Anyang Shijie Kaiyuan Transportation Service Co., Ltd. (安阳世捷开元汽车运输服务有限公司) (“Anyang Shijie Transportation”)

74. Xinxiang Kaiyuan Transportation Service Co., Ltd. (新乡市开元汽车运输服务有限公司) (“Xinxiang Transportation”)

75. Xinmi Kaiyuan Transportation Service Co., Ltd. (新密开元汽车运输服务有限公司) (“Xinmi Transportation”)

76. Wuzhi Xuyuan Transportation Service Co., Ltd.（武陟县旭元汽车运输服务有限公司) (“Wuzhi Xuyuan Transportation”)

77. Luoyang Xuyuan Transportation Service Co., Ltd.（洛阳旭元汽车运输服务有限公司) (“Luoyang Xuyuan Transportation”)

78. Jiyuan Kaiyuan Transportation Service Co., Ltd.（济源开元汽车运输服务有限公司) (“Jiyuan Transportation”)

79. Wenxian Shijie Kaiyuan Transportation Service Co., Ltd. (温县世捷开元汽车运输服务有限公司) (“Wenxian Shijie Transportation”)

80. Jiaozuo Kaiyuan Transportation Service Co., Ltd. (焦作市开元汽车运输服务有限公司) (“Jiaozuo Transportation”)

81. Xuchang Kaiyuan Transportation Service Co., Ltd. (许昌县开元汽车运输服务有限公司) (“Xuchang Transportation”)

82. Huixian Kaiyuan Transportation Service Co., Ltd. (辉县市开元汽车运输服务有限公司) (“Huixian Transportation”)

83. Changge Xuyuan Transportation Service Co., Ltd.（长葛市旭元汽车运输服务有限公司) (“Changge Xuyuan Transportation”)

SCHEDULE A4

TRANSPORTATION COMPANIES 2

1. Shuozhou Xuyuan Transportation Co., Ltd. (朔州市旭元汽车运输有限公司) (“Shuozhou Xuyuan Transportation”)

2. Huairen Shijie Kaiyuan Transportation Service Co., Ltd. (怀仁县世捷开元汽车运输服务有限公司) (“Huairen Shijie Transportation”)

3. Yingxian Kaiyuan Transportation Service Co., Ltd. (应县开元汽车运输服务有限公司) (“Yingxian Transportation”)

4. Xinzhou Xinfu Shijie Kaiyuan Transportation Service Co., Ltd. (忻州市忻府区世捷开元汽车运输服务有限公司) (“Xinzhou Shijie Transportation”)

5. Wuzhai Shijie Kaiyuan Transportation Service Co., Ltd. (五寨县世捷开元汽车运输服务有限公司) (“Wuzhai Shijie Transportation”)

6. Daixian Shijie Kaiyuan Transportation Service Co., Ltd. (代县世捷开元汽车运输服务有限公司) (“Daixian Shijie Transportation”)

7. Lvliang Shijie Kaiyuan Transportation Service Co., Ltd.(吕梁世捷开元汽车运输服务有限公司) (“Lvliang Shijie Transportation”)

8. Linxian Shiji Kaiyuan Transportation Service Co., Ltd. (临县世纪开元汽车运输服务有限公司) (“Linxian Shijie Transportation”)

9. Xiaoyi Xuyuan Transportation Service Co., Ltd. (孝义市旭元汽车运输服务有限公司) (“Xiaoyi Xuyuan Transportation”)

10. Lvliang Zhongyang Xuyuan Transportation Service Co., Ltd. (吕梁中阳旭元汽车运输服务有限公司) (“Lvliang Xuyuan Transportation”)

11. Changzhi Shijie Kaiyuan Transportation Service Co., Ltd. (长治市世捷开元汽车运输服务有限公司) (“Changzhi Shijie Transportation”)

12. Licheng Kaiyuan Transportation Service Co., Ltd. (黎城开元汽车运输服务有限公司) (“Licheng Transportation”)

13. Linfen Yaodu Shijie Kaiyuan Transportation Co., Ltd. (临汾市尧都区世捷开元汽车运输有限公司) (“Linfen Shijie Transportation”)

14. Quwo Shijie Kaiyuan Transportation Service Co., Ltd. (曲沃世捷开元汽车运输服务有限公司) (“Quwo Shijie Transportation”)

15. Huozhou Shijie Kaiyuan Transportation Co., Ltd. (霍州世捷开元汽车运输有限公司) (“Huozhou Shijie Transportation”)

16. Yuncheng Shijie Kaiyuan Transportation Service Co., Ltd. (运城市世捷开元汽车运输服务有限公司) (“Yuncheng Shijie Transportation”)

17. Hejin Xin Shijie Kaiyuan Transportation Service Co., Ltd. (河津市新世捷开元汽车运输服务有限公司) (“Hejin Xin Shijie Transportation”)

18. Jincheng Xuyuan Transportation Service Co., Ltd. (晋城市旭元汽车运输服务有限公司) (“Jincheng Xuyuan Transportation”)

19. Yangcheng Xuyuan Transportation Service Co., Ltd. (阳城县旭元汽车运输服务有限公司) (“Yangcheng Xuyuan Transportation”)

20. Gaoping Shijie Kaiyuan Transportation Service Co., Ltd. (高平市世捷开元汽车运输服务有限公司) (“Gaoping Shijie Transportation”)

SCHEDULE A5

AUTO SERVICE COMPANIES

1. Zhangjiakou Chuanglian Auto Service Co., Ltd. (张家口创联汽车服务有限公司) (“ Zhangjiakou Auto Service”)

2. Zhengding Chuanglian Auto Service Co., Ltd. (正定县创联汽车服务有限公司) (“Zhengding Auto Service”)

3. Fuping Chuanglian Auto Service Co., Ltd. (阜平县创联汽车服务有限公司) (“Fuping Auto Service”)

4. Botou Chuanglian Auto Service Co., Ltd. (泊头市创联汽车服务有限公司) (“Botou Auto Service”)

5. Zanhuang Chuanglian Auto Service Co., Ltd. (赞皇创联汽车服务有限公司) (“Zanhuang Auto Service”)

6. Xingtang Chuanglian Auto Service Co., Ltd. (行唐县创联汽车服务有限公司) (“Xingtang Auto Service”)

7. Yuanshi Chuanglian Auto Service Co., Ltd. (元氏创联汽车服务有限公司) (“Yuanshi Auto Service”)

8. Shenzhou Chuanglian Auto Service Co., Ltd. (深州市创联汽车服务有限公司) (“Shenzhou Auto Service”)

9. Xinji Chuanglian Auto Service Co., Ltd. (辛集创联汽车服务有限公司) (“Xinji Auto Service”)

10. Qixian Chuanglian Auto Service Co., Ltd. (祁县创联汽车服务有限公司) (“Qixian Auto Service”)

11. Qingxian Chuanglian Auto Service Co., Ltd. (青县创联汽车服务有限公司) (“Qingxian Auto Service”)

12. Qingxu Chuanglian Auto Service Co., Ltd. (清徐县创联汽车服务有限公司)  (“Qingxu Auto Service”)

13. Sanhe Chuanglian Auto Service Co., Ltd. (三河创联汽车服务有限公司) (“Sanhe Auto Service”)

14. Jinzhou Chuanglian Auto Service Co., Ltd. (晋州创联汽车服务有限公司) (“Jinzhou Auto Service”)

15. Longrao Chuanglian Auto Service Co., Ltd. (隆尧创联汽车服务有限公司) (“Longrao Auto Service”)

16. Nanhe Chuanglian Auto Service Co., Ltd. (南和县创联汽车服务有限公司) (“Nanhe Auto Service”)

17. Pingshan Chuanglian Auto Service Co., Ltd. (平山创联汽车服务有限公司) (“Pingshan Auto Service”)

18. Gaoyi Chuanglian Auto Service Co., Ltd. (高邑创联汽车服务有限公司) (“Gaoyi Auto Service”)

19. Hejian Chuanglian Auto Service Co., Ltd. (河间市创联汽车服务有限公司) (“Hejian Auto Service”)

20. Huanghua Chuanglian Auto Service Co., Ltd. (黄骅市创联汽车服务有限公司) (“Huanghua Auto Service”)

21. Jizhou Chuanglian Auto Service Co., Ltd. (冀州市创联汽车服务有限公司) (“Jizhou Auto Service”)

22. Jinzhong Chuanglian Auto Service Co., Ltd. (晋中创联汽车服务有限公司) (“Jinzhong Auto Service”)

23. Shahe Chuanglian Auto Service Co., Ltd. (沙河市创联汽车服务有限公司) (“Shahe Auto Service”)

24. Rongcheng Chuanglian Auto Service Co., Ltd. (容城县创联汽车服务有限公司) (“Rongcheng Auto Service”)

25. Bazhou Chuanglian Auto Service Co., Ltd. (霸州市创联汽车服务有限公司) (“Bazhou Auto Service”)

26. Datong Top Ray Auto Service Co., Ltd. (大同市拓威汽车服务有限公司) (“Datong Top Ray Auto Service”)

27. Fucheng Chuanglian Auto Service Co., Ltd. (阜城县创联汽车服务有限公司) (“Fucheng Auto Service”)

28. Gaobeidian Chuanglian Auto Service Co., Ltd. (高碑店市创联汽车服务有限公司) (“Gaobeidian Auto Service”)

29. Shouyang Chuanglian Auto Service Co., Ltd. (寿阳创联汽车服务有限公司) (“Shouyang Auto Service”)

30. Pingding Chuanglian Auto Service Co., Ltd. (平定创联汽车服务有限公司) (“Pingding Auto Service”)

31. Hunyuan Chuanglian Auto Service Co., Ltd. (浑源创联汽车服务有限公司) (“Hunyuan Auto Service”)

32. Shexian Chuanglian Auto Service Co., Ltd. (涉县创联汽车服务有限公司) (“Shexian Auto Service”)

33. Weixian Chuanglian Auto Service Co., Ltd. (蔚县创联汽车服务有限公司) (“Weixian Auto Service”)

34. Gaocheng Chuanglian Auto Service Co., Ltd. (藁城创联汽车服务有限公司) (“Gaocheng Auto Service”)

35. Qian’an Chuanglian Auto Service Co., Ltd. (迁安创联汽车服务有限公司) (“Qian’an Auto Service”)

36. Zunhua Chuanglian Auto Service Co., Ltd. (遵化创联汽车服务有限公司) (“Zunhua Auto Service”)

37. Yangyuan Chuanglian Auto Service Co., Ltd. (阳原创联汽车服务有限公司) (“Yangyuan Auto Service”)

38. Yangquan Chuanglian Auto Service Co., Ltd. (阳泉创联汽车服务有限公司) (“Yangquan Auto Service”)

39. Jingxing Chuanglian Auto Service Co., Ltd. (井陉创联汽车服务有限公司) (“Jingxing Auto Service”)

40. Anguo Chuanglian Auto Service Co., Ltd. (安国创联汽车服务有限公司) (“Anguo Auto Service”)

41. Huailai Chuanglian Auto Service Co., Ltd. (怀来创联汽车服务有限公司) (“Huailai Auto Service”)

42. Wu’an Chuanglian Auto Service Co., Ltd. (武安市创联汽车服务有限公司) (“Wu’an Auto Service”)

43. Tangshan Fengrun Chuanglian Auto Service Co., Ltd. (唐山市丰润区创联汽车服务有限公司) (“Tangshan Fengrun Auto Service”)

44. Weixian Chuanglian Auto Service Co., Ltd. (威县创联汽车服务有限公司) (“Weixian Auto Service”)

45. Quyang Chuanglian Auto Service Co., Ltd. (曲阳县创联汽车服务有限公司) (“Quyang Auto Service”)

46. Yuxian Chuanglian Auto Service Co., Ltd. (盂县创联汽车服务有限公司) (“Yuxian Auto Service”)

47. Guantao Chuanglian Auto Service Co., Ltd. (馆陶县创联汽车服务有限公司) (“Guantao Auto Service”)

SCHEDULE A6

1. Kaiyuan Real Estate

2. Huiyin Investment

3. Hua An Investment

4. Kaiyuan Logistics

5. Tianmei Insurance

6. Kaiyuan Auto Trade

7. Chuanglian Auto Trade

8. Chuanglian

SCHEDULE B

SHARE ESCROW AGREEMENT

SHARE ESCROW AGREEMENT, dated as of _____________, 2009 (the “Agreement”) by and among [AutoChina Group Limited or such other name to be approved by SCAC] f/k/a Spring Creek Acquisition Corp., a Cayman Islands corporation (the “Company”), Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”) and American Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”).

WHEREAS, the Company has entered into a Share Exchange Agreement, dated ___________, 2009 (the “Share Exchange Agreement”) with Li Yonghui, Yan Wang, Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands, FounderCo, AutoChina Group Inc, a company incorporated and existing under the laws of the Cayman Islands (“AutoChina”), Fancy Think Limited, a limited liability company established in Hong Kong under the Hong Kong Companies Ordinance, and certain other parties, in connection with the exchange by the Company of [_________] ordinary shares of the Company, par value $0.001 per share (“Ordinary Shares”) for all one hundred percent (100%) of the issued share capital of AutoChina all of which is held by FounderCo; and

WHEREAS, FounderCo has agreed, as a condition of the Share Exchange Agreement, to have the Company deposit [_________] Ordinary Shares owned by FounderCo on the date of this Agreement (the “Escrow Shares”), in escrow as hereinafter provided; and

WHEREAS, the Company and FounderCo desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1.           Appointment of Escrow Agent.  The Company and FounderCo hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Shares.  One the date of this Agreement, the Company shall deliver to the Escrow Agent share certificate(s) representing the Escrow Shares issued in the name of FounderCo together with instruments of transfer, duly executed by FounderCo, in respect of the Escrow Shares (the “Escrow Transfer Forms”) to be held and disbursed subject to the terms and conditions of this Agreement.  FounderCo acknowledges and agrees that the share certificate(s) representing its Escrow Shares will be legended to reflect the deposit of such Escrow Shares under this Agreement.  The Company will also cause an annotation to be made on the register of members of the Company to reflect that such Escrow Shares are subject to restrictions set forth in this Agreement.

3.           Disbursement of the Escrow Shares.

3.1.           The Escrow Shares.  The Escrow Agent shall hold [________] of the Escrow Shares (the “FY2009 EBITDA Holdback Consideration Shares”), until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company that sets forth the date of the proposed release of the share certificate(s) representing the FY2009 EBITDA Remaining Holdback Consideration Shares (the “FY2009 EBITDA Holdback Period”).  The Escrow Agent shall hold the remaining [________] of the Escrow Shares (the “Remaining Holdback Consideration Shares”), until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company that sets forth the date of the proposed release of the share certificate(s) representing the Remaining Holdback Consideration Shares (the “Remaining Holdback Period”).  Following the termination of the FY2009 EBITDA Holdback Period, the Escrow Agent shall, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit A, release the Net FY2009 EBITDA Holdback Consideration Shares as set forth in such certificate to FounderCo immediately upon the receipt of such certificate and a number of shares equivalent to [the FY2009 EBITDA Holdback Consideration Shares less the Net FY2009 EBITDA Holdback Consideration Shares (the “FY2009 EBITDA Forfeit Shares”)] shall be forfeited by FounderCo and cancelled by the Company and the Escrow Agent shall promptly release the Escrow Transfer Form duly completed in respect of the FY2009 EBITDA Forfeit Shares and the share certificate(s) representing such FY2009 EBITDA Forfeit Shares and deliver the same to the Company.  Following the termination of the Remaining Holdback Period, the Escrow Agent shall, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit B, release the Net Remaining Holdback Consideration Shares as set forth in such certificate to FounderCo immediately upon the receipt of such certificate and a number of shares equivalent to [the Remaining Holdback Consideration Shares less the Net Remaining Holdback Consideration Shares (the “Remaining Forfeit Shares”)] shall be forfeited by FounderCo and cancelled by the Company and the Escrow Agent shall promptly release the Escrow Transfer Form duly completed in respect of the Remaining Forfeit Shares and the share certificate(s) representing the Remaining Forfeit Shares.

3.2.           Duties.  The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Transfer Forms and share certificate(s) representing the Escrow Shares in accordance with this Section 3.

4.           Rights of FounderCo in Escrow Shares.

4.1.           Voting Rights as a Shareholder.  Except as herein provided, FounderCo shall retain all of their rights as Shareholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2.           Dividends and Other Distributions in Respect of the Escrow Shares.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to FounderCo, but all dividends payable in shares or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3.           Restrictions on Transfer.  During the Escrow Period (other than as permitted under Section 3 above), no sale, transfer or other disposition may be made of any or all of the Escrow Shares and the Company will not and will procure that the secretary will not, register any such sale, transfer or other disposition of the Escrow Shares.  During the Escrow Period, FounderCo shall not pledge or grant a security interest in its Escrow Shares or grant a security interest in its rights under this Agreement.

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5.           Concerning the Escrow Agent.

5.1.           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2.           Indemnification.  To the fullest extent permitted by applicable law, the Escrow Agent shall be indemnified and held harmless by each of the Company and FounderCo, jointly and severally, from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3.           Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit C hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all reasonable taxes or other reasonable governmental charges.

5.4.           Further Assurances.  From time to time on and after the date hereof, the Company and FounderCo shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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5.5.           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

5.6.           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and FounderCo, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7.           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.           Miscellaneous.

6.1.           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.           Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.3.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5.           Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

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If to the Company, to:

[AutoChina Group Limited or such other name to be approved by SCAC]
10F, Room#1005, Fortune Int’l Building, No. 17
North DaLiuShu Road, Hai Dian District
Beijing 100081, People’s Republic of China
Attention: James Sha

If to FounderCo, to:

Room 3713, The Center, 99 Queen’s Road Central, Hong Kong
Attention: Lynch Consultancy Limited

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attention: Felix Orihuela

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6.           Liquidation of Company.  The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company.

- Signature page of the Company immediately follows -

5

WITNESS the execution of this Agreement as of the date first above written.

[AutoChina Group Limited or such other name to be approved by SCAC]

By:
Name:
Title:

- Signature page of FounderCo immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

HONEST BEST INT’L LTD

By:
Name: Wang Yan
Title: Director

- Signature page of Escrow Agent immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

AMERICAN STOCK TRANSFER
& TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

EXHIBIT A

Net FY2009 EBITDA Holdback Consideration Shares Release Certificate

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
For the attention of:
Fax:

Copy to:
Honest Best Int’l Ltd
Room 3713, The Center, 99 Queen’s Road Central, Hong Kong Attention: Lynch Consultancy Limited

For the attention of: Lynch Consultancy Limited
Fax:

[DATE]

Share Escrow Agreement – Net FY2009 EBITDA Holdback Consideration Shares Release Certificate (the “Release Certificate”)

We refer to the Share Escrow Agreement dated _________, 2009 by and among [AutoChina Group Limited or such other name to be approved by SCAC] f/k/a Spring Creek Acquisition Corp., a Cayman Islands corporation (the “Company”), Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”) and American Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) (the “Share Escrow Agreement”).  Unless specified otherwise hereunder, words and expressions used in this Release Certificate shall have the same meanings as in the Share Escrow Agreement.

This Release Certificate is being provided to you in accordance with Section 3.1 of the Share Escrow Agreement.

The Escrow Agent is hereby instructed to release share certificate(s) representing [__________________] of the FY2009 EBITDA Holdback Consideration Shares (the “Net FY2009 EBITDA Holdback Consideration Shares”) to FounderCo on [____________] in accordance with Section 3.1 of the Share Escrow Agreement.

This Release Certificate shall be governed by the laws of the State of New York.

Yours sincerely,

[AutoChina Group Limited or such other name to be approved by SCAC]

By:
Name:
Title:	[Chief Executive Officer or Chief Financial Officer]

EXHIBIT B

Net Remaining Holdback Consideration Shares Release Certificate

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
For the attention of:
Fax:

Copy to:
Honest Best Int’l Ltd
Room 3713, The Center, 99 Queen’s Road Central, Hong Kong Attention: Lynch Consultancy Limited

For the attention of: Lynch Consultancy Limited
Fax:

[DATE]

Share Escrow Agreement – Remaining Holdback Consideration Shares Release Certificate (the “Release Certificate”)

We refer to the Share Escrow Agreement dated _________, 2009 by and among [AutoChina Group Limited or such other name to be approved by SCAC] f/k/a Spring Creek Acquisition Corp., a Cayman Islands corporation (the “Company”), Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”) and American Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) (the “Share Escrow Agreement”).  Unless specified otherwise hereunder, words and expressions used in this Release Certificate shall have the same meanings as in the Share Escrow Agreement.

This Release Certificate is being provided to you in accordance with Section 3.1 of the Share Escrow Agreement.

The Escrow Agent is hereby instructed to release share certificate(s) representing [__________________] of the Remaining Holdback Consideration Shares (the “Net Remaining Holdback Consideration Shares”) to FounderCo on [____________] in accordance with Section 3.1 of the Share Escrow Agreement.

This Release Certificate shall be governed by the laws of the State of New York.

Yours sincerely,

[AutoChina Group Limited or such other name to be approved by SCAC]

By:
Name:
Title:	[Chief Executive Officer or Chief Financial Officer]

EXHIBIT C

Escrow Agent Fees

[To be determined]

SCHEDULE C

TARGETED EBITDA GROWTH

Earn-Out Consideration Percentage (%) is equivalent to the percentage (%) set forth below each of the respective thresholds for each of the applicable fiscal years ended December 31.  Notwithstanding the foregoing, such Earn-Out Consideration Percentage (%) is only applicable in the event that SCAC achieves EBITDA of at least the amount set forth in parenthesis immediately following each of the applicable fiscal years ended December 31 set forth below.  For purposes of this Schedule C “G” shall mean Targeted EBITDA Growth.

FY ending 12/31	G > 30%	G > 40%	G > 50%	G > 60%	G > 70%	G > 80%	G > 90%
2009 (US$22.50MM)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2010 (US$29.25MM)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2011 (US$38.03MM)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2012 (US$49.44MM)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
2013 (US$64.27MM)	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%

SCHEDULE D

SCAC ARTICLES

The Companies Law (Revised)
Company Limited by Shares

THE AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SPRING CREEK ACQUISITION CORP.

(Adopted by way of a special resolution passed on January 25, 2008)

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LIEN

22. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

23. Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfillment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

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24. The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25. Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days' Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favor.

26. A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed and may be made payable either in one lump sum or by installments.

27. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and installments due in respect thereof or other moneys due in respect thereof.

28. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty percent (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29. No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or installments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

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31. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32. On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33. The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money's worth, all or any part of the moneys uncalled and unpaid or installments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one month's Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

34. (1) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days' Notice:

(a) requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b) stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2) If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

35. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

37. Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

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38. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty percent (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

39. A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

40. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41. The forfeiture of a share shall not prejudice the right of the Company to any call already made or installment payable thereon.

42. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

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TRANSFER OF SHARES

46. Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

47. The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favor of some other person.

48. (1) The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien.

(2) The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(3) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.

49. Without limiting the generality of the last preceding Article, the Board may decline to recognize any instrument of transfer unless:

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(a) a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b) the instrument of transfer is in respect of only one class of share;

(c) the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d) if applicable, the instrument of transfer is duly and properly stamped.

50. If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

TRANSMISSION OF SHARES

53. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favor of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have

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VOTING

66. Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorized representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or installments is treated for the foregoing purposes as paid up on the share. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided on a show of hands unless voting by way of a poll is required by he rules of the Designated Stock Exchange or (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a) by the chairman of such meeting; or

(c) by a Member or Members present in person or in the case of a Member being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or

(d) by a Member or Members present in person or in the case of a Member being a corporation by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorized representative shall be deemed to be the same as a demand by a Member.

67. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the

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ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

85. Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

BOARD OF DIRECTORS

(2) Subject to the Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

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Combination." A "Business Combination" shall mean the acquisition by the Company, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business ("Target Business"), that has its principal operations in the Greater China region, which includes Hong Kong, Macau and Taiwan, and a fair market value of at least 80% of the Trust Fund (excluding deferred underwriting discounts and commissions) at the time of the Business Combination. The Company may not consummate a Business Combination with a Target Business that has its principal operations outside of the Greater China region. In the event of any conflict between this Article and any other Article, the provisions of this Article shall prevail. Notwithstanding anything else herein to the contrary, this Article 170 may not be amended prior to the consummation of a Business Combination.

(2) Prior to the consummation of any Business Combination, the Company shall submit such Business Combination to its Members for approval regardless of whether the Business Combination is of a type which normally would require such Member approval under the Law. In the event that the holders of a majority of the outstanding ordinary shares vote for the approval of the Business Combination, the Company shall be authorized to consummate the Business Combination; provided that the Company shall not consummate any Business Combination if 40% or more in interest of the holders of IPO Shares (defined below) exercise their conversion rights described below.

(3) In the event that a Business Combination is approved in accordance with the above paragraph (2) of this Article and is consummated by the Company, any Member holding ordinary shares (the "IPO Shares") that were originally issued in the Company's initial public offering ("IPO") of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Company redeem his or her IPO Shares for cash. If so demanded, the Company shall redeem such shares at a per share redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares held by the such holder. "Trust Fund" shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

(4) In the event that the Company does not consummate a Business Combination by a date (the "Termination Date") which shall be the later of (a) 18 months after the consummation of the IPO or (b) 30 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but the Business Combination was not consummated within 18 months of the IPO, the existence of this Company shall cease except for the purposes of winding up the Company's affairs and liquidating and the Directors shall take all such action necessary to dissolve and liquidate the Company as promptly as practicable. In the event that the Company is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other outstanding securities of the Company.

(5) A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Company or in the event he or she redeems his or her shares in accordance with paragraph (3) of this Article. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

(6) The Board shall be divided into three classes: Class A, Class B and Class C.

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The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of these Articles, the Class C Directors shall by resolution classify themselves as Class A, Class B and Class C Directors. The Directors in Class A shall be elected for a term expiring at the first annual general meeting of Members, the Directors in Class B shall be elected for a term expiring at the second annual general meeting of members and the Directors in Class C shall be elected for a term expiring at the third annual general meeting of Members. Commencing at the first annual general meeting of Members, and at each annual meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting of Members after their election. Except as the Law may otherwise require, in the interim between annual general meetings of Members or an extraordinary general meeting of Members called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the Board, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

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SCHEDULE E

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME APPROVED BY SCAC]

Executive Employment Agreement

This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), entered into as of ______________, 2009, by and between [AutoChina Group Limited or such other name to be approved by SCAC], a company organized under the laws of the Cayman Islands (the "Company") and __________ (the "Executive") (collectively, the "Parties").

RECITALS

A.           The Company desires to employ the Executive as its [•] and to assure itself of the services of the Executive for the Period of Employment (as defined below).

B.           The Executive desires to be employed by the Company as its [•] for the Period of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

ACCORDINGLY, the Parties agree as follows:

1.    Term of Employment.  The Company shall employ the Executive to render services to the Company in the position and with the duties and responsibilities described in Section 2 for a period of three (3) years starting from the date of this Agreement (the "Period of Employment"), unless the Period of Employment is terminated sooner in accordance with Sections 4 or 5 below or extended upon mutual agreement of the Parties.

2.	Position, Duties, Responsibilities.

2.1           Position.  The Executive shall render services to the Company in the position of [•] and shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including serving as the [•] of Hebei Chuanglian Trade Co., Ltd. (河北创联贸易有限公司), an indirectly wholly-owned subsidiary of the Company established in the People's Republic of China (the "PRC") ("Chuanglian") and any other direct or indirect subsidiary of the Company.  The Executive's principal place of employment shall be at any location decided by the board of directors of the Company.  The Executive shall devote his best efforts and full-time attention to the performance of his duties.  The Executive shall report to the board of directors of the Company.

2.2           Other Activities.  Except upon the prior written consent of the board of directors of the Company, the Executive shall not (i) accept any other employment (except for academic employment, position in industrial or professional associations, non-executive director of other companies which do not compete with the Company's business provided that such other companies purchase director liability insurance), (ii) engage, invest or assist, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Executive in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company (excluding any affiliates of the Company) within or outside the PRC.

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2.3           Execution of Chuanglian Employment Agreement.  The Executive shall upon request of the Company execute an employment agreement with Chuanglian or any other direct or indirect subsidiary of the Company (in each case, a "Subsidiary Employment Agreement") in accordance with PRC laws and regulations, in the form substantially identical to this Agreement except for adjustments or alterations required to comply with the relevant laws and regulations of the PRC.

3.            Compensation and Holiday.  In consideration of the services to be rendered under this Agreement, the Executive shall be entitled to the following:

3.1           Base Salary.  The Company shall pay the Executive a "Base Salary" of US$____________ per year, subject to adjustment in accordance with Section 3.2 below.  The Base Salary shall be paid in accordance with the Company's regularly established payroll practices (The payment method of Base Salary is set forth in Exhibit A).

3.2           Salary Adjustment.  The Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

3.3           Benefits.  The Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated executives, in accordance with the benefit plans established by the Company (including the Company’s Equity Incentive Plan), and as may be amended from time to time in the Company's sole discretion.

3.4           Bonus.  The Executive shall not be entitled to any bonus unless otherwise approved by the board of directors of the Company in its sole discretion.

3.5           Holidays.  The Executive shall be entitled, in addition to applicable statutory public holidays, to take [•] working days as paid holiday in each full calendar year.  If the Executive's employment commences or terminates part way through a calendar year, his entitlement to holidays will be assessed on a pro-rata basis in accordance with the Company's holiday policy, as it may change from time to time.

3.6           Insurance.  The Company shall purchase life insurance and medical insurance for the Executive pursuant to applicable standards.

3.7           Others.  The salary and welfare provided respectively in the Subsidiary Employment Agreements and this Agreement shall not be cumulative.  If there is any discrepancy between the above provisions in Article 3 herein and the salary and other welfare provided in the Subsidiary Employment Agreements, the Executive shall, in addition to the salary and welfare provided in the Subsidiary Employment Agreements, be entitled to the additional amount of the salary and welfare (if any) provided in this Agreement only to the extent it exceeds those provided in the Subsidiary Employment Agreements.

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4.	Termination By Company.

4.1           Termination for Cause.  For purposes of this Agreement, "For Cause" shall mean the occurrence of any of the following, subject only to any statutory requirement of any applicable law: (i) the failure of the Executive to properly carry out his duties after notice by the Company of the failure to do so and a reasonable opportunity for the Executive to correct the same within a reasonable period specified by the Company; (ii) any breach by the Executive of one or more provisions of any written agreement with, or written policies of, the Company or his fiduciary duties to the Company likely to cause material harm to the Company and its affiliates, at the Company's reasonable discretion, or (iii) any theft, fraud, dishonesty or serious misconduct by the Executive involving his duties or the property, business, reputation or affairs of the Company and its affiliates.  The Company may terminate the Executive's employment For Cause at any time, without any advance notice or payment in lieu of notice.  The Company shall pay to the Executive all compensation prescribed under Section 3 hereof to which the Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease.

4.2           By Death.  The Executive's employment shall terminate automatically upon the Executive's death.  The Company shall pay to the Executive's beneficiaries or estate, as appropriate, any compensation then due and owing under Section 3 hereof to which the Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this section shall affect any entitlement of the Executive's heirs or devisees to the benefits of any life insurance plan or other applicable benefits, if any. If the Executive dies during the course of or in connection with the performance of his duty, subject to applicable laws, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, a special compensation not exceeding the annual Base Salary as provided in Article 3.1 above, as decided by the board of directors of the Company.

4.3           By Disability.  If the Executive becomes eligible for the Company's long-term disability benefits or if, in the sole opinion of the Company, the Executive is unable to carry out the responsibilities and functions of the position held by the Executive by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred twenty (120) days in any twelve-month period, then, to the extent permitted by law, the Company may terminate the Executive's employment.  The Company shall pay to the Executive all compensation prescribed under Section 3 hereof to which the Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this section shall affect the Executive's rights under any disability plan in which the Executive is a participant, if any.

4.4           Other Termination by Company.  In addition to Sections 4.1 through 4.3, the Company may at any time terminate the employment of the Executive without cause by giving one (1) month written notice to the Executive, in which case the Executive will be eligible to receive an amount equal to three (3) months of the then-current Base Salary of the Executive payable in the form of salary continuation.  Such severance shall be reduced by any remuneration paid to the Executive because of the Executive's employment or self-employment during the severance period, and the Executive shall promptly report all such remuneration to the Company in writing.  The Executive's eligibility for severance is conditioned on the Executive having first signed a Termination Certificate in the form attached as Exhibit B.  The Executive shall not be entitled to any severance payments if the Executive's employment is terminated For Cause, by death or by disability (as provided above) or if the Executive's employment is terminated by the Executive for any reason other than Good Reason, as defined below.

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5.	Termination By Executive.

5.1           Termination by Executive other than for Good Reason.  The Executive may terminate employment with the Company at any time for any reason or no reason at all, upon three (3) months' advance written notice.  During such notice period the Executive shall continue to diligently perform all of the Executive's duties hereunder.  The Company shall have the option, in its sole discretion, to make the Executive's termination effective at any time prior to the end of such notice period as long as the Company pays the Executive all compensation under Section 3 hereof to which the Executive is entitled up through the last day of the three (3) months' notice period.  Thereafter all obligations of the Company shall cease.  Unless the Executive terminates his employment for Good Reason, as provided in Section 5.2, no severance or other separation benefits shall be paid to the Executive.

5.2           Termination for Good Reason After Change in Control.  The Executive's termination shall be for Good Reason (as defined below) if the Executive provides written notice to the Company of the Good Reason within three (3) months of the event constituting Good Reason and provides the Company with a period of twenty (20) days to cure the Good Reason and the Company fails to cure the Good Reason within that period.  For purposes of this Agreement, "Good Reason" shall mean a material reduction in the Executive's Base Salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company if (i) such reduction is effected by the Company without the consent of the Executive and (ii) such event occurs within three (3) months after a Change in Control (as hereinafter defined).  For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred when:  (i) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto holding fifty percent (50%) or more of the outstanding voting securities of the Company or the surviving entity immediately after such merger or consolidation; or (ii) the shareholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company's assets.  If the Executive terminates his employment for Good Reason, the Executive will be eligible to receive an amount equal to one (1) month of the Executive's then-current Base Salary payable in the form of salary continuation.  Thereafter all obligations of the Company or its successor under this Agreement shall cease.  Any severance shall be reduced by any remuneration paid to the Executive because of the Executive's employment or self-employment during the severance period, and the Executive shall promptly report all such remuneration to the Company or its successor in writing.  The Executive's eligibility for severance is conditioned on the Executive having first signed a Termination Certificate in the form attached as Exhibit B.

6.	Termination Obligations.

The Executive agrees that on or before termination of employment, he will promptly return to the Company all documents and materials of any nature pertaining to his work with the Company, including all originals and copies of all or any part of any Proprietary Information or Inventions (as defined below) along with any and all equipment and other tangible and intangible property of the Company.  The Executive agrees not to retain any documents or materials or copies thereof containing any Proprietary Information or Inventions.

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The Executive further agrees that:  (i) all representations, warranties, and obligations under Articles 6, 7, 8, 10, 11, 12, 14.1, 14.2 and 14.3 contained in this Agreement shall survive the termination of the Period of Employment; (ii) the Executive's representations, warranties and obligations under Articles 6, 7, 8, 10, 11, 12, 14.1, 14.2 and 14.3 shall also survive the expiration of this Agreement; and (iii) following any termination of the Period of Employment, the Executive shall fully cooperate with the Company in all matters relating to his continuing obligations under this Agreement, including but not limited to the winding up of pending work on behalf of the Company, the orderly transfer of work to the other employees of the Company, and the defense of any action brought by any third party against the Company that relates in any way to the Executive's acts or omissions while employed by the Company.  The Executive also agrees to sign and deliver the Termination Certificate attached hereto as Exhibit B prior to his termination of employment with the Company.

7.	Post-Termination Activity.

7.1           No Use of Proprietary Information.  The Executive acknowledges that the pursuit of the activities forbidden by this subsection would necessarily involve the use or disclosure of Proprietary Information in breach of this Agreement, but that proof of such a breach would be extremely difficult.  To forestall such disclosure, use, and breach, and in consideration of the employment under this Agreement, the Executive also agrees that while employed by the Company, and for a period of one (1) year after termination of the Executive's employment, the Executive shall not, directly or indirectly:

(i)           divert or attempt to divert from the Company or any Affiliate ("Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity).  For the purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such person, (y) possession directly or indirectly of 50% or more of the voting power of such person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such person, and the terms "controlling" and "controlled" have meanings correlative to the foregoing) any business of any kind in which it is engaged, including, without limitation, soliciting business from or performing services for, any persons, company or other entity which at any time during the Executive's employment by the Company is a client, supplier, or customer of the Company or prospective client, supplier, or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

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(ii)           solicit or otherwise induce any person to terminate his employment or consulting relationship with the Company or any Affiliate; and

(iii)          engage, invest or assist in any business activity that directly or indirectly competes with any business plan of the Company or any Affiliate.

In addition, because the Executive acknowledges the difficulty of establishing when any intellectual property, invention, or proprietary information is first conceived or developed by the Executive, or whether it results from access to Proprietary Information or the Company equipment, supplies, facilities, or data, the Executive agrees that any intellectual property, invention, or proprietary information shall be reported to the Company and, unless proven otherwise to the reasonable satisfaction of the Company, shall be presumed to be an Invention for the purpose of this Agreement and shall be subject to all terms and conditions hereof, if reduced to practice by the Executive or with the aid of the Executive within one (1) year after termination of the Period of Employment.

7.2           No Competition.  Notwithstanding Section 7.1 above, while employed by the Company and for a period equal to the greater of one (1) year after the termination of the Executive's employment with the Company for any reason whatsoever, the Executive shall not, directly or indirectly, as an executive, employer, employee, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business within the PRC and/or Hong Kong that is competitive with the business of the Company or any Affiliate.  Notwithstanding the foregoing, the Executive may own less than one percent (1%) of any class of stock or security of any corporation listed on an internationally recognized securities exchange which competes with the Company.

7.3           Enforceability.  The covenants of this Article 7 are several and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  If any provision of this Article 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect the maximum time period or geographic area that such court deems enforceable.

7.4           Independent Covenants.  All of the covenants in this Article 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

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8.	Proprietary Information.

The Executive agrees during his employment with the Company and within three (3) years thereafter, to hold in strictest confidence and trust, and not to use or disclose to any person, firm or corporation any Proprietary Information without the prior written consent of the Company, except as necessary in carrying out his duties as an employee of the Company for the benefit of the Company.  "Proprietary Information" means any information of a proprietary, confidential or secret nature that may be disclosed to the Executive that relates to the business of the Company or of any parent, subsidiary, Affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Relevant Parties").  Such Proprietary Information includes, but is not limited to, Inventions (as defined below), research, product plans, products, services, business strategies, personnel information, customer lists, customers, markets, technical information, forecasts, marketing, finances or other business information of the Company and its Affiliates.  This information shall remain confidential whether it was disclosed to the Executive either directly or indirectly in writing, orally or by drawings or observation.  The Executive understands that Proprietary Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or others who were under confidentiality obligations as to the items involved.

9.	Former Employer Information.

The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets, or bring onto the premises of the Company any unpublished document or proprietary information belonging to any former or concurrent employer or other person or entity (excluding Chuanglian and any other direct or indirect subsidiary of the Company).

10.	Third Party Information.

The Executive recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties.  The Executive agrees to hold all such confidential or proprietary information in the strictest confidence and trust, and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company's agreement with such third party.

11.	No Conflict.

The Executive represents and warrants that the Executive's execution of this Agreement, his employment with the Company, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

12.	Inventions.

12.1         Inventions Retained and Licensed.  The Executive has attached, as Exhibit C, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Executive prior to the Executive's employment with the Company ("Prior Inventions"), which belong to the Executive, and which relate to the Company's actual and/or proposed business, products or research and development.  If, in the course of his employment with the Company, the Executive incorporates into a Company product, process or machine a Prior Invention owned by the Executive or in which the Executive has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

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12.2           Assignment of Inventions.  The Executive agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby irrevocably assign to the Company, or its designee, all the Executive's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, drawings, discoveries, ideas, formulas, processes, compositions of matter, software, databases, mask works, computer programs (including all source codes) and related documentation, algorithms, engineering and reverse engineering, technology, hardware configuration information, logos, trade names, trademarks, patents, patent applications, copyrights, trade secrets or know-how, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice ("Inventions"), while the Executive is employed by the Company.  The Executive further acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of and during his employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act and that the Company will be considered the author and owner of such works.  The Executive understands and agrees that the decision whether or not to commercialize or market any Invention developed by the Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to the Executive as a result of the Company's efforts to commercialize or market any such Invention.

12.3           Waiver of Moral Rights.  To the utmost extent legally permitted, the Executive also hereby forever waives and agrees never to assert any and all Moral Rights (as defined below) he may have in or with respect to any Invention, even after termination of his work on behalf of the Company.  "Moral Rights" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

12.4           Maintenance of Records.  The Executive agrees to keep and maintain adequate and current written records of all Inventions made by the Executive (solely or jointly with others) during the Executive's employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be provided to, and remain the sole property of, the Company at all times.

12.5           Patent and Copyright Registrations.  The Executive agrees to assist the Company, or its designee, at the Company's expense, in every proper way, to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights, trade secret rights or other intellectual property rights relating thereto in any and all countries.  The Executive will disclose to the Company all pertinent information and data which the Company deems necessary for the execution of all applications, specifications, oaths, assignments and execute all instruments necessary to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees, the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto.  The Executive further agrees that the Executive's obligation to execute or cause to be executed, when it is in the Executive power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable, because of the Executive's mental or physical incapacity or for any other reason, to secure his signature to apply for or to pursue any application for any patents or copyright registrations covering the Inventions assigned to the Company as above, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in the Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations thereon with the same legal force and effect as if executed by the Executive.

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13.	Alternative Dispute Resolution.

The Company and Executive mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties hereto. In the event the Parties fail to agree on a mediator, or mediation is unsuccessful in resolving the claim or controversy within one (1) month after the commencement of mediation, such claim or controversy shall be resolved by arbitration in Hong Kong under the auspices of the Hong Kong International Arbitration Centre.

14.	Miscellaneous.

14.1         Continuing Obligations.  The obligations in this Agreement will continue in the event that the Executive is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of the Company.  Any reference to the Company in this Agreement will include such Affiliates.  Upon the expiration or termination for any reason whatsoever of this Agreement, the Executive shall forthwith resign from any employment of office with an Affiliate of the Company unless the board of directors of the Company requests otherwise.

14.2         Notification.  The Executive hereby authorizes the Company to notify his actual or future employers of the terms of this Agreement and his responsibilities hereunder.

14.3         Name and Likeness Rights.  The Executive hereby authorizes the Company to use, reuse, and to grant others the right to use and reuse, his name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after his employment, for whatever purposes the Company deems necessary.

14.4         Injunctive Relief. The Executive understands that in the event of a breach or threatened breach of this Agreement by him, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

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14.5         Legal Fees.  In any dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

14.6         Entire Agreement.  This Agreement, including the exhibits attached hereto, is intended to be the final, complete, and exclusive statement regarding their subject matter, except for other agreements specifically referenced herein.  Unless otherwise specifically provided for herein, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining to this subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.  To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to the Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

14.7         Amendments, Renewals and Waivers.  This Agreement may not be modified, amended, renewed or terminated except by an instrument in writing, signed by the Executive and by a duly authorized representative of the Company other than the Executive.  No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

14.8         Assignment; Successors and Assigns.  The Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall the Executive's rights be subject to encumbrance or the claims of creditors.  Any purported assignment, transfer, or delegation shall be null and void.  Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest.  In the event of a change in ownership or control of the Company, the terms of this Agreement will remain in effect and shall be binding upon any successor in interest.  Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

14.9         Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

To:	Company
Contact Address:
Attention:
Facsimile Number:

To:	Executive
Contact Address:
Attention:
Facsimile Number:

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14.10       Agent for Services.  The Executive irrevocably authorises and appoints [•] (or the firm which at the time in question has succeeded to it and carries on its practice) as his or her agent for service of notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent shall be deemed to be service on the Executive.

14.11       Waiver of Immunity.  To the extent that any Party (including its assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waive such immunity.

14.12       Severability; Enforcement.  If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced (by blue-penciling or otherwise) to the maximum extent permissible under applicable law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14.13       Governing Law.  This Agreement shall in all respects be construed and enforced in accordance with and governed by the laws of Hong Kong.

14.14       Interpretation.  This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular.  References to one gender include both genders.

14.15       Obligations Survive Termination of Employment.  The Executive agrees that any and all of the Executive's obligations under this Agreement capable of execution after the termination of the Executive employment, including but not limited to those contained in exhibits attached hereto, shall survive the termination of employment and the termination of this Agreement.

14.16       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

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EXECUTIVE ACKNOWLEDGEMENT.  The Executive acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.  The Executive hereby agrees that his obligations set forth in Sections 7, 8, and 9 hereof and the definitions of Proprietary Information and Inventions contained therein shall be equally applicable to Proprietary Information and Inventions relating to any work performed by the Executive for the Company prior to the execution of this Agreement.

The parties have duly executed this Agreement as of the date first written above.

EXECUTIVE:

Name:

COMPANY:

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]

By:
Name:
Title:

EXHIBIT A

The Base Salary of the Executive shall be paid by the following method:

EXHIBIT B

TERMINATION CERTIFICATE

This is to certify that I have returned all personal property of [AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC] (the "Company") and the Relevant Parties, including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, electronic data recorded or retrieved by any means, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Executive Employment Agreement (the "Agreement") signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any Inventions or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement; (ii) the preservation as confidential of all Proprietary Information pertaining to the Company and the Relevant Parties; (iii) not participating in any business competitive with the business of the Company; (iv) not acting as the legal representative or an executive officer of any other company within and outside the People’s Republic of China, and (v) the reporting of any remuneration paid to me due to any employment or self-employment during the severance period, if any.  This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

On termination of my employment with the Company, I will be employed by [name of new employer] in the [division name] division and I will be working in connection with the following projects:

[generally describe the projects]

Date:
Print Executive's Name

Executive's Signature

EXHIBIT C

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

____________	No inventions or improvements

____________	Additional Sheets Attached

Signature of Executive: _______________________________

Printed Name of Executive: _____________________________

Date: __________________

SCHEDULE F

FORM(S) OF LABOR CONTRACT(S)

第十一条　双方约定的其他条款。

第十二条　本合同未尽事宜及遇有国家有关政策调整时，依照国家有关规定执行。

第十三条　本合同一式二份，甲乙双方签字（章）后各执一份。

第十四条　双方因履行、解除或终止劳动合同发生争议时可协商解决，也可按有关规定向企业劳动争议调解委员会申请调解或在争议发生之日起60日内直接向劳动争议仲裁委员会申请仲裁，对仲裁裁决不服的可向人民法院起诉。

甲方：（盖章）　　　　乙方（签字）

法定代表人（或委托代理人）

年　月　日　　　　年　月　日

NO: ________

劳 动 合 同 书

甲方：（单位名称）________________

法定代表人

或主要负责人姓名：________　职务：________

单位住所：________________

乙方：（职工姓名）________________

身份证号：________________

户口所在地：________________

家庭现住址：________________

联系电话：________________

hk-89403

根据《中华人民共和国劳动合同法》及有关法律、法规的规定，经甲乙双方协商一致达成如下协议：

第一条 劳动合同期限 本合同为______期限的劳动合同。自　　年　　月　　日起至　　年　　月　　日止，期限为　　年　　个月；其中试用期为　　个月，自　　年　　月　　日起至　　年　　月　　日止。

第二条 工作内容和工作地点 甲方安排乙方在_______岗位工作，工作地点__________。因工作需要或客观情况发生变化，经双方协商可以变更乙方的工作内容和工作地点。

第三条 劳动保护、工作条件和职业危害防护 乙方所从事的工作过程中，可能产生________职业危害。甲方为乙方提供符合国家生产安全、防止职业危害规定的劳动环境和必要的劳动保护用品，提供必须的生产工具和工作场所。

甲方应按照国家规定和本单位工作特点，安排职工的工作时间和休息休假制度。因工作需要加班，应征得乙方同意。

第四条劳动报酬 甲方依据按劳分配原则实行____工资制度，试用期满后月工资为____元，并执行最低工资保障制度。工资的调整依据国家规定和集体合同的约定执行。

试用期间的工资不低于《劳动合同法》第二十条规定的标准。

工资支付日期为每月___日。支付工资应向乙方提供工资清单，列明支付标准、支付项目和工资的扣除项目。

甲方安排乙方加班或延长工作时间，应依法支付加班工资。

第五条保险福利 甲方按规定为乙方缴纳社会保险费，保障乙方享受国家规定的保险、福利待遇。

甲乙双方可以就补充保险、其他福利约定补充条款。

第六条劳动合同的履行 甲乙双方应全面履行劳动合同。经双方协商可以变更劳动合同的相关内容。任何一方违法解除劳动合同，都应依法承担赔偿责任。

第七条 解除合同条件 经双方协商协商一致，可以解除劳动合同。

符合《劳动合同法》第三十七、三十八条情形之一的，乙方可以解除劳动合同。

符合《劳动合同法》第三十九、四十、四十一条情形之一的，甲方可以解除劳动合同。

符合《劳动合同法》第四十二条规定列情形之一的，用人单位不得依照《劳动合同法》第四十条、第四十一条的规定解除乙方的劳动合同

第八条 终止合同条件 符合《劳动合同法》第四十四条规定情形之一的，劳动合同终止。

符合《劳动合同法》第四十五条规定情形之一的，劳动合同应当续延至相应的情形消失时终止。

劳动合同期限届满前 30 日双方协商是否续签劳动合同，不予续签的，到期办理终止劳动关系手续。符合签订无固定期限劳动合同的应当签订无固定期限劳动合同。

第九条 经济补偿金 解除、终止合同时，符合《劳动合同法》第四十六条情形之一的，甲方应当向乙方支付经济补偿金。经济补偿金的支付标准按国家规定执行。

第十条 专项协议 如甲方向乙方提供专项培训费用时，双方可以根据《劳动合同法》第二十二条规定订立专项协议，约定服务期限和违约责任。

甲方可以与负有保密义务的人员，就保守甲方的商业秘密和与知识产权相关事项签订专项协议，约定竞业限制条件、解除或者终止劳动合同后的经济补偿以及违约责任。

专项协议作为本劳动合同的附件一并执行。

hk-89403

SCHEDULE G

LEASES TO BE TERMINATED

公司名称	序号	协议名称及日期	出租方

河北益通汽车销售服务有限公司	1.	房屋租赁合同（2003/5/6）	河北万博汽车销售服务有限公司

河北盛美汽车贸易有限公司	2.	合作经营合同（无日期）	河北冀民贸易集团有限公司

河北盛文汽车贸易有限公司	3.	协议书 （2004/9/5）	河北汽车（集团）有限责任公司

	4.	房屋租赁合同（2003/11/15）	河北省汽车贸易总公司

河北盛达汽车贸易有限公司	5.	房屋租赁合同（2003/1/15）	河北万博汽车销售服务有限公司

石家庄裕华丰田汽车销售服务有限公司	6.	租地协议书（2007/4/1）	石家庄天公房地产开发有限公司

河北元兴行汽车销售服务有限公司	7.	联营协议（2007/8/8）	裕华区宋村居民委员会

河北美丰汽车销售服务有限公司	8.	房屋租赁合同（2006/5/29）	石家庄市西城宾馆

	9.	房屋租赁合同（2007/1/5）	石家庄市振西实业总公司

	10.	土地租赁合同（2007/5/22）	河北成城房地产开发有限公司

SCHEDULE H

PURCHASE ORDER CONTRACT, VEHICLE SALES CONTRACT, AND VEHICLE OPERATION AND SERVICE CONTRACT

开元汽车 AUTO KAIYUAN

编号：G

车辆加盟服务合同

甲方：	乙方(购车人)：
丙方(售车方)：	丁方：

乙方到丙方处分期付款购车并挂丁方的牌照，甲方拥有汽车业务的品牌服务网络，乙方自愿加盟甲方的服务网络，甲方愿为乙方提供一系列的服务，经甲乙丙丁四方充分协商，约定如下：

一、甲方为乙方提供货运汽车的销售信息（包括各系列货运卡车、挂车的生产厂家、车辆的各种配置、价格等信息），结合乙方的实际情况提供切实可行的购车方案。

二、甲方为乙方到丙方处选车、购车、提车提供服务。

三、受丙方委托甲方对乙方的资信状况进行调查，协助乙方按丙方的要求办理分期付款购车的一系列手续。

四、乙方如发生交通事故，甲方指导、协助处理由交通事故引起的后续事宜，提供向保险公司申请理赔的服务。

五、乙方有权享受甲方提供的货运信息服务。

六、乙方有权享受甲方服务网络内的各项优惠服务。

七、乙方签订本合同时，需一次性向甲方交纳加盟费、服务费________________元整（加盟费、服务费各占50%，加盟费是乙方所购车辆开始运营后享受甲方服务支付的费用，服务费是基于一至三条乙方提车前享受的服务收取的费用）。

八、加盟服务期限自甲乙丙丁四方签字盖章之日起至乙丙方签订的编号为A________________《分期付款售车合同》中约定的交款期的最后一期止。

九、本合同履行过程中，如发生纠纷，签署各方应本着互谅互让的原则协商解决，协商不成，一致同意在丙方所在地人民法院解决。

十、本合同自甲、乙、丙、丁四方签字盖章之日起生效。

十一、本合同一式肆份，甲、乙、丙、丁四方各执壹份，具有同等法律效力。

甲方（盖章）

_____年___月___日

乙方（购车人）（签字）

_____年___月___日

丙方（盖章）

_____年___月___日

丁方（盖章）

_____年___月___日

开元汽车 AUTO KAIYUAN

编号：A

分期付款售车合同

甲方（售车方）	公司名称：	乙方（购车人）	购车人姓名：　　　　邮编：
	地址：		身份证号码：
	电话：		地址：　　　　电话：

依据《中华人民共和国合同法》的有关规定，甲乙双方自愿立约如下：

1、乙方在甲方处以分期付款方式购买大货车_____部：车型________________，发动机号_________，车架号_________。此车生产厂家为____________________合格证号_________。挂车______部，生产厂家为____________________车架号_________。

2、该车总价______________元。乙方要在合同签订之日起______日内一次性向甲方交纳首付款___________元整。剩余车款分____个月交给甲方，乙方须于每月28日前向甲方交纳，从______年____月开始，当月交纳___________元，以后每月交纳__________元，最后一期交纳__________元，到______年____月止，共计交纳______________元整（大写：________________________）。如遇春节所在月份乙方不用交纳车款，顺延至次月交纳。

3、甲方在和乙方商定的时间内将上述车辆交付乙方使用。乙方提车后，要认真验收车辆并填写验车单。要认真细读服务手册、产品说明书和用户须知，要做到正常使用和保养。乙方要按服务手册规定进行定保、登记和保养。

4、乙方所购车辆如出现故障，应及时到厂家指定的服务站维修、鉴定，如发生质量问题，应由生产厂家负责，乙方可凭保修手册及使用说明书到就近的厂家维修中心自行解决，重大质量问题，乙方应邀请甲方一起向生产厂家索赔，否则后果自负，但不影响本合同的执行。

5、合同签订生效后，如乙方要求退车不再履行合同，首付款不予退还；如甲方不能如约交付车辆，每逾一日按交纳的首付款金额的月息1%承担延迟交纳的违约金。

6、乙方应按期交纳每期的车款，逾期不交每月按欠款金额的2%收取违约金，交款顺序为先违约金，后车款。

7、乙方因故报停封存车辆，须通知甲方。车辆封存期间乙方照常按时交纳车款，确因资金困难可以申请缓交，但车辆启封后_____个月内必须补足缓交部分，并按欠款额的月息2%支付滞纳金。

8、因交通事故停运造成乙方不能按期交纳车款，乙方要在规定交款日以前______天提出书面欠款申请，注明还款日期，经甲方批准后允许缓交，但乙方必须承担欠款滞纳金，滞纳金按欠款额的月息2%计算。

9、乙方保证合法使用车辆并接受甲方及各级管理部门的监督和检查，凡由于违反国家法律、法规而造成的一切后果均由乙方自己负责。

10、乙方在车辆运营期间，如遇车辆被砸、被盗、被抢、被扣押、被查封或被合伙人、承包人或其他实际运营人员私自开走不知去向等情况，应及时向司法部门报案并通知甲方，所造成的一切后果由乙方负责，乙方应承担保险公司理赔之外的一切损失，甲方可以协助处理。

11、合同期内，乙方提前还款，甲方给予乙方一定的优惠，具体计算方法为按未交车款的1%（月息）计算利息从总价中扣除。

12、乙方从事运输因交通事故造成他人财产损失的，甲方不承担任何的民事责任。

13、本合同凡提及甲方乙方的均包括其各自的继承人、承继人及权利受让人。

14、本合同履行过程中发生纠纷，双方应本着互谅互让的原则协商解决，协商不成，双方一致同意在甲方所在地人民法院解决。

15、本合同自甲乙双方签字盖章起生效，合同期限至乙方交清甲方的车款及涉及到的各种违约金、滞纳金后止。

16、本合同未尽事宜经甲乙双方共同协商一致后，订立补充协议。补充协议与本合同有同等法律效力。

17、本合同一式叁份，甲方贰份、乙方壹份，具有同等法律效力。

甲方：（盖章）　　　　　　　　乙方(购车人)：（签字盖章）

_____年___月___日　　　　　　　　_____年___月___日

开元汽车 AUTO KAIYUAN

编号：B

车辆运营服务合同

甲方：	乙方(购车人)：	丙方(售车方)：

根据乙丙双方签订编号为A________________《分期付款售车合同》，本合同签署各方同意将乙方所购车辆挂甲方牌照。

一、在本合同签订之日,乙方必须一次性向甲方交纳车辆购置附加税、上牌费、GPS费用、车辆一年的保险费等手续费共计________________元整，由甲方代办挂牌、GPS安装。

二、乙方提车前，由甲方代办各种保险手续。如发生车辆交通事故，乙方应保护现场并在24小时内通知交通管理部门、保险公司及甲方。运营车辆因事故而造成的各种人身、财产损失，均由乙方承担法律责任及经济赔偿，保险公司理赔之外的一切损失全部由乙方承担。如因诉讼造成甲方经济损失，甲方有权向乙方进行追偿。保险到期前乙方必须及时向甲方交纳续保的保费，由甲方代办各种续保手续，乙方办理转籍过户手续前不得擅自办理该车辆的保险手续。

三、乙方必须于每月28日前交齐下月车辆养路费________元、运管费________元、工商税费等________元及管理费________元；养路费包缴的，需在每年的十二月末或六月末按________元/年或________元/半年缴纳养路费，由甲方代买养路费、运管费，协助办理工商税费手续。本合同涉及费用如遇国家政策规定调整时，按政策规定同时同幅调整。乙方若停运封存车辆应在每月___日前通知甲方办理停运手续并按时交齐各种牌证，否则应照章负担应付费用。乙方因交通事故停运应向甲方提交交通肇事证明及现场照片，否则不予办理停运手续。

四、乙方所购车辆的年检、二级维护费用自负，由甲方代办。

五、甲、乙、丙三方特别约定：乙方根据编号为A________________《分期付款售车合同》提取车辆并改装完毕后，必须在10个工作日内到甲方指定的车管所办理上牌手续，否则丙方有权解除《分期付款售车合同》，甲方依据丙方的授权收回并扣留该车辆。

六、乙方违反本合同及编号为A________________《分期付款售车合同》的约定，不向甲、丙方交纳分期车款及各种费用，甲方有权拒绝为其办理一切手续，同时甲、丙方将启动清欠程序，甲方有权收回并扣留该车辆，每扣留一次乙方需向甲方支付5000元的费用。乙方超过交款期限______天不交款，则乙方违约，因此必须赔偿给甲、丙方造成的一切损失，包括在本合同及编号为A________________《分期付款售车合同》项下乙方的各种欠款、欠费和其它一切由本合同及编号为A________________《分期付款售车合同》而产生的费用（包括应付第三方的费用）及甲、丙方为维护和实现本合同及编号为A________________《分期付款售车合同》项下的权利而发生的费用（包括但不限于实际发生的诉讼费、财产保全费、强制执行费、律师费、交通费、差旅费、鉴定费、拍卖费等）。收回的车辆进行拍卖后所得价款抵偿乙方欠甲丙方的车款及全部应付费用后的余款退还乙方。

七、乙方在还清编号为A________________《分期付款售车合同》中所有乙方应交的车款、违约金、滞纳金前，该车辆抵押给甲方为乙方欠丙方的各种款项提供抵押担保。

八、乙方要求转籍过户，应提前______个月通知甲方，在乙方还清丙方各种款项及不欠甲方任何费用和无其他纠纷的前提下，甲方协助办理有关手续，乙方应及时将转户单送交甲方，由甲方办理注销手续。如车辆报废，乙方应将牌照、行车证、营运证、附加税证及时送交甲方，由甲方办理注销手续，否则造成损失，由乙方承担。

九、本合同期限自甲乙丙三方签字盖章之日起至乙方办理车辆户籍转出甲方手续止。

十、本合同履行过程中，如遇国家各种政策变化，三方协商解决并签订补充协议。

十一、本合同履行过程中，如发生纠纷，三方应本着互谅互让的原则协商解决，协商不成，三方一致同意在丙方所在地人民法院解决。

十二、本合同自甲、乙、丙三方签字盖章之日起生效。

十三、本合同一式叁份，甲、乙、丙三方各执壹份，具有同等法律效力。

甲方（盖章）	乙方（购车人）（签字）	丙方（盖章）
______年___月___日	______年___月___日	______年___月___日

SCHEDULE I

EQUITY INCENTIVE PLAN

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]

2009 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.           Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement.  In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a)           “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of the Cayman Islands, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to Awards granted to residents therein.

(d)           “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)           “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(f)           “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)           “Board” means the Board of Directors of the Company.

(h)           “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i)            “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)           the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii)          a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)            “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(k)           “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)            “Company” means [AutoChina Group Limited or such other name to be approved by SCAC], a company incorporated under the laws of the Cayman Islands or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m)          “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n)           “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

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(o)           “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws.  A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(p)           “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)           a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)        any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

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(q)           “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r)            “Director” means a member of the Board or the board of directors of any Related Entity.

(s)           “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t)            “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(u)           “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)          “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)           If the Ordinary Shares are listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, The Nasdaq Global Select Market, the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Ordinary Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)          If the Ordinary Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such recognized securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean between the high bid and low asked prices for the Ordinary Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii)         In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x)            “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan or a Holding Company, as the context may require.

(y)           “Holding Company” means an investment holding company wholly owned by an Employee, Director or Consultant which holds an Award originally issued to such Employee, Director or Consultant under the Plan.

(z)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa)         “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb)         “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)         “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd)         “Ordinary Share” means a share of US$0.001 nominal or par value, of the Company, or, if applicable, the number or fraction of American Depositary Receipt representing an Ordinary Share.

(ee)         “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)           “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg)         “Plan” means this 2009 Equity Incentive Plan.

(hh)         “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

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(ii)           “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.  The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(jj)           “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk)          “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(mm)        “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(nn)         “Share” means an Ordinary Share of the Company.

(oo)         “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.      Shares Subject to the Plan.

(a)           Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is [____________] Shares.  In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan.  SARs payable in Shares shall reduce the maximum aggregate number of Shares which may be issued under the Plan only by the net number of actual Shares issued to the Grantee upon exercise of the SAR.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Ordinary Shares.

(b)           Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.  To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The New York Stock Exchange, The Nasdaq Global Market or other established stock exchange or national market system on which the Ordinary Shares are traded and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

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4.      Administration of the Plan.

(a)           Plan Administrator.

(i)           Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)          Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)         Administration With Respect to Covered Employees.  Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 17 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)        Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)           Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

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(i)           to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)          to determine whether and to what extent Awards are granted hereunder;

(iii)         to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions of any Award granted hereunder;

(vi)        to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii)       to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the reduction of the base appreciation amount of any SAR awarded under the Plan shall not be subject to Shareholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Share, or other Award shall not be subject to Shareholder approval;

(viii)      to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)         to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(x)          to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

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The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.      Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.      Terms and Conditions of Awards.

(a)           Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.  Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

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(b)           Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the US$100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The US$100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.  In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)           Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.  The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(d)           Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e)           Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

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(f)            Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)           Individual Limitations on Awards.

(i)           Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be [___________].  To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee.  For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Shares) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)          Individual Limit for Restricted Share and Restricted Share Units.  For awards of Restricted Share and Restricted Share Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be [________].

(iii)         Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h)           Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)            Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.  Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

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(j)            Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee: (A) to a Holding Company of such Grantee, or (B) to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

If the Grantee transfers an Award to a Holding Company, the Grantee and the Holding Company shall enter into an agreement with the Company, which shall provide, among other things, the following: (i) the Holding Company shall agree to be bound by the Plan and the relevant provisions in the Award Agreement; and (ii) neither the Holding Company nor the Grantee shall permit any direct or indirect transfer of equity interests in the Holding Company.

(k)           Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.      Award Exercise or Purchase Price, Consideration and Taxes.

(a)           Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)           In the case of an Incentive Stock Option:

(A)           granted to an Employee who, at the time of the grant of such Incentive Stock Option owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)           granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

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(iii)           In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)           In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)           In the case of other Awards, such price as is determined by the Administrator.

(vi)          Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(c), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)           Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)            cash;

(ii)           check;

(iii)          surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)          with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)           with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)          any combination of the foregoing methods of payment.

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The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)           Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any national, provincial or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.  Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.      Exercise of Award.

(a)           Procedure for Exercise; Rights as a Shareholder.

(i)            Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)           An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person or entity entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)           Exercise of Award Following Termination of Continuous Service.

(i)            An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)           Where the Award Agreement permits a Grantee or a Holding Company to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)           Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

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9.           Conditions Upon Issuance of Shares.

(a)           Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           As a condition to the exercise of an Award, the Company may require the person or entity exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the Shareholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or shares, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”).  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time.  Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.           Corporate Transactions and Changes in Control.

(a)           Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

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(b)           Acceleration of Award Upon Corporate Transaction or Change in Control.  Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction or Change in Control, there will not be any acceleration of vesting or exercisability of any Award.

12.           Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.           Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)           No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.           Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.           No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, including but not limited to Cause, and with or without notice.  The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

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16.           No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.           Shareholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.           Unfunded Obligation.  Grantees and Holding Companies shall have the status of general unsecured creditors of the Company.  Any amounts payable to Grantees or Holding Companies pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Grantee or Holding Company account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee or Holding Company, or otherwise create any vested or beneficial interest in any Grantee or Holding Company or the Grantee’s or Holding Company’s creditors in any assets of the Company or a Related Entity.  Neither the Grantees nor the Holding Companies shall have any claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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MoFo Draft 11/14/08

 [AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY
SCAC] 2009 EQUITY INCENTIVE PLAN

NOTICE OF SHARE OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase Ordinary Shares (the “Option”), subject to the terms and conditions of this Notice of Share Option Award (the “Notice”), [AutoChina Group Limited or such other name to be approved by SCAC] 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Share Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  The Option may be held either by you or your Holding Company.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	«Award_No_1»

Date of Award

Vesting Commencement Date

Exercise Price per Share

Total Number of Ordinary Shares

Subject to the Option (the “Shares”)

Total Exercise Price

Type of Option:

Expiration Date:

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and an additional 1/48th of the Shares shall vest monthly thereafter.

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days.  Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity.  The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Grantee’s Continuous Service for Cause, the right of the Grantee (including any Holding Company of the Grantee) to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

[AutoChina Group Limited or such other name to
be approved by SCAC],
a company incorporated under the laws of the
Cayman Islands

By:

Title:

THE GRANTEE (INCLUDING ANY HOLDING COMPANY OF SUCH GRANTEE) ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE (INCLUDING ANY HOLDING COMPANY OF SUCH GRANTEE) FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE (INCLUDING ANY HOLDING COMPANY OF SUCH GRANTEE) ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR A RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.  The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 17 of the Option Agreement.  The Grantee further agrees to the arbitration provisions under Section 18 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

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The Grantee further agrees that he or she shall not transfer the Option to his or her Holding Company unless such Holding Company expressly agrees to be bound by applicable provisions in this Notice and the Option Agreement.

Dated:	Signed:
Grantee

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Award Number:  «Award_No_1»

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY
SCAC] 2009 EQUITY INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

1.           Grant of Option.  [AutoChina Group Limited or such other name to be approved by SCAC], a company incorporated under the laws of the Cayman Islands, (the “Company”) hereby grants to the Grantee (the “Grantee”) named in the Notice of Share Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Ordinary Shares subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Share Option Award Agreement (the “Option Agreement”) and the Company’s 2009 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the US$100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The US$100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.           Exercise of Option.

(a)           Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction.  The Grantee (including any Holding Company of such Grantee) shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

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(b)           Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below.

(c)           Taxes.  No Shares will be delivered to the Grantee (including any Holding Company of such Grantee) or other person pursuant to the exercise of the Option until the Grantee (including any Holding Company of such Grantee) or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee (including any Holding Company of such Grantee) incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

3.        Grantee’s Representations.  The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under any United States or non-U.S. securities laws.  In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.        Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)           cash;

(b)           check;

(c)           surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)           payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

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(e)           payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(f)           any combination of the foregoing methods of payment.

5.         Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.  In addition, the Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company.  If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 4(f), the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6.         Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee (or the Holding Company of such Grantee, as applicable) may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date.  In the event of termination of the Grantee’s Continuous Service for Cause, the right of the Grantee (or the Holding Company of such Grantee, as applicable) to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”).  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee (or the Holding Company of such Grantee, as applicable) does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

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7.         Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee (or the Holding Company of such Grantee, as applicable) may, but only within three (3) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.  Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

8.         Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the three (3) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within three (3) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9.         Transferability of Option.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  The Option, if a Non-Qualified Stock Option, may be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee: (A) to a Holding Company of such Grantee, or (B) to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

If the Grantee transfers an Award to a Holding Company, the Grantee and the Holding Company shall enter into an agreement with the Company substantially in the form attached hereto as Exhibit C, which shall provide, among other things, the following: (i) the Holding Company shall agree to be bound by the Plan and the relevant provisions of the Notice and the Option Agreement; and (ii) neither the Holding Company nor the Grantee shall permit any direct or indirect transfer of equity interests in the Holding Company.

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10.       Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11.       Forfeiture Of Stock Options and Profits.  Notwithstanding anything to the contrary herein, if a Grantee engages in any activity or conduct in violation of the non-competition restrictions of the Grantee's Labor Contract with the Company or a Related Entity (or any similar written agreement) after the termination of Continuous Service, or, if there is no such Agreement or if the Agreement does not contain a non-competition clause or restriction, and a Grantee Competes (as defined below) with the Company or a Related Entity after the termination of Continuous Service, then, at the election of the Company:  (i) all unexercised Options (whether vested or unvested) shall immediately terminate and be forfeited and the Grantee or his or her beneficiaries or representatives shall not be able to exercise the Options, and (ii) to the extent the Grantee or his or her beneficiaries or representatives have exercised any Options in the six (6) month period ending on the date the Grantee first engaged in the violation of the non-competition restrictions,  the Company may rescind any such exercise of the Options (in which case the Shares shall be returned to the Company and the Grantee's exercise price shall be returned, or, in the case of an Option which was exercised using the “net exercise” clause in Section 4(e) above, the Shares shall be returned to the Company) or, at the Company's election, the Grantee may be required to pay to the Company in cash or a cash equivalent acceptable to the Company an amount equal to any profits Grantee received from the sale of the shares subject to the Options, whether any such sale occurs during or after the period of the Grantee's Continuous Service for the Company or before or after the conduct occurs that violates the terms of the agreements with the Company.  The amount of a Grantee's profits for these purposes will be calculated as the difference between the sale price for the shares and the price he or she paid to exercise the Options.  In any case there shall be no offset from the amount owed the Company (including in a case where shares are returned) for any tax liability a Grantee may have incurred as a result of the exercise of the option or the sale of the shares.  The Grantee agrees to return the shares or make this payment to the Company, as applicable, no later than thirty (30) days after the date the Company requests such return or payment.  The Grantee also consents to a deduction from any amounts the Company owes them from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed by the Company) to the extent of the amount the Grantee is obligated to pay the Company under this Section.  Whether or not the Company elects to make any set-off in whole or part, if the Company does not recover by means of set-off the full amount a Grantee owes it, the Grantee agrees to pay the unpaid balance within the time period specified above.  For the purposes of this Section 11, a Grantee “Competes” with the Company if such Grantee (during the period of Grantee’s employment with the Company, and for the period of six (6) months after the date Grantee’s employment with the Company ends for any reason) provides services, similar to those he or she provided to the Company, to any person or entity “in competition” (as defined below) with the Company anywhere in the world.  At the present time, the Company and Related Entities engage in the wholesale and retail sale of vehicles (including auto trading), vehicle parts and vehicle accessories; vehicle repair and maintenance; insurance agency; vehicle trade-in business; used car sales business; and vehicle consulting services and vehicle storage services.  The Grantee understands that the scope and nature of Grantee’s activities and services, and the Company’s business, products or services, may change as the Company develops.  The Grantee agrees that the scope of this provision will change to cover any changes in Grantee’s activities or services, as well as any changes in the Company or a Related Entity’s business, products or services, during Grantee’s Continuous Service with the Company.

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12.       Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

13.       Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

14.       Lock-Up Agreement.

(a)           Agreement.  The Grantee (including any Holding Company of such Grantee, as applicable), if requested by the Company and the lead underwriter of any public offering of the Ordinary Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Ordinary Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during the 200-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.  The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Ordinary Shares subject to the lock-up period until the end of such period.  The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 14.

(b)           No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Ordinary Shares until the earlier of (i) the expiration of the lock-up period specified in Section 14(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 14 may not be amended or waived except with the consent of the Lead Underwriter.

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15.       Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the interest of the Grantee (including any Holding Company of such Grantee, as applicable) except by means of a writing signed by the Company and the Grantee (or the Holding Company of such Grantee, as applicable).  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

16.       Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.       Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee (or the Holding Company of such Grantee, as applicable) or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

18.       Arbitration.  The Company, the Grantee (including any Holding Company of such Grantee), and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be referred to and determined by arbitration at the Hong Kong International Arbitration Centre and in accordance with its Domestic Arbitration Rules.  The arbitration proceedings shall be conducted in the English language.  The parties shall have the right to conduct discovery which provides them with access to documents and witnesses that are essential to the dispute, as determined by the arbitrator.  The parties agree that the arbitrator shall have no authority to vary the terms of the Notice, the Plan or this Option Agreement or to award any punitive, consequential, incidental, indirect or special damages, interest, fees or expenses.  The arbitrator's written award shall include the essential findings and conclusions upon which the award is based.  The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction.  In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.  The parties shall bear their own attorneys’ fees and other costs arising under this Section 18 except as otherwise required by law.  If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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19.       Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

20.       Confidentiality.  The Grantee (including any Holding Company of such Grantee) shall keep the terms of this Option Agreement, the Notice and Plan strictly confidential and may not discuss such terms with anyone except the Plan Administrator or persons authorized by the Plan Administrator.  If the Grantee breaches the confidentiality obligations under this Section 20, the Company shall have the right to revoke the Option.

END OF AGREEMENT

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EXHIBIT A

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY
SCAC] 2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

[AutoChina Group Limited or such other name to be approved by SCAC]
Attention: Corporate Secretary

1.           Effective as of today, ______________, the undersigned (the “Holder”) hereby elects to exercise the Holder’s option to purchase ___________ Ordinary Shares (the “Shares”) of [AutoChina Group Limited or such other name to be approved by SCAC], a company incorporated under the laws of the Cayman Islands, (the “Company”) under and pursuant to the Company’s 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Share Option Award Agreement (the “Option Agreement”) and Notice of Share Option Award (the “Notice”) dated ______________, ________.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.  The Holder elects to pay the full Exercise Price for the Shares by the following means, as authorized by the Option Agreement:

☐ Cash

☐ Check

☐ Surrender or Attestation of Previously Owned Shares

☐ Broker-Dealer Sale and Remittance Procedure

☐ Net Exercise

☐ A combination of the foregoing methods of payment, with the number of Ordinary Shares pursuant to each of the foregoing methods of payment set forth immediately as follows in (parenthesis): Cash (________________), Check (________________), Surrender of Attestation of Previously Owned Shares (________________), Broker-Dealer Sale and Remittance Procedure (________________), Net Exercise (________________)

2.           Representations of the Holder.  The Holder acknowledges that the Holder has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

1

3.           Rights as Shareholder.  Until the issue of such Shares has been registered in the Register of Members of the Company, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall register the issue of such Shares in the Register of Members of the Company and issue (or cause to be issued) such share certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 10 of the Plan.  The Holder shall enjoy rights as a shareholder until such time as the Holder disposes of the Shares.

4.           Delivery of Payment.  The Holder herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5.           Tax Consultation.  The Holder understands that the Holder may suffer adverse tax consequences as a result of the Holder’s purchase or disposition of the Shares.  The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the purchase or disposition of the Shares and that the Holder is not relying on the Company for any tax advice.

6.           Taxes.  The Holder agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.           Restrictive Legends.  The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

2

8.           Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the heirs, executors, administrators, successors and assigns of the Holder.

9.           Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10.          Administration and Interpretation.  The Holder hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Holder or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11.          Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.          Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13.          Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14.          Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

3

Submitted by:	Accepted by:

HOLDER:	[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]

By:

(Signature)	Title:

Address:	Address:

4

EXHIBIT B

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY
SCAC] 2009 EQUITY INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:	_________________________________

COMPANY:	[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]

SECURITY:	ORDINARY SHARES

AMOUNT:	_________________________________

DATE:	_________________________________

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

(a)           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein.  Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Grantee further acknowledges and understands that the Company is under no obligation to register the Securities.  Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c)           Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, except in the case of affiliates, such Securities may be resold subject to the satisfaction of the applicable conditions specified by Rule 144, including: (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction,” in transactions directly with a “market maker” or “riskless principal transactions” (as said terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

5

In the event that the Company does not qualify under Rule 701 at the time of the grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require: the availability of current public information about the Company; the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and, in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)           Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e)           Grantee represents that Grantee is a resident of the state of ____________________.

Signature of Grantee:

Date:

6

EXHIBIT C

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”) is made as of ____, 200__ by and among [Grantee] (the “Grantee”), [Holding Company] (the “Holding Company”) and [AutoChina Group Limited or such other name to be approved by SCAC], a company incorporated under the laws of the Cayman Islands (the “Company”).

WHEREAS, the Grantee holds an option (the “Option”) to purchase [   ] ordinary shares of the Company (the “Shares”);

WHEREAS, the Option was issued to the Grantee by the Company pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”) and a Notice and Share Option Award Agreement (the “Award Agreement”);

WHEREAS, the Holding Company is an investment holding company wholly owned by the Grantee;

WHEREAS, the Plan and the Award Agreement expressly permit the transfer of the Option by the Grantee to an investment holding company wholly owned by the Grantee,

NOW, THEREFORE, the parties hereto agree as follows:

1.           The Grantee hereby agrees to transfer the Option to the Holding Company in consideration of [   ] ordinary shares of the Holding Company (the “Holding Company Shares”), and the Holding Company hereby agrees to issue such Holding Company Shares to the Grantee in exchange for the Option.

2.           The Holding Company agrees to be bound by all provisions of the Plan and the Award Agreement (except those that relate to Grantee’s employment and provision of services) as if it were the Grantee thereunder.

3.           The Holding Company agrees that it shall not issue any securities to any third party other than the Grantee.  The Holding Company further agrees that it shall not be involved in any business activity except in connection with its ownership of the Option, such as exercising the Option (in full or in part) and holding and disposing of the Shares.

4.           Representations and Warranties.

(i)          The Holding Company hereby represents that its authorized share capital is [US$  ] divided into [   ] ordinary shares, par value [US$  each], [   ] of which are issued and outstanding.  As of the date hereof, all of the [   ] ordinary shares are held by the Grantee.  Upon the completion of the transactions contemplated hereunder, the Grantee will hold [   ] ordinary shares of the Holding Company, which will represent all of the issued and outstanding ordinary shares of the Holding Company.

1

(ii)         The Grantee hereby represents that it has valid title to the Option, free of liens, charges and other encumbrances, except as provided in the Plan, the Award Agreement and this Agreement.

(iii)        Each of the parties hereto represents that this Agreement, when delivered, will constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms.

6.           Within five (5) business days following the execution of this Agreement, (i) the Holding Company shall issue a share certificate to the Grantee representing the Holding Company Shares and update its register of members accordingly; and (ii) the Company shall update its records to reflect the transfer of the Option from the Grantee to the Holding Company.

7.           This Agreement shall be governed by and construed under the laws of the Cayman Islands.

8.           This Agreement may be amended with the written consent of the Grantee, the Holding Company and the Company.

9.           This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GRANTEE

HOLDING COMPANY

[Name of company]

By:

Name:
Title:

THE COMPANY

[AutoChina Group Limited or such other name
to be approved by SCAC]

Name:
Title:

3

EXHIBIT A

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY
SCAC] 2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

[AutoChina Group Limited or such other name to be approved by SCAC]
Attention: Corporate Secretary

1.           Effective as of today, ______________, the undersigned (the “Holder”) hereby elects to exercise the Holder’s option to purchase ___________ Ordinary Shares (the “Shares”) of [AutoChina Group Limited or such other name to be approved by SCAC], a company incorporated under the laws of the Cayman Islands, (the “Company”) under and pursuant to the Company’s 2009 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Share Option Award Agreement (the “Option Agreement”) and Notice of Share Option Award (the “Notice”) dated ______________, ________.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.  The Holder elects to pay the full Exercise Price for the Shares by the following means, as authorized by the Option Agreement:

☐ Cash

☐ Check

☐ Surrender or Attestation of Previously Owned Shares

☐ Broker-Dealer Sale and Remittance Procedure

☐ Net Exercise

☐ A combination of the foregoing methods of payment, with the number of Ordinary Shares pursuant to each of the foregoing methods of payment set forth immediately as follows in (parenthesis): Cash (________________), Check (________________), Surrender of Attestation of Previously Owned Shares (________________), Broker-Dealer Sale and Remittance Procedure (________________), Net Exercise (________________)

2.           Representations of the Holder.  The Holder acknowledges that the Holder has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.           Rights as Shareholder.  Until the issue of such Shares has been registered in the Register of Members of the Company, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall register the issue of such Shares in the Register of Members of the Company and issue (or cause to be issued) such share certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 10 of the Plan.  The Holder shall enjoy rights as a shareholder until such time as the Holder disposes of the Shares.

4.           Delivery of Payment.  The Holder herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) of the Option Agreement.

5.           Tax Consultation.  The Holder understands that the Holder may suffer adverse tax consequences as a result of the Holder’s purchase or disposition of the Shares.  The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the purchase or disposition of the Shares and that the Holder is not relying on the Company for any tax advice.

6.           Taxes.  The Holder agrees to satisfy all income and employment or similar tax withholding obligations applicable pursuant to the laws of any relevant jurisdiction and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.           Restrictive Legends.  The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.           Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the heirs, executors, administrators, successors and assigns of the Holder.

9.           Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10.           Administration and Interpretation.  The Holder hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Holder or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11.           Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13.           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

14.           Disclaimer with Respect to PRC Residents.  If the Holder is a resident of the People’s Republic of China (excluding Hong Kong, Macau, and Taiwan) (the “PRC Resident Holder”), then the PRC Resident Holder understands that the PRC Resident Holder is required to (i) file or register with, individually or collectively, as the case may be, the State Administration of Foreign Exchange (“SAFE”) and any other governmental authorities having jurisdiction over the PRC Resident Holder before the PRC Resident Holder can lawfully own the Shares, and (ii) secure approval from SAFE before the PRC Resident Holder can purchase foreign exchange with Renminbi, unless the PRC Resident Holder otherwise legally owns foreign exchange for the exercise of the PRC Resident Holder’s option to purchase the Shares, and such filing or approval is not always attainable, and if the PRC Resident Holder fails to secure filing with or approval from the PRC authorities, the PRC Resident Holder may have difficulties either to remit foreign exchange to the Company to exercise the PRC Resident Holder’s option to purchase the Shares or to receive proceeds when the PRC Resident Holder sells shares issued pursuant to the option.  Failure to comply with these rules may also result in sanctions under the PRC foreign exchange regulations.  It is the PRC Resident Holder’s duty to ensure full compliance with these PRC regulations at the PRC Resident Holder’s own expense and the Company assumes no responsibility to seek proper filing or approval on the PRC Resident Holder’s behalf.

15.           Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

HOLDER:	[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]

By:

Title:
(Signature)

Address:	Address:

SCHEDULE J

FORM OF LEGAL OPINION TO BE DELIVERED
BY THE WARRANTORS’ PRC COUNSEL

Disclosure Schedule to the Legal Opinion

Unless otherwise defined herein, capitalized terms used in this disclosure schedule (the “Disclosure Schedule”) shall have the same meaning ascribed to them in the Share Exchange Agreement.

Section A

Set forth below is a chart showing the equity holding structure of the PRC Subsidiaries as of the date of this legal opinion:

In the above chart, “ ” refers to control by equity, and “” refers to control by contract.

Besides as presented in the above structure, (i) Kaiyuan Real Estate holds a two percent (2%) equity interest in Xuwei Trade, an one percent (1%) equity interest in Shengrong Kaiyuan, a sixty percent (60%) equity interest in Kaiyuan Doors and Windows and a ninety-three percent (93%) equity interest in Hebei Advertising; (ii) Hebei Liantuo holds a fifty-five percent (55%) equity interest in Handan Aohua; and (iii) Shijiazhuang Yuhua holds a seventy percent (70%) equity interest in Hengshui Yuhua.

Section B

Each of the following PRC Subsidiaries has not obtained relevant governmental approvals or permits or has not carried out relevant procedures for registration or filing:

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(i)
Kaiyuan Auto Trade and Chuanglian Auto Trade have not (a) obtained the brand auto sales authorization, (b) entered into the dealership authorization agreements, or (c) been listed in the List of Brand Auto Sales Enterprises.

According to the Measures for Implementation of the Administration of Brand-specific Auto Sales (No. 10 Decree issued by the Ministry of Commerce, the National Development and Reform Commission and the State Administration for Industry and Commerce in 2005), no auto resources shall be provided to any PRC Subsidiary that has not received authorization for brand-specific auto sales or does not satisfy the conditions for carrying out the relevant operations; in the event that a PRC Subsidiary has not completed the filing procedures with the national administrative department of industry and commerce, possibly its scope of business may not be ratified as including “sales of brand automobiles” by the local administrative department of industry and commerce.

(ii)	Each of the following 4S Stores has not carried out the filing procedures with the provincial authority of commerce that are required for entities engaged in second-hand automobile transactions:

1.	Hebei Liantuo;

2.	Hebei Yitong;

3.	Shijiazhuang Yuhua;

4.	Hebei Shengwen;

5.	Hebei Shengkang;

6.	Zhangjiakou Meihua; and

7.	Xinhua Toyota.

According to the Measures for Administration of the Circulation of Second-hand Automobiles (No. 2 Decree issued by the Ministry of Commerce, the Ministry of Public Security, the State Administration for Industry and Commerce and the State Administration of Taxation in 2005),  a second-hand automobile market operator or second-hand automobile dealer that has been registered with, and obtained a business license from, the industry and commerce administration authority according to law shall, within two months after receiving the business license, file information about its establishment with the competent provincial commerce authority.

(iii)	No 4S Store has obtained a Pollutant Discharge Permit.

According to the Administrative License Law of the People’s Republic of China (No. 7 Order of the President of the People’s Republic of China), any citizen, legal person or other institution that is engaged in activities subject to an administrative license but has not obtained an administrative license shall be stopped by the administrative authority in accordance with the law, and shall be imposed an administrative punishment; the violation that has constituted a crime shall be subject to criminal responsibilities.

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According to the Regulations on Collecting and Using the Pollutant Discharge Fees (No. 369 Decree of State Council), in the event that a PRC Subsidiary fails to pay the pollutant discharge fees in accordance with law, it shall be ordered to pay such fees within a prescribed time limit by the administrative department for environmental protection of the people’s governments of the county level and above within their power and function; where such PRC Subsidiary refuses to pay such fees, a fine no less than one time but no more than three times of such payable pollutant discharge fees shall be imposed, and such PRC Subsidiary shall be ordered to stop its business for rectification if so approved by the people’s government with the approval power.

According to the Measures of Hebei Province for Administration of Pollutant Discharge Permits (for Trial Implementation) (Ji Fa Shen [2007] No. 17), each and every entity that may discharge pollutants shall apply to the competent environmental protection administration authority for a permit for the discharge of pollutants (hereinafter referred to as “pollutant discharge permit”) in accordance with these Measures, and shall not discharge pollutants before obtaining a pollutant discharge permit; a pollutant-discharging entity shall be punished in accordance with the relevant laws and regulations if such entity has discharged pollutants before obtaining a pollutant discharge permit.

(iv)	Chuanglian has not carried out the filing procedures for its establishment of any Auto Service Company with the original authority of examination and approval.

According to the Provisional Regulations on Domestic Investment by Foreign-invested Enterprises (No. 6 Decree issued by the Ministry of Foreign Trade and Economic Cooperation and the State Administration for Industry and Commerce of the PRC in 2000), a foreign-invested enterprise shall, within thirty days after establishing an investee company, file such investee company with the original examination and approval authority.

(v)	Each of the following PRC Subsidiaries has not obtained a state taxation registration certificate:

1.	Kaiyuan Real Estate;

2.	Kaiyuan Logistics;

3.	Tianmei Insurance;

4.	Xingtang Shijie Transportation;

5.	Quyang Transportation;

6.	Anguo Transportation;

7.	Bazhou Transportation;

8.	Rongcheng Transportation;

9.	Gaobeidian Shijie Transportation;

10.	Jinzhou Shijie Transportation;

11.	Qingxian Transportation;

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12.	Botou Transportation;

13.	Zanhuang Transportation;

14.	Longyao Transportation;

15.	Yuanshi Shijie Transportation;

16.	Guantao Transportation;

17.	Qingxu Shijie Transportation;

18.	Yangyuan Transportation;

19.	Huailai Transportation;

20.	Zhengding Transportation;

21.	Hejian Transportation;

22.	Huanghua Transportation;

23.	Weixian Transportation;

24.	Zunhua Transportation;

25.	Xingtang Auto Service;

26.	Quyang Auto Service;

27.	Anguo Auto Service;

28.	Bazhou Auto Service;

29.	Rongcheng Auto Service;

30.	Gaobeidian Auto Service;

31.	Jinzhou Auto Service;

32.	Qingxian Auto Service;

33.	Botou Auto Service;

34.	Zanhuang Auto Service;

35.	Longyao Auto Service;

36.	Yuanshi Auto Service;

37.	Guantao Auto Service;

38.	Qingxu Auto Service;

39.	Yangyuan Auto Service;

40.	Huailai Auto Service;

41.	Zhengding Auto Service;

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42.	Shenzhou Auto Service;

43.	Qixian Auto Service;

44.	Gaoyi Auto Service;

45.	Huanghua Auto Service;

46.	Datong Auto Service; and

47.	Weixian Auto Service.

According to the Administrative Measures for Tax Registration (No. 7 Order of the State Administration of Taxation), in the event that a PRC Subsidiary fails to file an application for completing the tax registration procedures within the prescribed time limit, the tax administration shall, within three days from the day of finding out such offense, order such PRC Subsidiary to make rectifications within a prescribed time limit and impose relevant punishments in accordance with Clause 1 of Article 60 of the Law of the People’s Republic of China on the Administration of Tax Collection; in the event that a PRC Subsidiary fails to complete the tax registration, the tax administration shall, within three days from the day of finding out such offense, order such PRC Subsidiary to make rectifications within a prescribed time limit, and, where such PRC Subsidiary fails to make rectifications within the prescribed time limit, impose relevant punishments in accordance with Clause 1 and 2 of Article 60 of the Law of the People’s Republic of China on the Administration of Tax Collection.

According to Article 60 of the Law of the People’s Republic of China on the Administration of Tax Collection (No. 49 Order of the President of the People’s Republic of China [2001]) where a PRC Subsidiary fails to apply for tax registration within a prescribed time limit, the tax authorities shall order it to make rectification within the prescribed time and impose a fine up to RMB2,000; and in a serious case, impose a fine ranging from RMB2,000 to RMB10,000.  Should a PRC Subsidiary fail to make rectification within the prescribed time limit, the tax authorities shall notify the applicable administration for industry and commerce to revoke such PRC Subsidiary’s business license.  Based on our knowledge, if a PRC Subsidiary’s failure to complete the tax registration is caused by the fault of the tax authorities, it is likely that the aforesaid administrative penalty will not be imposed on such PRC Subsidiary.

(vi)	Each of the following PRC Subsidiaries has not obtained a social insurance certificate:

1.	Handan Baohe;

2.	Handan Yacheng;

3.	Tangshan Yachang;

4.	Hengshui Yuhua;

5.	the Transportation Companies;

6.	the Auto Service Companies;

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7.	Kaiyuan Logistics;

8.	Kaiyuan Auto Trade;

9.	Chuanglian;

10.	Chuanglian Auto Trade; and

11.	Tianmei Insurance.

According to the Provisional Regulations on the Collection and Payment of Social Insurance Contributions (No. 259 Decree of the State Council), in the event that a PRC Subsidiary fails to make or withhold social insurance contributions in accordance with the regulations, the labor security administration authority or the taxation authority shall order such PRC Subsidiary to make or withhold such contributions within a specified time limit; in the event that such PRC Subsidiary fails to do so within the time limit, it shall, in addition to making up the overdue contributions, pay a 0.2% fine for late contribution on a daily basis; and such fines shall be incorporated into the social insurance fund.  In the event that a PRC Subsidiary fails to carry out social insurance registration, change its registration or cancel its registration in accordance with the regulations, or fails to declare the amount of social insurance contributions payable by it in accordance with the regulations, the labor security administration authority shall order such PRC Subsidiary to make rectifications within a prescribed time limit; if such failure has constituted a gross violation, a fine of more than RMB1,000 but less than RMB5,000 shall be imposed on the officer directly responsible and other persons directly liable; if such failure is of an extraordinarily serious nature, a fine of more than RMB5,000 but less than RMB10,000 shall be imposed upon the officer directly responsible and other persons directly liable.

(vii)	Each of the following PRC Subsidiaries has not completed the renewal of its concurrent-business insurance agent certificate:

1.	Hebei Yitong;

2.	Hebei Shengwen; and

3.	Shijiazhuang Yuhua.

(viii)	Tangshan Fengrun Transportation has not completed the renewal of its road transportation operation permit.

(ix)	Each of the PRC Subsidiaries listed in Sections C(I), C(II), and D of the Disclosure Schedule.

Section C

(I)	The business license of each of the following PRC Subsidiaries does not contain “brand auto sales” in its business scope:

(i)	Handan Baohe;

(ii)	Hebei Meifeng;

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(iii)	Handan Yacheng;

(iv)	Tangshan Yachang;

(v)	Cangzhou Hengyuan;

(vi)	Kaiyuan Auto Trade;

(vii)	Chuanglian Auto Trade; and

(viii)	Hengshui Yuhua.

(II)	Each of the following PRC Subsidiaries have not been included into the List of Brand Auto Sales Enterprises:

(i)	Handan Baohe;

(ii)	Handan Yacheng;

(iii)	Hebei Meifeng;

(iv)	Hengshui Yuhua;

(v)	Tangshan Yachang;

(vi)	Kaiyuan Auto Trade; and

(vii)	Chuanglian Auto Trade.

(III)	Each of the following PRC Subsidiaries has not provided a separate authorization certificate for brand auto sales:

(i)	Hebei Yitong;

(ii)	Hebei Shengkang;

(iii)	Cangzhou Yichang;

(iv)	Hebei Anchang;

(v)	Hebei Yuanxinghang;

(vi)	Cangzhou Deyuan;

(vii)	Tangshan Yachang;

(viii)	Handan Yacheng;

(ix)	Hengshui Yuhua;

(x)	Kaiyuan Auto Trade; and

(xi)	Chuanglian Auto Trade.

(IV)	Each of the following PRC Subsidiaries has not provided a valid and binding dealership authorization agreement:

(i)	Tangshan Yachang;

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(ii)	Handan Yacheng;

(iii)	Handan Baohe;

(iv)	Kaiyuan Auto Trade; and

(v)	Chuanglian Auto Trade.

(V)	Each of the following PRC Subsidiaries has not completed the renewal of its dealership authorization agreements which have expired:

(i)	Hebei Shengwen;

(ii)	Shijiazhuang Baohe;

(iii)	Hebei Shengmei; and

(iv)	Handan Defeng.

Section D

(I) The PRC Subsidiaries listed in Table VI have not provided state-owned land use right certificates or building ownership certificates or other governmental documents, thus we cannot ascertain whether such PRC Subsidiaries have valid and legal use rights to the land being used by them or whether such PRC Subsidiaries have valid and legal ownership or use rights to the houses being used by them.

According to the Land Administration Law of the People’s Republic of China (No. 28 Decree of the President of the People’s Republic of China), where there is a conversion of agricultural land into land for construction purpose by any of the above PRC Subsidiaries in violation of the general plan for land utilization, an order will be issued that the buildings and other facilities newly constructed on the land illegally transferred be dismantled and the land be restored to the original state within a prescribed period, in case that such conversion conforms with the general plan for land utilization, such buildings and other facilities affiliated therewith shall be confiscated; a fine may be imposed additionally; administrative penalties may be imposed on the officer directly responsible and other persons directly liable; where such violations constitute crimes, the relevant criminal liabilities shall be claimed.

(II) Kaiyuan Auto Trade, Botou Transportation and Botou Auto Service have provided land use right certificates and building ownership certificates for the houses rented and being used by them. However, such land and houses are authorized for industry use.  Since the aforesaid companies have not provided the governmental approvals for the change of use of such land and houses, we cannot ascertain whether such PRC Subsidiaries have valid and legal use rights to the land and houses being used by them.

According to the Land Administration Law of the People’s Republic of China (No. 28 Decree of the President of the People’s Republic of China), where changes occur to ownership and purpose of the land according to law, procedures relating to registration of modification of the land shall be handled; where a PRC Subsidiary uses the state land for purpose other than the approved one,  the competent land and resources administration authority under the people’s government above the county level shall issue an order requiring a return of the land and impose a fine.

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(III) Except for Pingshan Auto Service, Jingxing Transportation, Jingxing Auto Service, Guantao Transportation and Guantao Auto Service, no PRC Subsidiaries have carried out the lease registration procedures for the houses rented by them.

According to the Measures on Administration of Urban Housing Lease (No. 42 Decree of the Ministry of Housing and Urban-Rural Development of the People’s Republic of China), the housing whose property ownership certificate has not been obtained according to law and to which other circumstances provided by relevant laws and regulations have occurred may not be leased out.  In the event that a PRC Subsidiary fails to apply for and obtain a House Leasing Registration Certificate on a timely manner, such PRC Subsidiary shall be ordered to complete such procedures within a prescribed period and may be imposed a fine therefor.

Section E

The outstanding loans and guarantees between the PRC Subsidiaries and third parties are set out in Table IV.

Section F

Besides the contracts disclosed in Section E, material contracts to which any PRC Subsidiary is a party are set forth below:

(I)    The following joint venture contracts:

(i)    The Equity Joint Venture Contract entered into by and between Kaiyuan Real Estate and Canada Advantage Trading Inc on January 26, 1999, under which Kaiyuan Doors and Windows was established;

(ii)   The Agreement on Capital Contribution to Hebei Advertising entered into by and between Kaiyuan Real Estate and Li Yongbin on January 5, 2006;

(iii)  The Contract on Sino-foreign Equity Joint Venture Shengrong Kaiyuan entered into by and between Kaiyuan Real Estate and Top Ray Investments Limited on November 15, 2007; and

(iv)  The Contract on Sino-foreign Equity Joint Venture of Xuwei Trade entered into by and between Kaiyuan Real Estate and Heat Planet Holdings Limited on December 24, 2007.

(II)   Dealership authorization agreements:

Please refer to Table V.

(III)  Auto purchase agreements

The Vehicle Purchase and Sale Agreement entered into by and between Kaiyuan Auto Trade and Tianjin Shanzhong Auto Sale and Service Co., Ltd. on September 28, 2008.

Section G

(I)    Labor contracts between the PRC Subsidiaries and their employees:

Please refer to Table VIII.

(II)  Each of the following PRC Subsidiaries has not paid social insurance for its employees:

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1.	Hebei Meifeng;

2.	Cangzhou Hengyuan;

3.	Handan Baohe;

4.	Tangshan Yachang;

5.	Handan Yacheng;

6.	Hengshui Yuhua;

7.	Kaiyuan Logistics;

8.	Kaiyuan Auto Trade;

9.	Chuanglian;

10.	Chuanglian Auto Trade;

11.	Transportation Companies; and

12.	Auto Service Companies.

(III) No PRC Subsidiary has paid housing funds for its employees, nor has it received any notice from competent administrations of housing funds for making up the unpaid housing funds.

Section H

List of control agreements:

1.	Business Operation Agreement between Chuanglian and Hua An Investment dated [ ];

2.	Equity Pledge Agreement between Chuanglian and Hua An Investment dated [ ];

3.	Option Agreement between Chuanglian and Hua An Investment dated [ ];

4.	Service Agreement between Chuanglian and Hua An Investment dated [ ];

5.	Voting Proxy Agreement between Chuanglian and Hua An Investment dated [ ];

6.	Business Operation Agreement between Chuanglian and Huiyin Investment dated [ ];

7.	Equity Pledge Agreement between Chuanglian and Huiyin Investment dated [ ];

8.	Option Agreement between Chuanglian and Huiyin Investment dated [ ];

9.	Service Agreement between Chuanglian and Huiyin Investment dated [ ];

10.	Voting Proxy Agreement between Chuanglian and Huiyin Investment dated [ ];

11.	Business Operation Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

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12.	Equity Pledge Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

13.	Option Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

14.	Service Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

15.	Voting Proxy Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

16.	Business Operation Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

17.	Equity Pledge Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

18.	Option Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

19.	Service Agreement between Chuanglian and Kaiyuan Logistics dated [ ]; and

20.	Voting Proxy Agreement between Chuanglian and Kaiyuan Logistics dated [ ].

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PRC Legal Opinion

Date:

To: Spring Creek Acquisition Corp. (“SCAC”)

Dear Madams/Sirs,

Re: Hebei Kaiyuan Real Estate Development Company and/or its Affiliates

As licensed lawyers of the PRC, lawyers of Zhong Lun Law Firm (“Zhong Lun” or “we”) are qualified to issue this opinion on the laws of the PRC.  We have acted as legal counsel on the laws of the PRC for Hebei Kaiyuan Real Estate Development Company (“Kaiyuan Real Estate”) in connection with the transactions contemplated by the Share Exchange Agreement dated 【 】, 2009, by and among Li Yonghui, Yan Wang, Honest Best Int’l Ltd, Auto China Group Inc (“AutoChina”), Fancy Think Limited, and SCAC (the “Project”).

The terms used in this opinion shall have the meanings as follows:

“PRC” refers to Mainland China, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“PRC provision” refers to laws enacted by the PRC National People’s Congress and its Standing Committee and promulgated by Order of the President signed by the PRC President, administrative regulations enacted by the State Council, local regulations, autonomous regulations, separate regulations, rules, judicial interpretations and relevant prescriptive documents.

“PRC laws and administrative regulations” refer to laws promulgated by the PRC National People’s Congress and its Standing Committee, and regulations promulgated by the State Council.

Unless otherwise defined herein, capitalized terms used in this opinion shall have the same meanings ascribed to them in the Share Exchange Agreement.

In order to issue this opinion, Zhong Lun and its attorneys have obtained and relied on the following representations from Kaiyuan Real Estate:

1           All signatures, corporate seals and other seals that appear on the documents which have been provided by Kaiyuan Real Estate to Zhong Lun and Zhong Lun attorneys are authentic and valid, and all necessary relevant authorizations have been duly obtained;

2           All of the documents that have been provided by Kaiyuan Real Estate to Zhong Lun and Zhong Lun attorneys are complete, authentic and accurate, and any copies of such documents are all consistent with the original documents;

3           All written statements, letters, confirmation letters and commitment letters and written testimony that have been provided by Kaiyuan Real Estate to Zhong Lun and Zhong Lun attorneys are accurate and complete, and do not contain any fabrication, omission or misleading information;

4           All third party documents provided by Kaiyuan Real Estate to Zhong Lun and Zhong Lun attorneys are consistent with the documents that Kaiyuan Real Estate obtained from the original owners or authors;

5           Kaiyuan Real Estate has not altered, deleted, lost or concealed the form or substance of any document, and has in accordance with Zhong Lun’s reasonable requests provided and disclosed all other relevant supplemental documentation, materials and information; and

6           Where any fact of major importance hereto is not supported by independent evidence, we rely on relevant governmental documents and the statements issued by relevant governmental authorities and Kaiyuan Real Estate.  We do not have actual knowledge that causes us to believe that the representations from Kaiyuan Real Estate set forth above are not true.

This legal opinion is provided on the following conditions:

1           This opinion is issued in accordance with the PRC provisions in force as of the date hereof; and is based on the facts that existed prior to or as of the date hereof; and

2           This opinion focuses solely on PRC legal issues relevant to the Project and it does not address any matter involving foreign laws.

Based on the foregoing, we are of the opinion set out below:

1.          Incorporation

1.1        The PRC Subsidiaries have been duly incorporated and are validly existing and in good standing under the PRC provisions.

1.2        The registered capital of each of the PRC Subsidiaries is fully paid as required in accordance with applicable PRC provisions and considering that the registered capital of the Auto Service Companies had been fully paid by Chuanglian before September 29, 2008, the Circular of the SAFE on Relevant Business Operations Issues Concerning Improving the Administration of the Payment and Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises (Hui Zong Fa [2008] No.142 on September 29, 2008) (《关于完善外商投资企业外汇资本金支付结汇管理有关业务操作问题的通知》汇综发[2008]142号) is not applicable to Chuanglian’s investment into and establishment of the Auto Service Companies.

1.3        Except as specifically set out in Section A of the Disclosure Schedule, the PRC Subsidiaries have no subsidiaries and do not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture association or other entity, or maintain any offices or branches.

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1.4        The Articles of Association of each of the PRC Subsidiaries is consistent and in compliance with, and do not conflict with any applicable PRC provision.  The Articles of Association of each of the PRC Subsidiaries have been duly adopted by its equity interest owners and filed with the relevant PRC governmental authorities, and are in full force and effect and binding upon each PRC Subsidiaries respectively.

1.5        Except as set forth in Section B(v), B(vii) and B(viii) of the Disclosure Schedule, each of the PRC Subsidiaries has obtained, among others, the following licenses and permits (if necessary): (1) business license; (2) organizational code certificate; (3) foreign exchange registration certificate; (4) a finance registration certificate; (5) tax registration certificate; (6) road transportation operation permit; and (7) insurance agency permit, which enable each of the PRC Subsidiaries to conduct its current business and operation.  The aforesaid licenses and permits are in full force and effect, and each of the PRC Subsidiaries has received no letter or notice from any government authority in the PRC notifying such licenses and permits are or will be void or, nullified due to any reason.  We are not aware of any reason, fact, event, circumstance or condition that would cause us to believe that any of the governmental authorizations obtained by each of the PRC Subsidiaries is likely to be revoked, suspended, cancelled or withdrawn or cannot be renewed upon their expiry date by the relevant PRC governmental authorities.  According to the Law of the PRC on Tax Administration (promulgated on PRC Chairman Order [2001] No. 49 on April 28, 2001) (《中华人民共和国税收征收管理法》(主席令[2001] 第49号), where a PRC Subsidiary fails to apply for tax registration within a prescribed time limit, the tax authorities shall order it to make rectification within the prescribed time and impose a fine up to RMB2,000; and in a serious case, impose a fine ranging from RMB2,000 to RMB10,000.  Should a PRC Subsidiary fail to make rectification within the prescribed time limit, the tax authorities shall notify the applicable administration for industry and commerce to revoke such PRC Subsidiary’s business license.  Based on our knowledge, if a PRC Subsidiary’s failure to complete the tax registration is caused by the fault of the tax authorities, it is likely that the aforesaid administrative penalty will not be imposed on such PRC Subsidiary.

1.6        No documents show that any action has been, or is being taken and any legal or administrative proceeding has been commenced or threatened against, and any order or resolution has been passed for the winding–up, dissolution, liquidation or elimination of any of the PRC Subsidiaries.

1.7        Each of the PRC Subsidiaries and Founder is capable of suing and being sued and can be the subject of any legal proceedings in PRC courts (except and to the extent that any party(ies) have entered into agreements with SCAC effectively choosing arbitration to settle any dispute arising thereof outside of the PRC courts).  Neither any of the PRC Subsidiaries and Founder nor any of their properties or assets are entitled to any immunity on the ground of sovereignty from any action, suit or other legal proceedings or from enforcement, execution or attachment.

1.8        There is no claim, litigation, arbitration, administrative proceedings, or other legal process pending or, to the best of our knowledge, threatened against each of the PRC Subsidiaries or Founder before any court or governmental agency in the PRC.

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1.9        Fancy Think has full corporate power and authority to dissolve or to cause Chuanglian to be dissolved, provided that the dissolution is carried out in accordance with relevant PRC provisions.  The equity holders of each of the PRC Subsidiaries have full corporate power and authority to dissolve or to cause the PRC Subsidiaries to be dissolved, provided that the dissolution is carried out in accordance with relevant PRC provisions, and the control documents set forth in Section H of the Disclosure Schedule provide Chuanglian with contractual rights to require each of Hua An Investment, Huiyin Investment, Kaiyuan Logistics or Kaiyuan Auto Trade to, with all their shares in each PRC Subsidiary (except  Hengshui Yuhua), vote for dissolving such PRC Subsidiary or causing such PRC Subsidiary to be dissolved in accordance with PRC provisions and constitutional documents of such PRC Subsidiary.

1.10      PRC provisions do not apply to the dissolution of AutoChina or Fancy Think.

2.          Operation

2.1        Except as set forth in Section B, Section C, and Section D of the Disclosure Schedule, each of the PRC Subsidiaries has the requisite legal right, power, capacity and authority (corporate or otherwise), as authorized by the relevant PRC governmental authorities, to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and proposed to be conducted as described in its business license and is duly qualified to transact business.

2.2        Except as set forth in Section B and Section C of the Disclosure Schedule, each of the PRC Subsidiaries has obtained and currently holds all governmental authorizations from all governmental authorities having jurisdiction over it, which are required for the conduct of its business in accordance with its business license.  Without limiting the generality of the foregoing, and except as specifically set out in Section C of the Disclosure Schedule, the business scope of each of 4S Store I and 4S Store II includes “brand auto sales”, and each of the 4S Store I and 4S Store II has been listed in the List of Brand Auto Sales Enterprises published by the State Administration of Industry and Commerce and has executed dealership authorization agreement(s) with the relevant auto supplier(s).  Such governmental authorizations, lists and agreements are in full force and effect, none of the PRC Subsidiaries has received any letter or notice from any government authority in the PRC or the relevant auto supplier asserting that such governmental authorizations, lists or agreements are or will be void or, nullified due to any reason, or that any additional governmental authorizations or agreements are or will be needed be required to conduct its business in accordance with its business license.

2.3        The business presently carried out by each of the PRC Subsidiaries is within the scope of business permitted under their respective business licenses.  None of the PRC Subsidiaries is in violation of its respective articles of association, business licenses or any of their other constituent documents.

2.4        Except for software that has or may be obtained through commercial-off-the-shelf license agreements: (i) each of the PRC Subsidiaries owns, holds valid licenses in full force and effect, or otherwise has the legal right to use the trademarks, service marks, trade names, copyrights, patents or other intellectual property currently employed by it in connection with its business as currently conducted and as proposed to be conducted; (ii) none of the PRC Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to anything set forth in the preceding Section 2.4(i); and (iii) after due inquiry, none of the PRC Subsidiaries is in violation or infringement of any proprietary asset or intellectual property of any other person or entity under the PRC provisions.

4

2.5        Each of the PRC Subsidiaries has valid title to all of its property and assets, in each case, free and clear of all liens, charges or encumbrances, other than as specifically set forth in Section D of the Disclosure Schedule.

2.6        Except as specifically set forth in the Section D of the Disclosure Schedule, each of which failure to undertake or complete, as of the date of this opinion, has not resulted in any enforcement measure taken by relevant government authorities including but not limited to reclaiming the land, demolishing the buildings, imposing penalties on or issuing notices to relevant PRC Subsidiaries for such enforcement  , all procedures required for the PRC Subsidiaries to acquire the land use rights and building ownership rights that it holds or purports to hold (the “Owned Real Property”) have been duly undertaken and completed.  The PRC Subsidiaries have exclusive and unfettered possession, occupation and proper legal title to the land use rights and building ownership rights in respect of the Owned Real Property (including possession of the land use rights certificates and building ownerships certificates) and are, subject to compliance with applicable PRC provisions, entitled to transfer, sell, mortgage or otherwise dispose of such Owned Real Property and there are no occupancy rights or liens in favor of third parties affecting it.

2.7        Other than as specifically set out in the Section D of the Disclosure Schedule, each of which failure to legally execute or be valid and binding, as of the date of this opinion, has not resulted in any enforcement measure taken by relevant government authorities including but not limited to reclaiming the land, demolishing the buildings, imposing penalties on or issuing notices to relevant PRC Subsidiaries for such enforcement , each lease agreement in respect of the lease of land or premises (“Leased Real Property”) to which any PRC Subsidiary is a party (“Real Estate Lease”) is legally executed and valid and binding; the leasehold interests of each of the PRC Subsidiaries is protected by the terms of the relevant lease agreements, which are valid, binding and enforceable in accordance with their respective terms under the laws of the PRC; all procedures required for the acquisition of the land use rights and building ownership rights pertaining to the Leased Real Property have been duly undertaken and completed; all governmental approvals or permits required under PRC law for the construction of any of the buildings, constructions, premises and fixtures erected on or composing the Leased Real Property have been duly obtained, and are in full force and effect; the PRC Subsidiaries have exclusive and unfettered possession, occupation and use right to the relevant Leased Real Property during the lease term specified in the relevant Real Estate Lease.  There are no circumstances which may give rise to the termination of any Real Estate Lease or the termination of the continued possession, occupation, use or enjoyment of the Leased Real Property; none of the Group Companies has received any notice from any PRC governmental entities alleging that its lease, possession or use of any of the Leased Real Property is in violation of any PRC provision.

2.8        There are no outstanding loans, guarantees or contingent payment obligations of any of the PRC Subsidiaries in respect of third party indebtedness (except for outstanding loans, guarantees or contingent payment obligations of Kaiyuan Real Estate not specifically set out in the Financial Statements) other than as specifically set out in Section E or the consolidated unaudited financial statements of the Group Companies for the nine (9) month period ended September 30, 2008, prepared in accordance with US GAAP (the “Financial Statements”), and there are no outstanding (i) inter-company loans between the Group Companies or (ii) loans between a Group Company and a third party other than as specifically set out in the Financial Statements.

5

2.9        Each of the PRC Subsidiaries had, to the extent it is a party to such Material Contract, at the time of execution of the Material Contracts listed in Section E and Section F of the Disclosure Schedule, and has, as of the date of this opinion, the requisite corporate right, power, capacity and authority to enter into and to perform its obligations under such Material Contracts.  Each of the Material Contracts listed in Section E and Section F of the Disclosure Schedule to which any of the PRC Subsidiaries is a party constitutes a legal, valid and binding obligation of the PRC Subsidiaries, each as the case may be, enforceable in accordance with its respective terms under the PRC provisions.

2.10      Each of Founder, Chen Lei, Wei Xing, and Johnson Lau has duly executed an employment agreement containing confidentiality, invention assignment and non-competition provisions (the “Employment Agreements”), a form of which has been provided to SCAC.  A PRC natural person’s act of entering into such Employment Agreement does not, and will not, violate or result in a breach of or a default under any PRC provision which has come to our attention.

2.11      After due inquiry, except as specifically set out in Section G of the Disclosure Schedule, each of the PRC Subsidiaries has executed labor contracts in the forms provided to SCAC with all of its employees and discharged its obligations as employer in accordance with such labor contracts and PRC provisions; the statutory social insurance required by PRC law (including without limitation pension, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance) has been paid by each of the PRC Subsidiaries, as the case may be, for the employees of each of the PRC Subsidiaries in accordance with their monthly salaries pursuant to applicable standards and rates.  None of the PRC Subsidiaries is subject to any threatened or actual union or labor related campaigns, organizing activities, strikes work stoppages, or other collective action taken by their employees.

2.12      In reliance on confirmation letters issued by the relevant tax authorities having jurisdiction over each of the PRC Subsidiaries (except for the Transportation Companies, the Auto Service Companies, Handan Baohe, Tangshan Yachang, Handan Yacheng, Chuanglian, Chuanglian Auto Trade, Kaiyuan Logistics, Kaiyuan Auto Trade, and Kaiyuan Real Estate) ever since its establishment, each PRC Subsidiary (except the Transportation Companies, the Auto Service Companies, Handan Baohe, Tangshan Yachang, Handan Yacheng, Chuanglian, Chuanglian Auto Trade, Kaiyuan Logistics, Kaiyuan Auto Trade, and Kaiyuan Real Estate) has strictly complied with relevant laws and regulations on tax, and timely and fully paid its tax, without arrears in, evasion and defrauding of, violent refusal of tax or other acts in violation of relevant laws and regulations on tax.  No administrative punishment, tax recovery or after payment has been imposed on it, nor has it been in any tax dispute with relevant tax authorities.  We do not have actual knowledge that causes us to question the accuracy of each of the confirmation letters.

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2.13      In connection with the auto trade business conducted by Kaiyuan Auto Trade and the Transportation Companies, without limiting the generality of other provisions of this legal opinion, each of Kaiyuan Auto Trade and the Transportation Companies has obtained and currently holds all PRC governmental authorizations required for the conduct of the auto trade business(except that Kaiyuan Auto Trade has not obtained brand auto sales authorization or entered into the dealership authorization agreements to conduct its current business, which failure to obtain or hold, has not and will not result in an AutoChina Material Adverse Effect); each of (i) the vehicle purchase orders between Kaiyuan Auto Trade and the customers, (ii) the “fen qi fu kuan” vehicle sales contracts between Kaiyuan Auto Trade and the customers and (iii) the vehicle operation and service contracts among Kaiyuan Auto Trade, the Transportation Companies and the customers (collectively “Auto Trade Contracts”) and the business operations under the Auto Trade Contracts have been and remain in full compliance with, and have not  and do not violate any applicable PRC provision, including but not limited to PRC provisions with respect to financial leasing.

3.         Transaction

3.1        Except for the Section B(iv) of the Disclosure Schedule, all consents, licenses, approvals, orders, authorizations, recordations, re-recordations, registrations, qualifications, designations, declarations or filings with any government authority required in respect of the Restructuring which is necessary for conducting the transaction contemplated in the Transaction Documents, including but not limited to the registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, tax bureau, customs authorities, product registration authorities and health regulatory authorities or their competent provincial and local counterparts, as applicable, shall have been duly filed, submitted, obtained and completed in accordance with the relevant PRC laws and in full force and effect as of the date of this opinion.  All third party notices and/or consents required under any agreements to which a restructured PRC Subsidiary is a party in respect of the Restructuring have been duly made and/or obtained in accordance with the relevant agreements.

3.2        No consents, licenses, approvals, orders, authorizations, recordations, re-recordations, registrations, qualifications, designations, declarations or filings with any PRC government authority, are required in respect of the execution, delivery, performance of and compliance with the terms of the Transaction Documents by any of the PRC Subsidiaries and the consummation of the Transactions.  All third party notices and/or consents required under any agreements to which any PRC Subsidiary is a party in respect of the execution, delivery, performance of and compliance with the terms of the Transaction Documents by any of the PRC Subsidiaries and the consummation of the Transactions have been duly made and/or obtained in accordance with the relevant agreements.

3.3        There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any of the PRC Subsidiaries, except to the extent required under the Transaction Documents.

3.4       Each of the PRC Subsidiaries has the legal right, power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.  Founder has the power, legal capacity and authority to enter into, execute, deliver and perform the Transaction Documents to which he is a party.  The execution and delivery by each of the PRC Subsidiaries of each of the Transaction Documents and the performance by each of the PRC Subsidiaries of their respective obligations therein have been duly authorized by all requisite corporate action on the part of the PRC Subsidiaries, respectively.

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3.5        Each of the inter-company agreements, including without limitation, the control documents set forth on Section H of the Disclosure Schedule, has been duly executed and delivered by each of the PRC Subsidiaries who is a party thereto.  Such inter-company agreements and the business operations under the inter-company agreements did not violate any prohibitive PRC provision and do not violate any prohibitive PRC provision as of the date of this opinion, and with respect to those business operations under the inter-company agreements that will be completed after the date of this opinion, will not violate any prohibitive PRC provision.

3.6        All of the transactions contemplated in the Transaction Documents (collectively, the “Transactions”) did not violate any prohibitive PRC provision at the time of their completion and do not violate any prohibitive PRC provision as of the date of this opinion, and with respect to those Transactions that will be completed pursuant to the terms of the Transaction Documents after the date of this opinion, will not violate any prohibitive PRC provision.

3.7        The Rules for Foreign Investors to Merge Domestic Enterprises effective on September 8, 2006 (《关于外国投资者并购境内企业的规定》) do not apply to the Transactions or any other transactions contemplated under the Transaction Documents.

3.8        As of the date hereof, FounderCo, Founder, and Wang have not been obligated to obtain any governmental approval required under applicable PRC provisions in connection with the transaction contemplated by the Share Exchange Agreement and their ownership of shares directly or indirectly in AutoChina and SCAC.  Pursuant to the PRC laws and administrative regulations concerning foreign exchange, assuming that neither Founder nor Wang has continuously lived in the PRC for more than one year, neither of them is required to file an overseas investment foreign exchange registration with the foreign exchange administrations of the PRC in connection with the Transactions or any other transaction contemplated under the Transaction Documents.  Any other fact or opinion in this opinion on overseas investment foreign exchange registration by Founder and Wang related to the Transactions or any other transactions contemplated under the Transaction Documents (the “Foreign Exchange Registration Issue”) is confined and subject to this Section 3.8, and any fact or opinion appearing elsewhere rather than this Section 3.8 shall not be deemed or construed to address the Foreign Exchange Registration Issue.

3.9        The PRC Securities Law (《中华人民共和国证券法》), the Notice of the State Council on Further Strengthening the Administration of the Issuance of Shares and Publicly Listing in the Overseas (《国务院关于进一步加强在境外发行股票和上市管理的通知》) and other relevant PRC laws, regulations and public policies concerning the overseas listing of PRC companies and their overseas controllers will not apply to the contemplated initial public offering and listing of SCAC or any other company established to serving as a listing company, directly or indirectly, holding equity interests in any of the PRC Subsidiaries (“Listing Co”) on any internationally recognized securities exchange located outside of the PRC (each, a “Non-PRC Stock Exchange”).  In connection with the contemplated initial public offering and listing on a Non-PRC Stock Exchange, neither AutoChina, Fancy Think, the Listing Co, nor any PRC Subsidiary shall be required under PRC law to obtain approval from or otherwise register with the China Securities Regulatory Commission or any other PRC government authority.

3.10      No stamp or other issuance of transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of AutoChina, Fancy Think, Founder or SCAC to the PRC or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance of the Transaction Documents.

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3.11      The execution, delivery, performance of and compliance with the terms of the Transaction Documents by any of the PRC Subsidiaries and the consummation of the Transactions and all other transactions contemplated therein are not in contravention of any prohibitive PRC provision, and did not and do not violate or conflict with, or constitute by itself or upon notice or passage of time, or both, a default under any provision in the articles of association of each of the PRC Subsidiaries.

3.12      The proceeds of any arbitral awards obtained in respect of the Transaction Documents may be remitted to SCAC out of the PRC without restriction and the need to obtain any consent, approval, license or permission of any person or authority and all amounts payable by any of the PRC Subsidiaries, as applicable to SCAC under the Transaction Documents may be paid in the currency in which these amounts are expressly stated to be payable; provided that such payment and remittance comply with the procedures required by the relevant laws and regulations of the PRC on foreign exchange regarding current account transactions and the arbitra1 awards are judged effective and enforceable by a court of competent jurisdiction in the PRC.

3.13      None of the shareholders of SCAC are required to be licensed, qualified or otherwise entitled to carry on business in the PRC in order to execute, delivery or enforce its rights under any of the Transaction Documents.  The shareholders of SCAC, other than FounderCo, will not be deemed to be resident, domiciled, carrying on business or subject to taxation in the PRC solely by reason of the negotiation, preparation, execution, delivery, performance or enforcement of the Transaction Documents or its ownership of the shares of SCAC.

3.14      The courts of the PRC would recognize a final and conclusive arbitral award obtained in accordance with the Transaction Documents against any of the PRC Subsidiaries or Founder, as applicable and would recognize and enforce such award without re-examination or re-litigation of any matter which is the substantive subject of such award, provided that such recognition and enforcement will be conducted in accordance with the PRC Supreme People’s Court, Mutual Enforcement of Arbitration Awards between the Mainland China and the Hong Kong Special Administrative Region Arrangement.

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SCHEDULE K

FORM OF LEGAL OPINION TO BE DELIVERED
BY AUTOCHINA’S CAYMAN COUNSEL

[  ] [             ] 2009

[AutoChina Group Limited or such other name to be approved by SCAC] f/k/a Spring Creek Acquisition Corp. (“ListCo”) [address]	DIRECT LINE: 852 2842 9530 E-MAIL: Richard.Hall@conyersdillandpearman.com OUR REF: M#873060 / D#284189 YOUR REF:

Dear Sirs,

AutoChina Group Inc (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with:

(i)
a Share Escrow Agreement made by and among ListCo, Honest Best Int’l Ltd, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”) and American Stock Transfer & Trust Company as escrow agent dated [•], 2009 (the “Share Escrow Agreement”);

(ii)
a Share Exchange Agreement, made by and among Li Yonghui, Yan Wang, FounderCo, the Company, Fancy Think Limited, a limited liability company established in Hong Kong under the Hong Kong Companies Ordinance (“Fancy Think”), the entities listed on Schedule A6 thereto, each of which is a company established under the laws of the People’s Republic of China, and Spring Creek Acquisition Corp., a corporation duly organized and existing under the laws of the Cayman Islands, with respect to ListCo’s acquisition of 1,000 shares of a nominal or par value of US$0.001 each (the “Shares”) in the capital of the Company from FounderCo dated [•], 2009 (the “Share Exchange Agreement”); and

(iii)	a Voting Agreement made by and between ListCo and FounderCo dated [•], 2009 (the “Voting Agreement”).

For the purposes of giving this opinion, we have examined the following documents:

(i)	the executed Share Escrow Agreement;

(ii)	the executed Share Exchange Agreement; and

(iii)	the executed Voting Agreement.

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed (1) a copy of the certificate of incorporation of the Company certified by the Secretary of the Company on [•], 2009, (2) a copy of the Memorandum and Articles of Association of the Company adopted on July 26, 2007, certified by the Secretary of the Company on [•], 2009 (the “M&A”), (3) written resolutions of all the directors of the Company passed on [•], 2009, and written resolutions of the sole shareholder of the Company, inter alia, adopting the new name of the Company passed on August 8, 2008, (collectively, the “Resolutions”), (4) a copy of the register of directors and officers of the Company certified by the Secretary of the Company on [•], 2009, (5) a copy of the register of members of the Company certified by the Secretary of the Company on [•], 2009 (the “Certified Register of Members”), (6) a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [•], 2009, (the “Certificate Date”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Share Exchange Agreement arbitration in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in force at the time of the initiation of the arbitration (the “Rules”); and (j) that on the date of entering into the Share Exchange Agreement the Company is and after entering into the Share Exchange Agreement will be able to pay its liabilities as they become due.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce.  It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents.  In particular, the obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents if there are other proceedings in respect of those Documents simultaneously underway against the Company in another jurisdiction.  Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

We express no opinion as to the validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgement.  We express no opinion in respect of the enforceability of any provision in the Documents which purports to fetter the statutory powers of the Company.

In order to continue in good standing under the laws of the Cayman Islands, the Company is required, inter alia to pay annual filing fees and make returns to the Registrar of Companies.

We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction to which such provisions form a part, notwithstanding any express provision in this regard.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).  The Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands.

2.
The Company has the necessary corporate power and authority to enter into and perform its obligations under the Share Exchange Agreement.  The execution and delivery of the Share Exchange Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the Memorandum or Articles of Association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands.

3.
The Company has taken all corporate action required to authorise its execution, delivery and performance of the Share Exchange Agreement. The Share Exchange Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

4.
No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the Cayman Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5.
It is not necessary or desirable to ensure the enforceability in the Cayman Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the Cayman Islands.  However, to the extent that any of the Documents creates a charge over assets of the Company, the Company and its Directors are under an obligation to enter such charge in the Register of Mortgages and Charges of the Company in accordance with section 54 of the Companies Law.  While there is no exhaustive definition of a charge under Cayman Islands law, a charge normally has the following characteristics:

(i)
it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)	the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

6.
There is no stamp, registration or similar tax or duty to be paid on or in relation to any of the Documents provided that they are executed and remain outside the Cayman Islands.  If it becomes necessary to bring the Documents into the Cayman Islands for enforcement or otherwise, nominal stamp duty will be payable on all Documents.  In the case of any Document creating security over movable property granted by an exempted company, an ordinary non-resident company or a foreign company, stamp duty will be payable on an ad valorem basis to a maximum of CI$500.00 (US$600.00).  Apart from the payment of stamp duty, there are no acts, conditions or things required by the laws and regulations of the Cayman Islands to be done, fulfilled or performed in order to make any of the Documents admissible in evidence in the Cayman Islands.

7.	There is no income or other tax of the Cayman Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

8.
Whilst ListCo is incorporated in the Cayman Islands under the Companies Law (2007 Revision) of the Cayman Islands, and may thus be considered to be resident or domiciled in the Cayman Islands by virtue of such incorporation, ListCo will not be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, performance and/or enforcement of the Documents by ListCo.

9.
Based solely upon a review of the Certified Register of Members, the Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).  The Shares have attached thereto the rights, preferences, privileges and restrictions set out in the M&A. Upon entry on the register of members of the Company, ListCo will be the registered holder of such number of Shares as will be noted against its name on such register.

10.
Based solely upon a search of the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted at [TIME] on [DATE] 2009, (which would not reveal details of proceedings which have been filed but not actually entered in the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject.

11.	Based solely upon a review of the M&A, the authorised share capital of the Company is US$50,000 divided into 50,000,000 shares of par value US$0.001 each.

12.	Based solely upon a review of the Certified Register of Members:

(i)	the registered holder of the Shares and its shareholding in the Company is as follows:

Name of Shareholder	Number of Shares

ListCo	1,000

(ii)
there are no entries or notations indicating any third party interests including any security interests on the register of members of the Company.  However, it should be noted that there is no requirement for such entries or notations to be included on the share register and that a failure to make any such entry or notation would not invalidate any third party interests, including any security interests.

13.
ListCo has standing to bring an action or proceedings before the appropriate courts in the Cayman Islands for the enforcement of the Documents.  It is not necessary or advisable in order for ListCo to enforce its rights under the Documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands.

14.
The Company is not entitled to any immunity under the laws of the Cayman Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

15.
There are no pre-emptive rights provisions to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company under the Companies Law (2007 Revision) of the Cayman Islands.

16.
Any redemption or purchase of the Company's shares by the Company pursuant to the M&A or a resolution of the Company may be effected out of the profits of the Company available for distribution, or out of the proceeds of a new issue of shares made for the purposes of the redemption or purchase, or out of capital of the Company subject in each case to the provisions of the M&A and the Companies Law (2007 Revision).

17.
The obligations of the Company under the Share Exchange Agreement will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of the Cayman Islands of general application.

18.	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.
19.
The M&A have been duly adopted by the Company.  The M&A shall bind the Company and its members to the same extent as if each member has subscribed his/its name and affixed his/its seal (or common seal, if any, for a corporate member) thereto.

20.
The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands.  The submission by the Company pursuant to the Share Exchange Agreement to arbitration in Hong Kong under the auspices of the Centre in accordance with the Rules  is valid and binding upon the Company.

21.
The courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands

22.
Foreign arbitration awards may be enforced in the Cayman Islands under the Foreign Arbitral Awards Enforcement Law, which applies where the arbitration award to be enforced (the “Award”) was made in pursuance of an arbitration agreement in a state which is a party to the New York Convention on the Recognition of Enforcement of Foreign Arbitral Awards adopted by the 1958 United Nations Conference on International Commercial Arbitration (the “Convention”).  In general, the courts of the Cayman Islands will enforce an Award made under the Convention unless it is proved by the party against whom the Award was made that:

(i)	a party to the arbitration agreement was under some incapacity;

(ii)	the arbitration agreement was not valid under the law to which the parties subjected it or, in default, under the law of the jurisdiction where the Award was made;

(iii)	the Award was made in circumstances contrary to natural justice;

(iv)	the Award dealt with a matter or matters not contemplated by or falling within the terms of the submission to arbitration or contained decisions on matters beyond the scope of such submission; or

(v)
the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties or, in default of such agreement, with the laws of the jurisdiction where the arbitration took place.

Enforcement of an Award made under the Convention may also be refused by the courts of the Cayman Islands where the Award is in respect of a matter which is not capable of settlement by arbitration or where it would be contrary to the public policy of the Cayman Islands to enforce such an Award.

A foreign arbitration award may also be enforced in the Cayman Islands pursuant to common law principles by action on the Award or pursuant to the Arbitration Law by leave of the Cayman Islands court.

Yours faithfully

Conyers Dill & Pearman

SCHEDULE L

REQUIRED WAIVERS AND CONSENTS FOR AUTOCHINA ACQUISITION

No.	Name	Contract

1.	Hua An Investment	1. Guarantee Agreement in relation to the Authorized Distributor Financing Agreement between GMAC-SAIC (上汽通用汽车金融公司) and Hebei Anchang dated March 5, 2007

2. Guarantee Contract between Hua An Investment and Qinhuangdao City Commercial Bank in connection with the Loan Agreement between Qinhuangdao Jianda and Qinhuangdao City Commercial Bank for RMB1,500,000 (2008/4/29 to 2009/4/29)

3. Guarantee Agreement in relation to the Authorized Distributor Financing Agreement between GMAC-SAIC (上汽通用汽车金融公司) and Hebei Shengkang dated November 13, 2006

4. RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Yuanxinghang and GMAC-SAIC (上汽通用汽车金融公司) dated January 19, 2007

5. RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Cangzhou Yichang and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006

6. RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Yitong and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006

7. RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Shengkang and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006

2.	Huiyin Investment
Guarantee Contract between Huiyin Investment and Huaxia Bank Shingjiazhuang Jianshe North Road Branch in relation to the Loan Agreement between Shijianzhuang Baohe and Huaxia Bank Shingjiazhuang Jianshe North Road Branch for RMB10,000,000

3.	Shijiazhuang Yuhua	Dealership Contract with Toyota Auto Sales Co., Ltd. (2008/3/31-2009/3/30)

4.	Shijiazhuang Xinhua	Dealership Contract with Toyota Auto Sales Co., Ltd. (2008/3/31-2009/3/30)

5.	Hebei Shengda	1. Credit Facility Agreement between Hebei Shengda and Ford Automobile Finance Co., Ltd. dated April 23, 2007

2. Dealership Agreement on Sale of and Service for Homemade Ford Automobiles entered into by and between Changan Ford Mazda Automobile Co., Ltd. and Hebei Shengda on September 27, 2007

6.	Qinhuangdao Jianda	1. Loan Agreement between Qinhuangdao Jianda and Qinhuangdao City Commercial Bank for RMB1,500,000 (2008/4/29 to 2009/4/29)

2. Dealership Agreement on Sale of and Service for Homemade Ford Automobiles entered into by and between Changan Ford Mazda Automobile Co., Ltd. and Qinhuangdao Jianda on October 2, 2007

3. Dealership Agreement on Sale of and Service for Imported Ford Automobiles entered into by and between Changan Ford Mazda Automobile Co., Ltd. and Qinhuangdao Jianda on October 2, 2007

7.	Cangzhou Deyuan	Dealership Agreement on Sale of and Service for Homemade Ford Products entered into by and between Changan Ford Mazda Automobile Co., Ltd. and Cangzhou Deyuan on April 1, 2008

8.	Hebei Anchang	Authorized Dealership Contract on Sale of and Service for Roewe Automobiles entered into by and between Shanghai Automotive Co., Ltd. and Hebei Anchang on March 5, 2007

9.	Handan Defeng	Franchise Contract on Sale of and Service for Dongfeng Peugeot Automobiles entered into by and between Dongfeng Peugeot Citroen Automobile Co., Ltd. and Handan Defeng on December 29, 2006

SCHEDULE M

DISCLOSURE SCHEDULE

Section 3.01 Registered Capital and Equity Ownership of Kaiyuan Real Estate

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Kaiyuan Real	105000	Founder	104390	99.42%
Estate		Li Ruiqi	170	0.16%
		Peng Jinyu	270	0.26%
		Zhang Zhongwen	170	0.16%

Section 3.02 Registered Capital and Equity Ownership of Huiyin Investment, Hua An Investment and Kaiyuan Logistics

Section 3.02(a) Registered Capital and Equity Ownership of Huiyin Investment

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Huiyin Investment	60000	Kaiyuan Real Estate	60000	100%

Section 3.02(b) Registered Capital and Equity Ownership of Hua An Investment

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hua An Investment	160000	Kaiyuan Real Estate	160000	100%

Section 3.02(c) Registered Capital and Equity Ownership of Kaiyuan Logistics

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Kaiyuan Logistics	30000	Kaiyuan Real Estate	30000	100%

Section 3.03 Registered Capital and Equity Ownership of 4S Stores I, 4S Stores II, Tianmei Insurance, Transportation Companies I, Kaiyuan Auto Trade, and Transportation Companies II

Section 3.03(a) Registered Capital and Equity Ownership of 4S Stores I

1

1.           Shijiazhuang Baohe

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Shijiazhuang	15000	Hua An Investment	9000	60%
Baohe		Huiyin Investment	6000	40%

2.           Shijiazhuang Xinhua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Shijiazhuang Xinhua	10000	Huiyin Investment	6700	67%
		Wang Zhihong	1000	10%
		Liu Zhenguo	2300	23%

3.           Handan Ao Hua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Handan Aohua	10000	Huiyin Investment	2000	20%
		Zhang Haichao	2500	25%
		Hebei Liantuo	5500	55%

4.           Handan Defeng

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Handan Defeng	5000	Huiyin Investment	4500	90%
		Zhang Wei	500	10%

5.           Hebei Shengmei

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Shengmei	5000	Huiyin Investment	4800	96%
		Li Shuangping	200	4%

2

Section 3.03(b) Registered Capital and Equity Ownership of 4S Stores II

1.           Hebei Liantuo

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Liantuo	20000	Hua An Investment	18000	90%
		Hu Xin	2000	10%

2.           Shijiazhuang Baohe

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Shijiazhuang Baohe	15000	Hua An Investment	9000	60%
		Huiyin Investment	6000	40%

3.           Shijiazhuang Yuhua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Shijiazhuang Yuhua	10000	Hua An Investment	7000	70%
		Li Yonghui	3000	30%

4.           Hebei Yitong

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Yitong	10000	Hua An Investment	6000	60%
		Chen Zhaohua	3000	30%
		Guo Zhongqi	1000	10%

5.           Hebei Shengwen

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Shengwen	10000	Hua An Investment	9500	95%
		Chen Chao	500	5%

3

6.           Hebei Shengda

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Shengda	10000	Hua An Investment	8000	80%
		Kang Kai	2000	20%

7.           Hebei Shengkang

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage（%）
Hebei Shengkang	10000	Hua An Investment	10000	100%

8.           Hebei Anchang

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Anchang	5000	Hua An Investment	3750	75%
		Guo Zhongqi	1250	25%

9.           Hebei Yuanxinghang

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Yuanxinghang	10000	Hua An Investment	10000	100%

10.           Hebei Meifeng

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hebei Meifeng	5000	Hua An Investment	5000	100%

11.           Cangzhou Yichang

Name	Registered Capital（RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Cangzhou Yichang	5000	Hua An Investment	2750	55%
		Yang Qian	1250	25%
		Liu Defeng	1000	20%

4

12.           Zhangjiakou Meihua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Zhangjiakou Meihua	6000	Hua An Investment	4800	80%
		Cao Xiaomin	1200	20%

13.           Hengshui Dechang

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hengshui Dechang	6000	Hua An Investment	4200	70%
		Zhao Junna	1800	30%

14.           Qinhuangdao Jianda

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Qinhuangdao Jianda	10000	Hua An Investment	7000	70%
		Qinhuangdao Ruitong Development Co., Ltd	3000	30%

15.           Cangzhou Deyuan

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Cangzhou Deyuan	8000	Hua An Investment	5600	70%
		Liu Rongchun	2400	30%

16.           Baoding Tianhua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Baoding Tianhua	10000	Hua An Investment	10000	100%

5

17.           Cangzhou Hengyuan

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Cangzhou Hengyuan	5000	Hua An Investment	1500	30%
		Gao Ling	1500	30%
		Liu Shuxin	2000	40%

18.           Handan Baohe

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Handan Baohe	5000	Hua An Investment	5000	100%

19.           Handan Yacheng

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Handan Yacheng	5000	Hua An Investment	5000	100%

20.           Tangshan Yachang

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Tangshan Yachang	5000	Hua An Investment	5000	100%

21.           Hengshui Yuhua

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Hengshui Yuhua	10000	Shijiazhuang Yuhua	7000	70%
		Huang Wei	3000	30%

Section 3.03(c) Registered Capital and Equity Ownership of Tianmei Insurance

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Tianmei Insurance	500	Hua An Investment	500	100%

6

Section 3.03(d) Registered Capital and Equity Ownership of Transportation Companies I

No	Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
1	Yuanshi Shijie Transportation	500	Kaiyuan Logistics	500	100%
2	Gaoyi Transportation	500	Kaiyuan Logistics	500	100%
3	Xingtang Transportation	500	Kaiyuan Logistics	500	100%
4	Pingshan Transportation	500	Kaiyuan Logistics	500	100%
5	Zanhuang Transportation	500	Kaiyuan Logistics	500	100%
6	Jingxing Transportation	500	Kaiyuan Logistics	500	100%
7	Quyang Transportation	500	Kaiyuan Logistics	500	100%
8	Zhengding Shijie Transportation	500	Kaiyuan Logistics	500	100%
9	Gaocheng Transportation	500	Kaiyuan Logistics	500	100%
10	Xinji Shijie Transportation	500	Kaiyuan Logistics	500	100%
11	Jinzhou Shijie Transportation	500	Kaiyuan Logistics	500	100%
12	Shexian Shijie Transportation	500	Kaiyuan Logistics	500	100%
13	Fuping Shijie Transportation	500	Kaiyuan Logistics	500	100%
14	Hejian Transportation	500	Kaiyuan Logistics	500	100%
15	Weixian Transportation	500	Kaiyuan Logistics	500	100%
16	Shenzhou Shijie Transportation	500	Kaiyuan Logistics	500	100%
17	Rongcheng Transportation	500	Kaiyuan Logistics	500	100%
18	Sanhe Transportation	500	Kaiyuan Logistics	500	100%
19	Huanghua Shijie Transportation	500	Kaiyuan Logistics	500	100%
20	Shahe Shijie Transportation	500	Kaiyuan Logistics	500	100%
21	Jizhou Transportation	500	Kaiyuan Logistics	500	100%
22	Bazhou Transportation	500	Kaiyuan Logistics	500	100%
23	Pingding Shijie Transportation	500	Kaiyuan Logistics	500	100%

7

24	Botou Transportation	500	Kaiyuan Logistics	500	100%
25	Guantao Transportation	500	Kaiyuan Logistics	500	100%
26	Longyao Transportation	500	Kaiyuan Logistics	500	100%
27	Hunyuan Shijie Transportation	500	Kaiyuan Logistics	500	100%
28	Huailai Transportation	500	Kaiyuan Logistics	500	100%
29	Gaobeidian Shijie Transportation	500	Kaiyuan Logistics	500	100%
30	Wu’an Transportation	500	Kaiyuan Logistics	500	100%
31	Shouyang Shijie Transportation	500	Kaiyuan Logistics	500	100%
32	Yangquan Shijie Transportation	500	Kaiyuan Logistics	500	100%
33	Yuxian Shijie Transportation	500	Kaiyuan Logistics	500	100%
34	Qingxian Transportation	500	Kaiyuan Logistics	500	100%
35	Anguo Transportation	500	Kaiyuan Logistics	500	100%
36	Qingxu Shijie Transportation	500	Kaiyuan Logistics	500	100%
37	Yangyuan Transportation	500	Kaiyuan Logistics	500	100%
38	Yuxian Transportation	500	Kaiyuan Logistics	500	100%
39	Datong Shijie Transportation	500	Kaiyuan Logistics	500	100%
40	Nanhe Transportation	500	Kaiyuan Logistics	500	100%
41	Jinzhong Shiji Transportation	500	Kaiyuan Logistics	500	100%
42	Tianjin Beichen Xuyuan Transportation	500	Kaiyuan Logistics	500	100%
43	Zhang Jiakou Transportation	500	Kaiyuan Logistics	500	100%
44	Qixian Transportation	500	Kaiyuan Logistics	500	100%
45	Qian’an Transportation	500	Kaiyuan Logistics	500	100%
46	Zunhua Transportation	500	Kaiyuan Logistics	500	100%
47	Tangshan Fengrun Transportation	500	Kaiyuan Logistics	500	100%
48	Fucheng Transportation	500	Kaiyuan Logistics	500	100%

8

49	Fengzhen Transportation	500	Kaiyuan Logistics	500	100%
50	Wulan Chabu Shijie Transportation	500	Kaiyuan Logistics	500	100%
51	Wuyuan Transportation	500	Kaiyuan Logistics	500	100%
52	Xinghe Transportation	500	Kaiyuan Logistics	500	100%
53	Zhungeer Banner Shijie Transportation	200	Kaiyuan Logistics	200	100%
54	Baotou Xuyuan Transportation	500	Kaiyuan Logistics	500	100%
55	Bayan Nur Transportation	500	Kaiyuan Logistics	500	100%
56	Tuo Ke Tuo Xian Transportation	500	Kaiyuan Logistics	500	100%
57	Dalate Banner Xuyuan Transportation	200	Kaiyuan Logistics	200	100%
58	Ordos Dongsheng Shijie Transportation	500	Kaiyuan Logistics	500	100%
59	Dong’a Transportation	200	Kaiyuan Logistics	200	100%
60	Linyi Jieyun Transportation	500	Kaiyuan Logistics	500	100%
61	Linshu Transportation	500	Kaiyuan Logistics	500	100%
62	Leling Transportation	200	Kaiyuan Logistics	200	100%
63	Boxing Transportation	500	Kaiyuan Logistics	500	100%
64	Dezhou Xuyuan Transportation	500	Kaiyuan Logistics	500	100%
65	Zaozhuang Xuyuan Transportation	200	Kaiyuan Logistics	200	100%
66	Jining Transportation	200	Kaiyuan Logistics	200	100%
67	Binzhou Transportation	200	Kaiyuan Logistics	200	100%
68	Liaocheng Transportation	200	Kaiyuan Logistics	200	100%
69	Zoucheng Xuwei Transportation	200	Kaiyuan Logistics	200	100%
70	Yanggu Transportation	200	Kaiyuan Logistics	200	100%
71	Gaotang Shijie Transportation	200	Kaiyuan Logistics	200	100%
72	Qihe Transportation	200	Kaiyuan Logistics	200	100%

9

73	Anyang Shijie Transportation	200	Kaiyuan Logistics	200	100%
74	Xinxiang Transportation	200	Kaiyuan Logistics	200	100%
75	Xinmi Transportation	200	Kaiyuan Logistics	200	100%
76	Wuzhi Xuyuan Transportation	200	Kaiyuan Logistics	200	100%
77	Luoyang Xuyuan Transportation	200	Kaiyuan Logistics	200	100%
78	Jiyuan Transportation	200	Kaiyuan Logistics	200	100%
79	Wenxian Shijie Transportation	200	Kaiyuan Logistics	200	100%
80	Jiaozuo Transportation	500	Kaiyuan Logistics	500	100%
81	Xuchang Transportation	200	Kaiyuan Logistics	200	100%
82	Huixian Transportation	200	Kaiyuan Logistics	200	100%
83	Changge Xuyuan Transportation	200	Kaiyuan Logistics	200	100%

Section 3.03(e) Registered Capital and Equity Ownership of Kaiyuan Auto Trade

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Kaiyuan Auto Trade	21000	Kaiyuan Real Estate	21000	100%

Section 3.03(f) Registered Capital and Equity Ownership of Transportation Companies II

No	Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment（RMB’000）	Share Percentage
1	Xuyuan Transportation	500	Chuanglian Auto Trade	500	100%
2	Huairen Shijie Transportation	500	Chuanglian Auto Trade	500	100%
3	Yingxian Transportation	500	Chuanglian Auto Trade	500	100%
4	Xinzhou Shijie Transportation	200	Chuanglian Auto Trade	180	90%
			Kaiyuan Logistics	20	10%
5	Wuzhai Shijie Transportation	500	Chuanglian Auto Trade	500	100%
6	Daixian Shijie Transportation	200	Chuanglian Auto Trade	180	90%
			Kaiyuan Logistics	20	10%

10

7	Lvliang Shijie Transportation	500	Chuanglian Auto Trade	500	100%
8	Linxian Shijie Transportation	500	Chuanglian Auto Trade	500	100%
9	Xiaoyi Xuyuan Transportation	500	Chuanglian Auto Trade	500	100%
10	Lvliang Xuyuan Transportation	200	Chuanglian Auto Trade	200	100%
11	Changzhi Shijie Transportation	500	Chuanglian Auto Trade	500	100%
12	Licheng Transportation	500	Chuanglian Auto Trade	500	100%
13	Linfen Shijie Transportation	500	Chuanglian Auto Trade	500	100%
14	Quwo Shijie Transportation	500	Chuanglian Auto Trade	500	100%
15	Huozhou Shijie Transportation	500	Chuanglian Auto Trade	500	100%
16	Yuncheng Shijie Transportation	500	Chuanglian Auto Trade	500	100%
17	Hejin Xin Shijie Transportation	200	Chuanglian Auto Trade	200	100%
18	Jincheng Xuyuan Transportation	500	Chuanglian Auto Trade	500	100%
19	Yangcheng Xuyuan Transportation	500	Chuanglian Auto Trade	500	100%
20	Gaoping Shijie Transportation	500	Chuanglian Auto Trade	500	100%

Section 3.04 Chuanglian Auto Trade

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Chuanglian Auto Trade	20000	Kaiyuan Auto Trade	20000	100%

Section 3.05 FounderCo

Name	Outstanding Shares	Shareholder	Amount of Investment （USD$）	Share Percentage
FounderCo	1	Yan Wang	1	100%

11

Section 3.06  AutoChina

Name	Outstanding Shares	Shareholder	Amount of Investment （USD$）	Share Percentage
AutoChina	1000	FounderCo	1000	100%

Section 3.07 Fancy Think

Name	Outstanding Shares	Shareholder	Amount of Investment （HK$）	Share Percentage
Fancy Think	10000	Auto China	10000	100%

Section 3.08 Chuanglian

1.	Registered Capital and Equity Ownership of Chuanglian

Name	Registered Capital （RMB’000）	Shareholder	Amount of Investment （RMB’000）	Share Percentage
Chuanglian	35000	Fancy Think	35000	100%

2.	Control Agreements

List of control agreements:

1.	Business Operation Agreement between Chuanglian and Hua An Investment dated [ ];

2.	Equity Pledge Agreement between Chuanglian and Hua An Investment dated [ ];

3.	Option Agreement between Chuanglian and Hua An Investment dated [ ];

4.	Service Agreement between Chuanglian and Hua An Investment dated [ ];

5.	Voting Proxy Agreement between Chuanglian and Hua An Investment dated [ ];

6.	Business Operation Agreement between Chuanglian and Huiyin Investment dated [ ];

7.	Equity Pledge Agreement between Chuanglian and Huiyin Investment dated [ ];

8.	Option Agreement between Chuanglian and Huiyin Investment dated [ ];

9.	Service Agreement between Chuanglian and Huiyin Investment dated [ ];

10.	Voting Proxy Agreement between Chuanglian and Huiyin Investment dated [ ];

11.	Business Operation Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

12.	Equity Pledge Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

13.	Option Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

14.	Service Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

12

15.	Voting Proxy Agreement between Chuanglian and Kaiyuan Auto Trade dated [ ];

16.	Business Operation Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

17.	Equity Pledge Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

18.	Option Agreement between Chuanglian and Kaiyuan Logistics dated [ ];

19.	Service Agreement between Chuanglian and Kaiyuan Logistics dated [ ]; and

20.	Voting Proxy Agreement between Chuanglian and Kaiyuan Logistics dated [ ].

Section 3.09 Organizational Chart of PRC Subsidiaries

Please refer to Table I.

Section 3.10  Board Member List of AutoChina and Fancy Think

Name	Name
AutoChina	Founder
Fancy Think	Founder

Section 3.13 Material Certificates and Licenses

Please refer to Table II.

Section 3.14(d) Taxation Bureaus

Please refer to Table III.

Section 3.15 Financial Statements

For the 2007 AutoChina Consolidated Financials please see “2007 AutoChina Consolidated Financials.pdf”

For the Interim Financials please see “Interim Financials.pdf”

Section 3.22 Material Contracts

(a)(iii) Joint Venture Contracts

1.	On January 26, 1999, Kaiyuan Real Estate entered into a Joint Venture Agreement with CANADA ADVANTAGE TRADING INC., to establish Kaiyuan Doors and Windows.

2.	On January 5, 2006, Kaiyuan Real Estate entered into a Investment Agreement of Hebei Advertising with Li Yongbin.

3.	On November 15, 2007, Kaiyuan Real Estate entered into a Sino-foreign Joint Venture Agreement of HE BEI AMPLE KAIYUAN CO., LTD. with Top Ray Investments Ltd.

13

4.	On December 24, 2007, Kaiyuan Real Estate entered into a Sino-foreign Joint Venture Agreement of HE BEI XUWEI TRADING CO., LTD. with Heat Planet Holdings Limited.

(a)(iv) Loan Contracts and Guaranty Contracts with amounts exceeding RMB1,000,000

Please refer to Table IV.

(a)(v) Contract with Top-10 Suppliers

1.	Dealership Authorization Agreements

Please refer to Table V.

2.	Financing Agreements

Please refer to Table IV.

3.	Vehicle Purchase Agreements

(i)	The Vehicle Purchase and Sale Agreement entered into by and between Tianjin Shan Zhong Auto Sale Service Co., Ltd. and Kaiyuan Auto Trade on September 28, 2008. The contract value is RMB12,993,900.

Section 3.24(a)

1.
The PRC Subsidiaries listed in Table VI have not provided state-owned land use right certificates or building ownership certificates or other governmental documents, thus we cannot ascertain whether such PRC Subsidiaries have valid and legal use rights to the land being used by them or whether such PRC Subsidiaries have valid and legal ownership or use rights to the houses being used by them.

2.
Kaiyuan Auto Trade, Botou Transportation and Botou Auto Service have provided land use right certificates and building ownership certificates for the houses rented and being used by them.  However, such land and houses are authorized for industry use.  Since the aforesaid companies have not provided the governmental approvals for the change of use of such land and houses, we cannot ascertain whether such PRC Subsidiaries have valid and legal use rights to the land and houses being used by them.

3.
Except for Pingshan Auto Service, Jingxing Transportation, Jingxing Auto Service, Guantao Transportation and Guantao Auto Service, other PRC Subsidiaries have not carried out the lease registration procedures for the houses rented by them.

Section 3.24(k) Real Property List

Please refer to Table VII.

Section 3.25

1.	List of Staff and Status of Execution of Labor Contract

14

Please refer to Table VIII.

2.	Social Insurance and Housing Fund Records

(i)	The following PRC Subsidiaries have not paid social insurance for their employees:

Hebei Meifeng;

Cangzhou Hengyuan;

Handan Baohe;

Tangshan Yachang;

Handan Yacheng;

Hengshui Yuhua;

Kaiyuan Logistics;

Kaiyuan Auto Trade;

Chuanglian;

Chuanglian Auto Trade;

the Transportation Companies; and

the Auto Service Companies.

(ii)	None of the PRC Subsidiaries has paid housing fund for their employees.

Section 3.26

1.	The following PRC Subsidiaries have not obtained relevant governmental approvals or permits or have not carried out relevant procedures for registration or filing:

(i)
Kaiyuan Auto Trade and Chuanglian Auto Trade have not obtained the brand auto sales authorization or entered into the dealership authorization agreements, nor have they been listed in the List of Brand Auto Sales Enterprises;

(ii)
The following 4S Stores I and 4S Stores II that are engaged in secondhand automobile transaction have not carried out the filing procedures with the provincial authority of commerce that are necessary for engaging in such transactions:

Hebei Liantuo;

Hebei Yitong;

Shijiazhuang Yuhua;

Hebei Shengwen;

Hebei Shengkang;

Zhangjiakou Meihua; and

Shijiazhuang Xinhua.

(iii)	No 4S Stores has obtained a Pollutant Discharge Permit;

(iv)	Chuanglian has not carried out the filing procedures for its establishment of any Auto Service Company with the original authority of examination and approval;

(v)	The following PRC Subsidiaries have not obtained the state taxation registration certificates:

15

Kaiyuan Real Estate;

Kaiyuan Logistics;

Tianmei Insurance;

Xingtang Shijie Transportation;

Quyang Transportation;

Anguo Transportation;

Bazhou Transportation;

Rongcheng Transportation;

Gaobeidian Shijie Transportation;

Jinzhou Shijie Transportation;

Qingxian Transportation;

Botou Transportation;

Zanhuang Transportation;

Longyao Transportation;

Yuanshi Shijie Transportation;

Guantao Transportation;

Qingxu Shijie Transportation;

Yangyuan Transportation;

Huailai Transportation;

Zhengding Transportation;

Hejian Transportation;

Huanghua Transportation;

Weixian Transportation;

Zunhua Transportation;

Xingtang Auto Service;

Quyang Auto Service;

Anguo Auto Service;

Bazhou Auto Service;

Rongcheng Auto Service;

Gaobeidian Auto Service;

Jinzhou Auto Service;

Qingxian Auto Service;

Botou Auto Service;

Zanhuang Auto Service;

Longyao Auto Service;

Yuanshi Auto Service;

Guantao Auto Service;

16

Qingxu Auto Service;

Yangyuan Auto Service;

Huailai Auto Service;

Zhengding Auto Service;

Shenzhou Auto Service;

Qixian Auto Service;

Gaoyi Auto Service;

Huanghua Auto Service;

Datong Auto Service; and

Weixian Auto Service.

(vi)	The following PRC Subsidiaries have not completed the renewal of their concurrent-business insurance agent certificates:

Hebei Yitong;

Hebei Shengwen; and

Shijiazhuang Yuhua.

2.	The business licenses of the following PRC Subsidiaries do not contain “brand auto sales” in their business scope:

Handan Baohe;

Hebei Meifeng;

Kaiyuan Auto Trade; and

Chuanglian Auto Trade.

3.	The following PRC Subsidiaries have not been included into the List of Brand Auto Sales Enterprises:

Handan Baohe;

Handan Yacheng;

Hebei Meifeng;

Hengshui Yuhua;

Tangshan Yachang;

Kaiyuan Auto Trade; and

Chuanglian Auto Trade.

4.	The following PRC Subsidiaries have not provided separate authorization certificates for brand auto sales:

Hebei Yitong;

Hebei Shengkang;

Cangzhou Yichang;

Hebei Anchang;

17

Hebei Yuanxinghang;

Cangzhou Deyuan;

Tangshan Yachang;

Handan Yacheng;

Hengshui Yuhua;

Kaiyuan Auto Trade; and

Chuanglian Auto Trade.

5.	The following PRC Subsidiaries have not provided valid and binding dealership authorization agreements:

Tangshan Yachang;

Handan Yacheng;

Handan Baohe;

Kaiyuan Auto Trade; and

Chuanglian Auto Trade.

6.	The dealership authorization agreements entered into by the following PRC Subsidiaries have expired and the renewal thereof has not been completed yet:

Hebei Shengwen;

Shijiazhuang Baohe; and

Hebei Shengmei.

Section 3.31 Bank Account Information

Please refer to Table IX.

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SCHEDULE N

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of this _______ day of ____ 2009, by and between [AutoChina Group Limited or such other name to be approved by SCAC], a corporation duly organized and existing under the laws of the Cayman Islands (the “Company”), and _________, an individual (“Indemnitee”).

BACKGROUND

A.           Indemnitee is an officer and/or member of the Board of Directors of the Company and, in that capacity, performs a valuable service for the Company.  For a variety of reasons, including the frequency, magnitude and often baseless nature of claims and actions brought against corporate officers and directors generally, it is difficult for corporations to attract and retain highly competent persons as officers and directors.  In addition, there exists uncertainty, both as to matters of “substance” and “procedure,” about the protection against such claims provided by statutory, charter and bylaw provisions and through “director and officer” insurance.

B.           The Company’s Articles of Association provide for indemnification of, and advancement of expenses to, the directors of the Company to the maximum extent authorized by Companies Law (2007 Revision) of the Cayman Islands or as the same may be revised from time to time (the “CLCI”), and, together with the CLCI, permit, by their nonexclusive nature, the establishment of indemnification agreements between the Company and its officers and directors.

C.           In order to induce Indemnitee to continue to serve as an officer of the Company or member of the Board of Directors of the Company, and to establish a specific procedure for addressing indemnification matters if and as they arise, the Company has agreed to a contractual indemnification arrangement on the terms set forth in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.           Definitions.  For purposes of this Agreement, the following terms have the following meanings:

(a)           “Agent” means any person (i) who is or was a director, officer, employee or other agent of the Company or (ii) who is or was serving at the request of the Company, or otherwise as a result of that person’s relationship with the Company, as a director, officer, employee or other agent of another foreign or domestic corporation  or of any partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans).

(b)           “Disinterested Director” means a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is sought under this Agreement or otherwise.

(c)           “Expenses” includes any and all direct and indirect costs (including, without limitation, attorneys’ fees and disbursements, court costs, fees and expenses of witnesses, experts, professional advisers and private investigators, arbitration expenses, costs of attachment, appeal or similar bonds, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, and any and all other disbursements or out-of-pocket expenses) actually and reasonably incurred by or on behalf of Indemnitee in connection with either (i) the investigation, defense, settlement or appeal of, or being a witness or participant in, a Proceeding (including preparing for any of the foregoing) or (ii) the establishment or enforcement of any right to indemnification under this Agreement or otherwise or any right to recovery under any liability insurance policy maintained by the Company; provided, however, that “Expenses” shall not include any judgments, fines or amounts paid in settlement.

(d)           “Independent Counsel” means a law firm or attorney that neither is presently nor in the past two years has been retained to represent:  (i) the Company or Indemnitee in any matter material to the Company or Indemnitee, or (ii) any other party to the Proceeding in respect of which indemnification is sought under this Agreement or otherwise.  In addition, the term “Independent Counsel” does not include any law firm or attorney who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement or otherwise.

(e)           “Liabilities” means liabilities and losses of any type whatsoever, including, without limitation, judgments, fines, excise taxes and penalties (including ERISA excise taxes and penalties) and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities and losses), actually incurred by Indemnitee in connection with or as a result of a Proceeding.

(f)           “Proceeding” means any threatened, pending or completed action, suit or proceeding (including any inquiry, hearing, arbitration proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), to which Indemnitee is or was a party, witness or other participant, or is threatened to be made a party, witness or other participant, by reason of the fact that Indemnitee is or was an Agent, or by reason of anything done or not done by Indemnitee in that capacity or in any other capacity while serving as an Agent, whether before or after the date of this Agreement.

2.           Agreement to Indemnify.  Subject to the terms and conditions of, and in accordance with the procedures set forth in, this Agreement, the Company shall hold Indemnitee harmless and indemnify Indemnitee (and Indemnitee’s spouse as provided below), to the fullest extent permitted by the provisions of the CLCI , the Company’s Memorandum of Association or Articles of Association, and other applicable law, from and against all Expenses and Liabilities, including, without limitation, Expenses and Liabilities arising from any Proceeding brought by or in the right of the Company or its stockholders, except such (if any) incurred or sustained by or through the Indemnitee’s own willful neglect or default respectively.  The Company and Indemnitee intend that this Agreement provide for indemnification in excess of that expressly required or permitted by statute, including, without limitation, any indemnification provided by the Company’s Memorandum of Association or Articles of Association, by vote of its stockholders or directors, or by applicable law.  If, after the date hereof, the CLCI or any other applicable law is amended to permit or authorize indemnification of, or advancement of defense expenses to, Indemnitee to a greater extent than is permitted on the date hereof, references in this Agreement to the CLCI or any other applicable law shall be deemed to refer to the CLCI or such applicable law as so amended.

2

3.           Procedural Matters.

(a)           Initial Request.  Whenever Indemnitee believes that, in a specific case, Indemnitee is then entitled to indemnification under this Agreement or under the Company’s Memorandum of Association or Articles of Association, the CLCI or otherwise, Indemnitee shall submit a written notice to the Company requesting an authorization and determination by the Company to that effect.  The notice shall describe the matter giving rise to the request and be accompanied by all appropriate supporting documentation reasonably available to Indemnitee.

(b)           Determination and Payment.  The Company shall make a determination about Indemnitee’s entitlement to indemnification in the specific case no later than 30 days after receipt of Indemnitee’s request.  In making that determination, the person or persons making the determination shall presume that Indemnitee met any applicable standard of conduct required for indemnification, unless the Company shall have affirmatively shown by clear and convincing evidence that Indemnitee did not meet that standard.  The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors. If such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion obtained at the Company’s expense.  If either of those alternative decision-making processes is not initiated within 20 days after receipt of Indemnitee’s request, the determination shall be made by the Company’s stockholders, except that any shares of the Company’s capital stock as to which Indemnitee holds voting power shall not be entitled to vote.  If the person or persons empowered to make the determination either:  (i) affirmatively makes a determination of Indemnitee’s entitlement to indemnification or (ii) fails to make any determination at all within the 30-day period, indemnification shall be considered as authorized and proper in the circumstances, and Indemnitee shall be absolutely entitled to such indemnification, and shall receive payment as promptly as practicable, in the absence of any misrepresentation of a material fact by Indemnitee in the request for indemnification, or a specific determination by a court of competent jurisdiction that all or any part of such indemnification is prohibited by applicable law.  If the person or persons empowered to make the determination find that the Indemnitee is not entitled to indemnification, the Indemnitee shall have the right to apply to a court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.  The termination of any Proceeding by judgment, order, settlement, arbitration award, conviction or upon a plea of solo contender or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful.

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(c)           Advancement of Expenses.  If so requested in a writing by Indemnitee accompanied by appropriate supporting documentation, the Company shall, within 10 days after receipt of the request, advance funds for the payment of Expenses, whether that request is made before or after the final disposition of a Proceeding (including, without limitation, any criminal Proceeding or any Proceeding brought by or in the right of the Company or its stockholders), unless there has been a final determination that Indemnitee is not entitled to indemnification for those Expenses.  If required by law at the time of the advance, the payment of the advance shall be conditioned upon the receipt from Indemnitee of an undertaking (which need not be secured) to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification by the Company.  Any dispute concerning the advancement of Expenses shall be resolved by arbitration before an arbitrator selected by Indemnitee and approved by the Company.  If the parties cannot agree on a single arbitrator, then the claim shall be heard by a panel of three arbitrators, with one selected by Indemnitee, one selected by the Company and one selected jointly by the foregoing two arbitrators.  Each of the arbitrators shall be a litigation or corporate attorney with experience in the field of officer and director indemnification.  The arbitrators shall be selected within 15 days after demand for arbitration and shall render a decision within 30 days after selection, unless good cause is shown for requiring a longer decision period.  The Company shall act in utmost good faith to provide timely information to the arbitrators and to insure Indemnitee a full opportunity to defend against the Company’s claim that Indemnitee is not entitled to an advance of Expenses.  The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee under the dispute resolutions proceedings set forth in this Subsection 3(c), unless a court of competent jurisdiction finds that each of the claims and/or defenses by Indemnitee in the action or proceeding for which an advance is sought was frivolous or made in bad faith.

(d)           Enforcement.  If Indemnitee has not received a determination of entitlement to indemnification or an advance, as the case may be, within the applicable time periods for such actions specified in this Agreement, or if it has been determined that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall be entitled to commence an action in any court of competent jurisdiction (including the court in which the Proceeding as to which Indemnitee seeks indemnification is or was pending) (i) in the former case, seeking enforcement of Indemnitee’s rights under this Agreement or otherwise, or seeking an initial determination by the court, or (ii) in the latter case, challenging any such determination or any aspect thereof, including the legal or factual bases therefor.  The Company hereby consents to service of process and to appear generally in any such proceeding.  It shall be a defense to any such action that applicable law does not permit the Company to indemnify Indemnitee for the amount claimed.  In any such action, the Company shall have the burden of proving that indemnification or advances are not proper in the circumstances of the specific case.  Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct under applicable law, nor an actual determination by the Company that Indemnitee has not met such standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met that standard of conduct.  The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with the successful establishment or enforcement, in whole or in part, by Indemnitee of his right to indemnification or advances.

4

(e)           Notice by Indemnitee and Defense of Proceedings.  Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may give rise to a claim for indemnification under this Agreement or otherwise; provided, however, that a failure of Indemnitee to provide that notice shall relieve the Company from liability only if and to the extent that the failure materially prejudices the Company’s ability to adequately defend Indemnitee in the Proceeding.  With respect to any Proceeding as to which Indemnitee so notifies the Company:

(i)           The Company shall be entitled to participate at its own expense.

(ii)           Except as otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of the Company’s election to assume the defense, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee, other than as provided below.  Indemnitee shall have the right to employ his own counsel in that Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its election so to assume the defense shall be borne by Indemnitee, except to the extent that (x) the employment of counsel by Indemnitee has been authorized by the Company, (y) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or that counsel selected by the Company may not be adequately representing Indemnitee, or (z) the Company has not in fact employed counsel to assume the defense of such Proceeding.  In those cases, the fees and expenses of Indemnitee’s own counsel shall be paid by the Company.

(iii) Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement.  The Company has no obligation to indemnify and hold Indemnitee harmless under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.  The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

4.           Nonexclusivity.  The indemnification provided by this Agreement is not exclusive of or inconsistent with any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or Bylaws, any other agreement, any vote of stockholders or directors, the CLCI, or otherwise, both as to action in Indemnitee’s official capacity and otherwise.  If and to the extent that a change in the CLCI (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Memorandum of Association or Articles of Association or under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

5

5.           Partial Indemnification.  If Indemnitee is entitled to indemnification by the Company for some or a portion of Expenses or Liabilities but not for the total amount, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled to be indemnified.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

6.           Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and/or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer, as the case may be.  If Indemnitee serves as a fiduciary of any employee benefit plan of the Company or any of its subsidiary or affiliated corporations, then to the extent that the Company maintains an insurance policy or policies providing fiduciaries’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any fiduciary.  Upon notice to the Company, either from Indemnitee or from any other source, of the commencement or threat of commencement of any Proceeding or matter which may give rise to a claim for indemnification of Indemnitee and which may be covered by any insurance policy maintained by the Company, the Company shall promptly give notice to the insurer in accordance with the procedures prescribed by such policy and shall thereafter take all necessary or appropriate action to cause such insurer to pay, to or on behalf of Indemnitee all Liabilities and Expenses payable under such policy with respect to such Proceeding or matter.  The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 6 and shall advance to Indemnitee the Expenses of such action in the manner provided in Section 3(c) above.

7.           Other Sources.  Indemnitee shall not be required to exercise any rights Indemnitee may have against any other parties (for example, under an insurance policy purchased by Indemnitee, the Company or any other person or entity) before Indemnitee exercises or enforces Indemnitee’s rights under this Agreement.  However, to the extent the Company actually indemnifies Indemnitee or advances Indemnitee funds in respect of Expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties.  Indemnitee shall assist the Company in enforcing those rights if it pays Indemnitee’s costs and expenses of doing so.  If Indemnitee is actually indemnified or advanced Expenses by any such third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of its obligation to indemnify Indemnitee or to advance Expenses.

8.           Certain Relationships.  The obligations and rights created under this Agreement shall not be affected by any amendment to the Company’s Memorandum of Association or Articles of Association or any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company or any other person or entity.

9.           Severability.  If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Company and Indemnitee.  In any event, the remaining provisions of this Agreement shall remain enforceable to the maximum extent possible.

6

10.          Contribution.  If the indemnification provided in Section 2 of this Agreement is unavailable, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the Proceeding), the Company shall contribute to the amount of Expenses and Liabilities as appropriate to reflect:   (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the Proceeding arose, and (ii) the relative fault of the Company, on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 10.

11.          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

12.          Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, confirmed facsimile or telex transmission or first class mail, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile or telex, or three days after mailing if mailed, to the addresses set forth below:

If to Indemnitee:

[Name]
[Address]

If to the Company:

[AutoChina Group Limited or such other name to be approved by SCAC]
[Address]

or to such other address as either party may designate by notice to the other from time to time.

13.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14.          Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, estate, heirs, executors, administrators, personal or legal representatives and assigns.  The Company shall require any successor corporation (whether by merger, consolidation, or otherwise) by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7

15.           Amendment and Waiver.  This Agreement may not be amended except by a writing executed by both the Company and Indemnitee.  No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged therewith.  A waiver of, or a failure to insist on, complete compliance with any provision of this Agreement shall not be construed as a waiver of a subsequent or different non-compliance, breach or default of that or any other provision of this Agreement.

16.           Acknowledgment.  The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company under this Agreement in order to induce Indemnitee to serve or to continue to serve as a director and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.  The Company further agrees to stipulate in any court proceeding that the Company is bound by all of the provisions of this Agreement.

17.           Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, or Indemnitee’s estate, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

18.           Duration of Agreement.  This Agreement shall continue in effect for so long as Indemnitee is subject to any possible Proceeding, regardless of whether Indemnitee continues to serve as an Agent.

19.           Entire Agreement.  This document contains the final, complete and exclusive statement of the agreement between the Company and Indemnitee with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous understandings, agreements, communications, correspondence or representations by or between the parties, whether written or oral, relating to the subject matter of this Agreement.

8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in its first paragraph.

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC]:

By:

Indemnitee, _____________

SCHEDULE O

NEW SCAC ARTICLES

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME APPROVED BY SCAC]

1.	The name of the Company is [AutoChina Group Limited or such other name approved by SCAC].

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.
Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.
The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$51,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each and 1,000,000 preferred shares of US$0.001 each.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

1

The Companies Law (Revised)
Company Limited by Shares

THE AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME APPROVED BY SCAC]
(Adopted by way of a special resolution passed on _______, 200_)

2

INDEX

SUBJECT	Article No.

Table A	1
Interpretation	2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
[Intentionally Omitted]	22-42
Register Of Members	43-44
Record Dates	45
[Intentionally Omitted]	46-51
Transmission Of Shares	52
[Intentionally Omitted]	53-54
Untraceable Members	55
General Meetings	56-58
Notice Of General Meetings	59-60
Proceedings At General Meetings	61-65
Voting	66, 68-69, 71-77
[Intentionally Omitted]	67-70
Proxies	78-83
Corporations Acting By Representatives	84
No Action By Written Resolutions Of Members	85
Board Of Directors	86
[Intentionally Omitted]	87-88
Disqualification Of Directors	89
Executive Directors	90-91
[Intentionally Omitted]	92-95
Directors’ Fees and Expenses	96-99
Directors’ Interests	100
[Intentionally Omitted]	101-103
General Powers Of The Directors	104-109
Borrowing Powers	110-113
Proceedings Of The Directors	114-125
[Intentionally Omitted]	126
Officers	127-130
Register of Directors and Officers	131
Minutes	132
Seal	133
Authentication Of Documents	134-135
Dividends and Other Payments	136-145
Reserves	146
Capitalization	147-148
Subscription Rights Reserve	149
Accounting Records	150-154
Audit	155-157, 159-160

3

[Intentionally Omitted]	158
Notices	161-163
Signatures	164
Winding Up	165-166
Indemnity	167
Amendment to Memorandum and Articles of Association
and Name of Company	168
Information	169
4

TABLE A

1.            The regulations in Table A in the Schedule to the Companies Law (Revised) do not apply to the Company.

INTERPRETATION

2.            2.1 Certain of the terms contained in these Articles that are listed in the first column of the table below, unless the context otherwise requires, shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING

“Auditor”	the independent auditor of the Company which shall be a firm of independent accountants registered with the Public Company Accounting Oversight Board.

“Articles”	these Articles in their present form or as supplemented or amended or substituted from time to time.

“AutoChina”	AutoChina Group Inc

“AutoChina Acquisition”	the Company’s acquisition of all of the outstanding shares of AutoChina from the AutoChina Shareholders pursuant to the Share Exchange Agreement.

“AutoChina Shareholders”
Honest Best Int’l Ltd (“FounderCo”) and any other registered owner of share capital of AutoChina immediately prior to the consummation of the AutoChina Acquisition and the transactions contemplated by the Share Exchange Agreement.

“AutoChina Shareholders’
Representative”
Yan Wang or such other individual as designated by FounderCo in writing, who has been irrevocably and fully authorized to act on behalf of all of the AutoChina Shareholders with respect to such matters as designated herein.

“Board” or “Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.

“capital”	the share capital from time to time of the Company.

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

5

“clearing house”
a clearing house recognized by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	[AutoChina Group Limited or such other name approved by SCAC].

“Company Shareholders’
Representative”
shall mean James Sha or such other individual as designated by a majority of the existing shareholders of the Company that were also shareholders of the Company immediately prior to the AutoChina Acquisition, such designation in writing, who has been irrevocably and fully authorized to act on behalf of all of the shareholders of the Company with respect to such matters as designated herein.

“competent regulatory
authority”
a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“debenture”	and include debenture stock and debenture stockholder “debenture holder” respectively.
“Designated Stock
Exchange”	the OTC Bulletin Board or such other exchange or interdealer quotation system upon which the Company’s securities are listed or quoted.

“dollars” and “$“	dollars, the legal currency of the United States of America.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Law”	The Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“month”	a calendar month.

“Notice”	written notice unless otherwise specifically stated and as further defined in these Articles.

6

“Office”	the registered office of the Company for the time being.

“ordinary resolution”
a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ Notice has been duly given.

“paid up”	paid up or credited as paid up.

“Register”
the principal register and, where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Registration Office”
in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“Share Exchange Agreement”
a Share Exchange Agreement dated [_______], 2009, made by and among Li Yonghui, Yan Wang, FounderCo, AutoChina, Fancy Think Limited, the entities listed on Schedule A6 thereto, and the Company, with respect to the Company’s acquisition of 1,000 shares of a nominal or par value of US$0.001 each in the capital of AutoChina from FounderCo.

7

“special resolution”
a resolution shall be a special resolution when it has been passed by not less than two-thirds (2/3) of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ Notice, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) percent in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than ten (10) clear days’ Notice has been given; a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.

“Statutes”	the Law and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

“year"	a calendar year.

2.2           In these Articles, unless there be something within the subject or context inconsistent with such construction:

(a)          words importing the singular include the plural and vice versa;

(b)          words importing a gender include both genders and the neuter;

(c)          words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)          the words:

(i)           “may” shall be construed as permissive;

(ii)          “shall” or “will” shall be construed as imperative;

(e)           expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

8

(f)           references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)          save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

(h)          references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

SHARE CAPITAL

3.           3.1           The share capital of the Company at the date on which these Articles come into effect shall be divided into shares of a par value of $0.001 each.

3.2           Subject to the Law, the Company’s Memorandum and Articles of Association and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company shall have the power to purchase or otherwise acquire its own shares and such power shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorised by these Articles for purposes of the Law.

3.3           No share shall be issued to bearer.

ALTERATION OF CAPITAL

4.           The Company may from time to time by ordinary resolution in accordance with the Law alter the conditions of its Memorandum of Association to:

(a)           increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)           consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c)           without prejudice to the powers of the Board under Article 12, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favorable voting rights, must include the words “restricted voting” or “limited voting”;

9

(d)           sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e)           cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

5.           The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorize some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.           The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

7.           Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and installments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

SHARE RIGHTS

8.           Subject to the provisions of the Law, the rules of the Designated Stock Exchange and the Memorandum and Articles of Association and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 12 hereof, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

10

9.           Subject to the Law, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorized by its Memorandum of Association, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by ordinary resolution of the Members determine. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases. If purchases are by tender, tenders shall comply with applicable laws.

VARIATION OF RIGHTS

10.           Subject to the Law and without prejudice to Article 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)           the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class;

(b)           every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)           any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

11.           The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

12.           12.1         Subject to the Law, these Articles (including without limitation the provisions of Article 105) and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

11

 12.2        Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and Articles of Association.

 12.3        Subject to the provisions of Article 105, the Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

13.           The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Subject to the Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14.           Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.           Subject to the Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognize a renunciation thereof by the allottee in favor of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16.           Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

12

17.           17.1         In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

 17.2       Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

18.           Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

19.           Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20.           20.1         Upon every transfer of shares the certificate held by the transferor, if any, shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

 20.2       The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

21.           If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

22.           [Intentionally Omitted]

23.           [Intentionally Omitted]

13

24.           [Intentionally Omitted]

25.           [Intentionally Omitted]

26.           [Intentionally Omitted]

27.           [Intentionally Omitted]

28.           [Intentionally Omitted]

29.           [Intentionally Omitted]

30.           [Intentionally Omitted]

31.           [Intentionally Omitted]

32.           [Intentionally Omitted]

33.           [Intentionally Omitted]

34.           [Intentionally Omitted]

35.           [Intentionally Omitted]

36.           [Intentionally Omitted]

37.           [Intentionally Omitted]

38.           [Intentionally Omitted]

39.           [Intentionally Omitted]

40.           [Intentionally Omitted]

41.           [Intentionally Omitted]

42.           [Intentionally Omitted]

REGISTER OF MEMBERS

43.           43.1         The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

 (a)          the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

 (b)          the date on which each person was entered in the Register; and

 (c)          the date on which any person ceased to be a Member.

 43.2        The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

14

44.           The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge, at the Office or such other place as determined by the Board. The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

45.           For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

 If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If corporate action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

 A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

46.          [Intentionally Omitted]

47.          [Intentionally Omitted]

48.          [Intentionally Omitted]

49.          [Intentionally Omitted]

50.          [Intentionally Omitted]

51.          [Intentionally Omitted]

15

TRANSMISSION OF SHARES

52.           If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognized by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

53.           [Intentionally Omitted]

54.           [Intentionally Omitted]

UNTRACEABLE MEMBERS

55.           55.1        Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending checks for dividend entitlements or dividend warrants by post if such checks or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants after the first occasion on which such a check or warrant is returned undelivered.

 55.2        The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

 (a)          all checks or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorized by the Articles of the Company have remained uncashed;

 (b)          so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

 (c)          the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

 55.3        To give effect to any such sale the Board may authorize some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

16

GENERAL MEETINGS

56.           An annual general meeting of the Company shall be held in each year other than the year of the Company’s incorporation at such time and place as may be determined by the Board.

57.           Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. General meetings may be held at such times and in any location in the world as may be determined by the Board.

58.           Only a majority of the Board or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

NOTICE OF GENERAL MEETINGS

59.           59.1         An annual general meeting and any extraordinary general meeting may be called by not less than ten (10) clear days’ Notice but a general meeting may be called by shorter notice, subject to the Law, if it is so agreed:

(a)           in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)           in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the issued shares giving that right.

 59.2        The notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.

60.           The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

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PROCEEDINGS AT GENERAL MEETINGS

61.           61.1         All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a)           the declaration and sanctioning of dividends;

(b)           consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)           the election of Directors;

(d)           appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers;

(e)           the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors;

(f)            the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 percent (20%) in nominal value of its existing issued share capital; and

(g)           the granting of any mandate or authority to the Directors to repurchase securities of the Company.

 61.2        No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. At any general meeting of the Company, Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

62.           If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

63.           The chairman of the Company shall preside as chairman at every general meeting. If at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.

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64.           The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

65.           If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

66.           Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorized representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or installments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided by a poll.

67.           [Intentionally Omitted]

68.           If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the rules of the Designated Stock Exchange.

69.           A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

70.           [Intentionally Omitted]

71.           Votes may be given either personally or by proxy.

72.           A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

73.           All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

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74.           Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

75.           75.1         A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator horns or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

 75.2        Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

76.           No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered.

77.           If:

(a)           any objection shall be raised to the qualification of any voter; or

(b)           any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)           any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

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PROXIES

78.           Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

79.           The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorized to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

80.           The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

81.           Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

82.           A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

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83.           Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

84.           84.1         Any corporation which is a Member may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorized shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorized is present thereat.

 84.2        If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorize such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorization shall specify the number and class of shares in respect of which each such representative is so authorized. Each person so authorized under the provisions of this Article shall be deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)) including the right to vote individually on a show of hands.

 84.3        Any reference in these Articles to a duly authorized representative of a Member being a corporation shall mean a representative authorized under the provisions of this Article.

ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

85.           A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a special resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date.  Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

BOARD OF DIRECTORS

86.           86.1         At all times prior to December 31, 2010 (the “Concerned Period”), unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2) and not more than seven (7). Following the Concerned Period, the number of Directors shall be such number as determined from time to time by the Members in general meeting. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and shall hold office until their successors are elected or appointed.

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 86.2        Subject to the Articles and the Law, during the Concerned Period, the Directors shall consist of two (2) persons nominated by the AutoChina Shareholders’ Representative, two (2) persons nominated by the Company Shareholders’ Representative and three (3) persons as independent non-executive director (the “Independent Non-Executive Directors”), provided that the Independent Non-Executive Director candidates who are actually nominated shall be mutually agreed upon by the AutoChina Shareholders’ Representative and the Company Shareholders’ Representative.

 86.3        Subject to the provisions of Article 86.2, the Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board. Any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

 86.4        No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

 86.5        Subject to any provision to the contrary in these Articles, a Director may be removed by way of (i) an ordinary resolution of the Members at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement), or (ii) a two-thirds vote of the Board of Directors if such removal is for cause at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

 86.6        Subject to the provisions of Article 86.2, a vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

 86.7        [Intentionally Omitted]

 86.8        [Intentionally Omitted]

87.           [Intentionally Omitted]

88.           [Intentionally Omitted]

DISQUALIFICATION OF DIRECTORS

89.           The office of a Director shall be vacated if the Director:

 89.1        resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

 89.2        becomes of unsound mind or dies;

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 89.3        without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated; or

 89.4        becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

 89.5        is prohibited by law from being a Director; or

 89.6        ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

EXECUTIVE DIRECTORS

90.           The Board may from time to time appoint any one or more of its body to hold any employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

91.           Notwithstanding Articles 96, 97, 98 and 99, an executive director appointed to an office under Article 90 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

92.           [Intentionally Omitted]

93.           [Intentionally Omitted]

94.           [Intentionally Omitted)

95.           [Intentionally Omitted]

DIRECTORS’ FEES AND EXPENSES

96.           The Directors shall receive such remuneration as the Board may from time to time determine. The ordinary remuneration of the Directors shall from time to time be determined by the Board and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

97.           Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

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98.           Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

99.           The Board shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS' INTERESTS

100.         100.1       No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such Director’s or officer’s votes are counted for such purpose, if:

(a)           The material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

(c)           The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the Shareholders.

 100.2      Common or interested Directors may be counted in determining the presence of a quorum and may vote at a meeting of the Board or of a committee which authorizes the contract or transaction.

101.         [Intentionally Omitted]

102.         [Intentionally Omitted]

103.         [Intentionally Omitted]

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GENERAL POWERS OF THE DIRECTORS

104.         104.1       Subject to the provisions of Article 105, the business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

 104.2      Subject to the provisions of Article 105, without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a)           To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(b)           To give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

(c)           To resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.

105.         No director, officer, committee member, employee, agent of the Company or any Group Company (hereinafter, as defined in the Share Exchange Agreement) or any of their respective delegates shall, without a resolution of the board of directors approved with the affirmative consent or approval of at least six (6) members of the Board, take, nor shall they cause or permit the Company or any Group Company to take, any of the following actions (whether in a single transaction or a series of related transactions):

 105.1      the authorization, creation or issuance of any equity or debt securities, warrants, options or other rights to acquire shares of the Company or any Group Company, other than grants of securities, stock options or warrants to directors or employees of the Company or any Group Company pursuant to the Equity Incentive Plan (hereinafter, as defined in the Share Exchange Agreement) and the issuance of shares upon the exercise of such options or warrants;

 105.2      the declaration or payment of a distribution or dividend with respect to any of the shares in the Company or any Group Company, including, without limitation, the repurchase or redemption of any such shares or equity interest (or any warrants, options or other rights to acquire any such shares or equity interest);

 105.3      the merger, amalgamation or consolidation of the Company or any Group Company with any person or any transaction in which the Company or any Group Company immediately before such transaction together with their affiliates do not own or control at least a majority of the voting power of the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s or any Group Company’s domicile);

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 105.4      the sale, lease, exchange, transfer, contribution, mortgage, pledge, encumbrance or other disposition of all or substantially all of the Assets (hereinafter, as defined in the Share Exchange Agreement) and Properties (hereinafter, as defined in the Share Exchange Agreement) of the Company or any Group Company (other than mortgages of Assets and Properties to banks to secure loans in the ordinary course of business consistent with past practice and sound business practice), or the purchase or other acquisition by the Company or any Group Company (whether individually or collectively) of all or substantially all of the Assets and Properties of another Person (hereinafter, as defined in the Share Exchange Agreement) (except for such purchase or acquisition within the amount set forth in the annual business plan approved by the Board);

 105.5      the making of any joint venture or partnership arrangement, or the formation of any subsidiary, each involving capital commitment of RMB5,000,000 or more (except for such joint venture or partnership arrangement made or any subsidiary formed involving capital commitment within the amount set forth in the annual business plan approved by the Board), or any voluntary dissolution, winding-up, liquidation of any subsidiary;

 105.6      the reduction of the authorized share capital or the registered capital, as the case may be, of the Company or any Group Company;

 105.7      the effectuation of any recapitalization, reclassification, reorganization, split-off, spin-off, or filing for bankruptcy with respect to the Company or any Group Company;

 105.8      the approval or material amendment of the annual budget, business plan, or operating plan (including any capital expenditure budget, operating budget and financial plan) of the Company or any Group Company;

 105.9      the incurrence of any indebtedness for borrowed money or the issuance, assumption, guarantee or creation of any liability for borrowed money, the aggregate outstanding amount of which at any given time equal to RMB5,000,000 or more unless such liability is incurred pursuant to the then current business plan;

 105.10    any change in the size or composition of the Board or any Group Company or any committee thereof;

 105.11    any material amendment to the terms of the Share Exchange Agreement, the Registration Rights Agreement (hereinafter, as defined in the Share Exchange Agreement), any executive employment agreement or any indemnification agreement; or

 105.12    any material amendment to the Corporate Governance Rules (as defined below) then in effect.

106.         The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorized under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

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107.         The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

108.         All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

109.         109.1       The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

 109.2      The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

110.         Subject to the provisions of Article 105, the Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.         Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

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112.         Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

113.         113.1       Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

 113.2      The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

114.         The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall not have an additional or casting vote and the resolution shall fail.

115.         A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any Director.

116.         116.1       The quorum necessary for the transaction of the business of the Board shall be equal to a majority of the Board.

 116.2      Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

 116.3      Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

117.         The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board, however, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

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118.         The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

119.         A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

120.         120.1       Subject to the provisions of Article 105, The Board may delegate any of its powers, authorities and discretions to committees, consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

 120.2      All acts done by any such committee in conformity with such regulations, and in fulfillment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

121.         The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

122.         A resolution in writing signed by all the Directors shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

123.         All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

124.         The Board shall establish an audit committee, a nomination committee and a compensation committee.  During the Concerned Period, each such committee shall consist of two (2) members, one being an Independent Non-Executive Director nominated based on the recommendation of the AutoChina Shareholders’ Representative and the other being the Independent Non-Executive Director nominated based on the recommendation of the Company Shareholders’ Representative.  In any event that the two (2) members in any such committee fails to reach a consensus with respect to any matter, such matter shall be submitted to and decided by the Board by a resolution of the board of directors approved with the affirmative consent or approval of at least six (6) members of the Board.

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125.         The Company and each Director shall fully comply with, and shall cause to be complied with, the code of business conduct, the insider trading policy, the related party transaction procedures, the anti-corruption manual, the audit committee charter, the compensation committee charter and the nomination committee charter and other corporate governance policies, procedures, rules and requirements of the Company adopted or to be adopted from time to time by the Board (collectively, the “Corporate Governance Rules”).

126.         [Intentionally Omitted]

OFFICERS

127.         127.1       The officers of the Company shall consist of the Chairman of the Board and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and these Articles.

 127.2      The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

 127.3      The officers shall receive such remuneration as the Directors may from time to time determine.

128.         128.1       The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

 128.2      The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Law or these Articles or as may be prescribed by the Board.

129.         The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

130.         A provision of the Law or of these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

REGISTER OF DIRECTORS AND OFFICERS

131.         The Company shall cause to be kept in one or more books at its Office a Register of Directors and officers in which there shall be entered the full names and addresses of the Directors and officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and officers as required by the Law.

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MINUTES

132.         132.1       The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)           of all elections and appointments of officers;

(b)           of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)           of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

 132.2      Minutes shall be kept by the Secretary at the Office.

SEAL

133.         133.1       The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorized by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by any officer of the Company, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

 Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

 133.2      Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorized agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

134.           Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favor of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

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135.         135.1       The Company shall be entitled to destroy the following documents at the following times

(a)           any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)           any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two  (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)           any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)           any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)           copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.  Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

 135.2      Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

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DIVIDENDS AND OTHER PAYMENTS

136.         Subject to the Law, the Company in general meeting or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

137.         Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Law.

138.         Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)           all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid; and

(b)           all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

139.         The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

140.         The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company.

141.         No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

142.         Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

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143.         All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

144.         Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

145.         145.1       Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)           that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)           the basis of any such allotment shall be determined by the Board;

(ii)           the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

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(iii)        the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)        the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)           that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply;

(i)           the basis of any such allotment shall be determined by the Board;

(ii)         the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)        the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)        the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

 145.2      (a)           The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

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(b)           The Board may do all acts and things considered necessary or expedient to give effect to any capitalization pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in pant, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorize any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

 145.3      The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

 145.4      The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (I) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

 145.5      Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalization issues, distributions of realized capital profits or offers or grants made by the Company to the Members.

RESERVES

146.         146.1       The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Law. The Company shall at all times comply with the provisions of the Law in relation to the share premium account.

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 146.2      Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

147.         The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealized profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

148.         The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorize any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

SUBSCRIPTION RIGHTS RESERVE

149.         The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Law:

 149.1      If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)           as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalized and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

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(b)           the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)           upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)           the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)          the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalized and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)           if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

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 149.2      Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

 149.3      The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

 149.4      A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

ACCOUNTING RECORDS

150.         The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

151.         The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in general meeting.

152.         Subject to the provisions of Article 153, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 56 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

153.         Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 152 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

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154.         The requirement to send to a person referred to in Article 152 the documents referred to in that article or a summary financial report in accordance with Article 153 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 152 and, if applicable, a summary financial report complying with Article 153, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

AUDIT

155.         Subject to applicable law and rules of the Designated Stock Exchange:

 155.1      At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Members appoint another auditor.  Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

 155.2      A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than fourteen (14) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the retiring Auditor.

 155.3      The Members may, at any general meeting convened and held in accordance with these Articles, by ordinary resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

156.         Subject to the Law the accounts of the Company shall be audited at least once in every year.

157.         The remuneration of the Auditor shall be fixed by the Board.

158.         If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

159.         The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

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160.         The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

NOTICES

161.         Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to the Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

162.         Any Notice or other document:

(a)           if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof,

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(b)           if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member; and

(c)           if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant dispatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, dispatch or transmission shall be conclusive evidence thereof.

163.         163.1       Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

 163.2      A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

 163.3      Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

SIGNATURES

164.         For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

WINDING UP

165.         The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up. A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

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166.         166.1       Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

 166.2      If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

 166.3      In the event of winding-up of the Company in the People’s Republic of China, every Member of the Company who is not for the time being in the People’s Republic of China shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in the People’s Republic of China and stating that person’s full name, address and occupation upon whom all summonses, notices, process, orders and judgments in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee, whether appointed by the Member or the liquidator, shall be deemed to be good personal service on such Member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such Member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such Member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

INDEMNITY

167.         167.1       The Directors, Secretary and other officers and every Auditor for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

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 167.2      Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION
AND NAME OF COMPANY

168.         No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by an ordinary resolution of the Members. An ordinary resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

INFORMATION

169.         No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

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SCHEDULE P

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of ___________ __, 2009, among the following persons:

(A)          [AUTOCHINA GROUP LIMITED OR SUCH OTHER NAME TO BE APPROVED BY SCAC] F/K/A SPRING CREEK ACQUISITION CORP., a corporation duly organized and existing under the laws of the Cayman Islands (the “Company”); and

(B)           HONEST BEST INT’L LTD, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”).

RECITALS

WHEREAS, the Company desires to purchase all of FounderCo’s ownership of capital stock of AutoChina (as defined in the Share Exchange Agreement), in consideration for certain Ordinary Shares of the Company, US$0.001 par value with the rights, privileges, restrictions and conditions set out in the New SCAC Articles (as defined in the Share Exchange Agreement) (the “Ordinary Shares”), on the terms and conditions set forth in that certain Share Exchange Agreement, dated _________ __, 2009 by and among the Company, FounderCo, AutoChina, and certain other parties (the “Share Exchange Agreement”); and

WHEREAS, the Share Exchange Agreement provides that the execution and delivery of this Agreement by each of the Company and FounderCo shall be a condition precedent to the consummation of the transactions contemplated in the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

AGREEMENT

1.            DEFINITIONS.

1.1           Certain Defined Terms.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall have the meaning set forth in the Share Exchange Agreement.

“Board” shall have the meaning set forth in the Share Exchange Agreement.

“Business Day” or “business day” shall have the meaning set forth in the Share Exchange Agreement.

“Closing Date” shall have the meaning set forth in the Share Exchange Agreement.

“Person” or “person” shall have the meaning set forth in the Share Exchange Agreement.

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“PRC” shall have the meaning set forth in the Share Exchange Agreement.

“Securities Act” shall have the meaning set forth in the Share Exchange Agreement.

“Subsidiary” or “subsidiary” shall have the meaning set forth in the Share Exchange Agreement.

2.            REGISTRATION RIGHTS.

2.1          Applicability of Rights.  Subject to Section 5.09 of the Share Exchange Agreement, the Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company's securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2          Definitions.  For purposes of this Section 2:

(a)           Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(b)           Form F-3.  The term “Form F-3” shall mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)           Form S-3.  The term “Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           Holder.  For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)           Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

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(f)           Registrable Securities.  The term “Registrable Securities” shall mean: (1) any Ordinary Shares of the Company issued to FounderCo under the Share Exchange Agreement; (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Ordinary Shares described in clause (1) of this subsection (f); and (3) any securities issued or issuable upon any stock split, combination, recapitalization or similar event with respect to any Ordinary Shares described in clause (1) and (2) of this subsection (f).  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144, Regulation S or another exemption from registration under the Securities Act or analogous rule of another jurisdiction.

(g)           Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding.

(h)           Registration Expenses.  The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4, or 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(i)            SEC.  The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(j)            Selling Expenses.  The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4, or 2.5 hereof.

(k)           For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

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2.3          Demand Registration.

(a)           Request by Holders.  If the Company shall, at any time after six (6) months following the date hereof, receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of no less than fifty percent (50%) of such Holders’ Registrable Securities pursuant to this Section 2.3 (or a lesser percentage if the anticipated gross proceeds from the offering shall exceed US$15,000,000), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b)           Underwriting.  If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty percent (20%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

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(c)           Maximum Number of Demand Registrations.  The Company shall not be obligated to effect more than one (1) such demand registrations pursuant to this Section 2.3.

(d)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

2.4          Piggyback Registrations.

(a)           The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(b)           Underwriting.  If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement but subject to the Section 5.09 of the Share Exchange Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded unless otherwise approved by the majority of the Holders of the Registrable Securities in writing.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)           Limit on Piggyback Registration.  There shall be no limit on the number of times the Holders may request the inclusion of Registrable Securities in a Company-initiated registration under this Section 2.4; provided that the Company has no obligation to initiate any such registration.

(d)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has requested to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

2.5          Form F-3 and Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)           Notice.  Promptly give written notice of the proposed registration and the Holder's or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           Registration.  As soon as practicable, use its commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

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(i)            if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000;

(iii)          if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period;

(iv)          if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(b); or

(v)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)          Limit on Form F-3 or Form S-3 Registration.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5; provided that the Company shall not be required to file more than one (1) Form F-3 or Form S-3 registration statements in any twelve (12) month period.

(d)          Underwriting.  If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6          Expenses.  All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4, or 2.5 (but excluding Selling Expenses and expenses for the special counsel of the selling Holders which are not included in the Registration Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to Sections 2.3, 2.4, or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

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2.7          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)           Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, in the case of Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, for a period of up to ninety (90) days; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)           Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)           Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)           Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

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(f)           Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)           Listing.  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)           CUSIP Number.  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)           Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

2.8          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4, or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9          Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4, or 2.5:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or applicable securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

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(i)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)          any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or any applicable securities laws in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subSection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

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(c)           Notice.  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)           Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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(e)           Survival; Consents to Judgments and Settlements.  The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10       Termination of the Company’s Obligations.  The Company’s obligations under Sections 2.3, 2.4, or 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4, or 2.5 shall terminate on the earlier of the (i) third (3rd) anniversary of the Closing Date, or (ii) date in which all of the Registrable Securities may be sold by the Holders without registration pursuant to Rule 144 or 144A.

2.11       Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

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3.           MISCELLANEOUS.

3.1          Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

3.2          Headings. The headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

3.3          Severability.  If any term or other provision of the Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of the Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify the Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

3.4          Entire Agreement.  The Agreement constitutes the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

3.5          Assignment of Registration Rights.  A Holder may assign its rights under the Agreement to a transferee or assignee of such securities with the prior written consent of the Company, provided that: (a) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of the Agreement.

3.6          Arbitration.

(a)           Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved in accordance with this Section 3.6.  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be initially be resolved through consultation.  Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be resolved by arbitration.

(b)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be three arbitrators.  Each of the Company and FounderCo shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  The Chairman of the Centre shall act as the third arbitrator.  If the Parties to the dispute do not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

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(c)           The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 3.6 including the provisions concerning the appointment of arbitrators, the provisions of this Section 3.6 shall prevail.

(d)           The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law, except to the extent required by the terms of the Agreement.

(e)           Each Party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f)            The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

(g)           Each Party shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal.

(h)           A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

3.7          Waiver of Immunity.  To the extent that each of the Parties (including its \assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or Assets and Properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waive such immunity.

3.8          Governing Law.  The Agreement shall be governed by, and construed in accordance with, the law of the state of New York.

3.9          Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year herein above first written.

THE COMPANY:

SPRING CREEK ACQUISITION CORP.

Name:
Title:

FOUNDERCO:

HONEST BEST INT’L LTD

Name: Wang Yan
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE Q

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of ______ __, 2009, by and among HONEST BEST INT’L LTD, a company incorporated and existing under the laws of the British Virgin Islands (“FounderCo”) and SPRING CREEK ACQUISITION CORP., (“SCAC,” which will be renamed as [AutoChina Group Limited or such other name to be approved by SCAC] effective as of the date hereof), a company incorporated and existing under the laws of the Cayman Islands.

RECITALS

A.           SCAC, AutoChina, FounderCo, and certain other parties entered into a Share Exchange Agreement dated __________ __, 2009(the “Share Exchange Agreement”), pursuant to which SCAC will, at the closing of the Share Exchange Agreement, acquire from each AutoChina Shareholder all the shares it holds in AutoChina, and as a part of consideration for such acquisition, issue to each AutoChina Shareholder a certain number of SCAC Ordinary Shares.  Unless otherwise defined herein, terms defined in the Share Exchange Agreement shall have the same meaning where used in this Agreement.

B.           The obligations of SCAC under the Share Exchange Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by FounderCo.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1.           Agreement to Vote.  FounderCo hereby agrees, on behalf of itself and, subject to Section 11(b) below, on behalf of any transferee or assignee of any such SCAC Ordinary Shares owned or to be owned by it, to hold all such SCAC Ordinary Shares registered in its name subject to, and to vote such SCAC Ordinary Shares at regular or special meetings of shareholders and to give its written consent with respect to such SCAC Ordinary Shares in accordance with, the provisions of this Agreement.

2.           Board Size and Composition.  FounderCo shall vote at regular or special meetings of shareholders, and to give its written consent with respect to, such SCAC Ordinary Shares that it owns (or as to which it has voting power) to ensure that the size of the board of directors of SCAC (the “Board”) and the board of directors of AutoChina shall, during a period commencing from the date hereof and ending December 31, 2011(the “Concerned Period”), be set and remain at seven (7) directors, including two (2) persons nominated by the AutoChina Shareholders’ Representative, two (2) persons nominated by the SCAC Shareholders’ Representative and three (3) persons as independent non-executive directors, provided that, the three (3) independent non-executive director candidates who are actually nominated shall be mutually agreed upon by the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative.

3.           Election of Directors.

(a)         Election of Non-Independent Directors.  During the Concerned Period, FounderCo shall vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect two (2) persons nominated by the AutoChina Shareholders’ Representative and two (2) persons nominated by the SCAC Shareholders’ Representative.  Directors nominated by the AutoChina Shareholders’ Representative and by the SCAC Shareholders’ Representative are referred hereinafter as the “AutoChina Nominated Directors” and the “SCAC Nominated Directors,” respectively.

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(b)           Election of Independent Non-executive Directors.  During the Concerned Period, FounderCo shall vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect three (3) individuals nominated in accordance with Section 2 above to the Board as independent non-executive directors or otherwise ensure that the Board, at all times during the Concerned Period, includes three (3) independent non-executive directors nominated in accordance with Section 2 above.  The independent non-executive directors nominated in accordance with Section 2 above based on the mutual agreement of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative are referred to hereinafter as the “Independent Non-Executive Directors.”

4.            Removal; Filling of Vacancies.

(a)           Vacancies of Directors Nominated by AutoChina Shareholders’ Representative.  Within the Concerned Period, upon request by the AutoChina Shareholders’ Representative, FounderCo shall vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to remove from the Board any AutoChina Nominated Directors.  Subject to the satisfaction of the requirements under Section 2 of this Agreement, FounderCo further agrees to vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect an individual nominated or recommended (as the case may be) by the AutoChina Shareholders’ Representative to fill any vacancy created by such removal.  In the event of the resignation, death or disqualification of a AutoChina Nominated Director, the AutoChina Shareholders’ Representative shall promptly nominate or, as the case may be, recommend for nomination, a new director candidate in accordance with Section 2, and FounderCo shall, subject to the satisfaction of the requirements under Section 2 of this Agreement, promptly vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect such nominee to the Board.  Upon the written request of the AutoChina Shareholders’ Representative, and without limiting the generality of Section 7, SCAC shall use commercially reasonable efforts to cause, as promptly as is possible and in compliance with the Current Articles, either a meeting of shareholders to be held or a written consent of shareholders to be circulated, in each case submitting to the vote or written consent of shareholders, respectively, the proposed removal of such director and/or election of a substitute director in lieu thereof in accordance with this Agreement.

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(b)           Vacancies of Directors Nominated by SCAC Shareholders’ Representative.  During the Concerned Period, upon request by the SCAC Shareholders’ Representative, FounderCo shall vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to remove from the Board any SCAC Nominated Directors selected by the SCAC Shareholders’ Representative for such removal.  Subject to the satisfaction of the requirements under Section 2 of this Agreement, FounderCo further agrees to vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect an individual nominated or recommended (as the case may be) by the SCAC Shareholders’ Representative to fill any vacancy created by such removal.  In the event of the resignation, death or disqualification of a SCAC Nominated Director, the SCAC Shareholders’ Representative shall promptly nominate, or as the case may be, recommend for nomination, a new director candidate in accordance with Section 2, and subject to the satisfaction of the requirements under Section 2 of this Agreement, FounderCo shall promptly vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect such nominee to the Board.  Upon the written request of the SCAC Shareholders’ Representative, and without limiting the generality of Section 7, SCAC shall use commercially reasonable efforts to cause, as promptly as is possible and in compliance with the Current Articles, either a meeting of shareholders to be held or a written consent of shareholders to be circulated, in each case submitting to the vote or written consent of shareholders, respectively, the proposed removal of such director and/or election of a substitute director in lieu thereof in accordance with this Agreement.

(c)           Vacancies of Directors Nominated by the Mutual Agreement of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative.  During the Concerned Period, upon a request from each of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative, FounderCo shall vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to remove from the Board any Independent Non-Executive Directors selected by each of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative for such removal.  Subject to the satisfaction of the requirements under Section 2 of this Agreement, FounderCo further agrees to vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect an individual nominated or recommended (as the case may be) based on the mutual agreement of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative to fill any vacancy created by such removal.  In the event of the resignation, death or disqualification of a Independent Non-Executive Director, the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative shall promptly nominate, or as the case may be, recommend for nomination, a new director candidate in accordance with Section 2, and subject to the satisfaction of the requirements under Section 2 of this Agreement, FounderCo shall promptly vote at regular or special meetings of shareholders and give its written consent with respect to, all the SCAC Ordinary Shares then owned by it (or as to which it then has voting power) to elect such nominee to the Board.  Upon the written request of each of the AutoChina Shareholders’ Representative and the SCAC Shareholders’ Representative, and without limiting the generality of Section 7, SCAC shall use commercially reasonable efforts to cause, as promptly as is possible and in compliance with the Current Articles, either a meeting of shareholders to be held or a written consent of shareholders to be circulated, in each case submitting to the vote or written consent of shareholders, respectively, the proposed removal of such director and/or election of a substitute director in lieu thereof in accordance with this Agreement.

5.           Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable during the term of this Agreement.

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6.           Specific Enforcement.  Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7.           Covenants of SCAC.  SCAC agrees to use commercially reasonable efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of SCAC’s commercially reasonable efforts to cause the nomination and election of the directors as provided above, by causing a meeting of shareholders to be held or by causing a written consent of shareholders to be circulated.  SCAC will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by SCAC, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

8.           Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

9.           Termination.  This Agreement shall terminate on the first day following the end of the Concerned Period.

10.          Amendments and Waivers.  Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all the parties.  Any amendment or waiver so effected shall be binding upon the parties and all of their respective successors and assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver.

11.          Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon the successors in interest, heirs and assigns to any of SCAC Ordinary Shares owned or to be owned by FounderCo, as applicable.  SCAC shall not permit the transfer of any of such SCAC Ordinary Shares on its books or issue a new certificate representing any of such SCAC Ordinary Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were FounderCo.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(b)           Notwithstanding otherwise provided herein, if any party unrelated to the FounderCo or AutoChina (as the case may be) acquires any SCAC Ordinary Shares from FounderCo (as the case may be) through the open market and such acquisition is made in compliance with all applicable laws and regulations, then the provisions of this Agreement shall not be binding on such party.

12.          Share Splits, Share Dividends, etc.  In the event of any issuance of shares of SCAC’s voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any share split, share dividend, recapitalization, capital reorganization, or the like), such shares shall become subject to this Agreement.

13.          Governing Law; Arbitration.  This Agreement shall be governed by, and construed in accordance with, the law of the state of New York.

(a)           Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved in accordance with this Section 13.  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be initially be resolved through consultation.  Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be resolved by arbitration.

(b)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be three arbitrators.  SCAC, on the one hand, and FounderCo, on the other hand, shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration.  The Chairman of the Centre shall act as the third arbitrator.  If SCAC or FounderCo does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c)           The arbitration proceedings shall be conducted in English.  The arbitration tribunal shall apply the UNCITRAL Arbitration Rules in effect at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 13 including the provisions concerning the appointment of arbitrators, the provisions of this Section 13 shall prevail.

(d)           The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law, except to the extent required by the terms of this Agreement.

(e)           Each Party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f)           The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

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(g)           Each Party shall cooperate and use their respective best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal.

(h)           A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

14.          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.          Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(A)	Party:	FounderCo
	Contact Address:	Rom 3713, The Center, 99 Queen’s Road Central, Hong Kong
	Attention:	Lynch Consultancy Limited

(B)	Party:	SCAC
	Contact Address:	10F, Room#1005, Fortune Int’l Building, No. 17
North DaLiuShu Road, Hai Dian District
Beijing 100081, People’s Republic of China
	Attention:	James Sha

16.           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

17.           Enforceability; Severability.  The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into such other documents so as to make effective and enforceable the intent of this Agreement.

18.           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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19.           Counterparts.  This Agreement may be executed in any number of counterparts, which shall together constitute one agreement.  Any party may enter into this Agreement by signing any such counterpart.

*           *           *

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

FOUNDERCO:

HONEST BEST INT’L LTD

Name: Wang Yan
Title: Director

SCAC:

SPRING CREEK ACQUISITION CORP.

Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

SCHEDULE R

GUARANTEE AGREEMENTS

Name	No.	Contract

Hua An Investment	1.	Guarantee Agreement in relation to the Authorized Distributor Financing Agreement between GMAC-SAIC (上汽通用汽车金融公司) and Hebei Anchang dated March 5, 2007

	2.	Guarantee Agreement in relation to the Authorized Distributor Financing Agreement between GMAC-SAIC (上汽通用汽车金融公司) and Hebei Shengkang dated November 13, 2006

	3.	RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Yuanxinghang and GMAC-SAIC (上汽通用汽车金融公司) dated January 19, 2007

	4.	RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Cangzhou Yichang and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006

	5.	RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Yitong and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006

	6.	RMB Loan Guarantee Contract providing for the guarantee of the loan under the Authorized Dealer Loan Agreement between Hebei Shengkang and GMAC-SAIC (上汽通用汽车金融公司) dated November 13, 2006